                                                                  EXECUTION COPY
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              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION,

                                   Depositor,

                     GREYSTONE SERVICING CORPORATION, INC.,

                                Master Servicer,

                         GREYSTONE FUNDING CORPORATION,

                                     Seller,

                               DAIWA FINANCE CORP.

                                     Seller,

                                       and

                             LASALLE NATIONAL BANK,

                                     Trustee

                                  -------------

                         POOLING AND SERVICING AGREEMENT


                          Dated as of December 1, 1996

                                   relating to

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-FHA1

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE I

                       DEFINITIONS; CERTAIN CALCULATIONS

SECTION 1.01.        Definitions.............................................  4
SECTION 1.02.        Certain Calculations Respecting the Mortgage Pool....... 39

                                  ARTICLE II

                           CONVEYANCE OF TRUST FUND;
                        REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.        Conveyance of Mortgage Assets........................... 41
SECTION 2.02.        Acceptance of the Trust Fund by Trustee; Review of
                     Mortgage Loan Documentation............................. 45
SECTION 2.03.        Representations, Warranties and Covenants of the
                            Depositor........................................ 47
SECTION 2.04.        Representations, Warranties and Covenants of the Master
                     Servicer and each Seller................................ 48
SECTION 2.05.        Execution, Authentication and Delivery of Class R-I
                     Certificates; Creation of REMIC I Regular Interests..... 57
SECTION 2.06.        Conveyance of REMIC I Regular Interests; Acceptance of
                     REMIC II by Trustee..................................... 58
SECTION 2.07.        Execution, Authentication and Delivery of Class R-II
                     Certificates; Creation of REMIC II Regular Interests.... 58
SECTION 2.08.        Conveyance of REMIC II Regular Interests; Acceptance of
                     REMIC III by Trustee.................................... 58
SECTION 2.09.        Execution, Authentication and Delivery of REMIC III
                     Certificates............................................ 58
SECTION 2.10.        Retained Yield.......................................... 59

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                 OF TRUST FUND

SECTION 3.01.        General Servicing Provisions............................ 61
SECTION 3.02.        Administration of GNMA Certificates and FHA
                     Debentures.............................................. 63
SECTION 3.03.        Collection of Mortgage Asset Payments................... 63
SECTION 3.04.        Rights of the Depositor and the Trustee in Respect of the
                     Master Servicer and each Seller......................... 64

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SECTION 3.05.        Sub-Servicers........................................... 64
SECTION 3.06.        Collection of Taxes, Assessments and Similar Items;
                     Escrow Accounts......................................... 65
SECTION 3.07.        Reserve Accounts........................................ 66
SECTION 3.08.        Maintenance of the Custodial Account.................... 66
SECTION 3.09.        Permitted Withdrawals from the Custodial Account........ 68
SECTION 3.10.        Maintenance of Hazard Insurance and Other Insurance..... 70

SECTION 3.11.        Enforcement of Due-On-Sale and Due-On-Encumbrance
                     Clauses; Assumption Agreements.......................... 70
SECTION 3.12.        Maintenance of FHA Mortgage Insurance; Collection
                     Thereunder.............................................. 72
SECTION 3.13.        Trustee to Cooperate; Release of Mortgage Files......... 74
SECTION 3.14. Documents, Records and Funds in Possession of Master Servicer to be Held on Behalf of the Trustee for the
                     Benefit of the Certificateholders....................... 75
SECTION 3.15.        Sale of Defaulted Mortgage Loans and FHA Debentures..... 76
SECTION 3.17.        Reports to the Depositor; Account Statements............ 77
SECTION 3.18.        Annual Statement as to Compliance....................... 78
SECTION 3.19.        Annual Independent Public Accountants' Servicing
                     Report.................................................. 78
SECTION 3.20.        Access to Certain Information........................... 79

                                  ARTICLE IV

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.        Collection Account...................................... 80
SECTION 4.02.        Distributions........................................... 81
SECTION 4.03.        Statements to Certificateholders; Collection Reports.... 86
SECTION 4.04.        Allocation of Realized Losses and Certain Other Expenses
                     and Shortfalls.......................................... 91
SECTION 4.05.        Prepayment Interest Shortfalls.......................... 92
SECTION 4.06.        Calculations............................................ 92
SECTION 4.07.        Use of Agents........................................... 94

                                   ARTICLE V

                                   ADVANCES

SECTION 5.01.        Monthly Advances by the Master Servicer................. 95
SECTION 5.02.        Monthly Advance Procedures.............................. 96
SECTION 5.03.        Servicing Advances...................................... 97
SECTION 5.04.        Nonrecoverable Advances................................. 97
SECTION 5.05.        Interest on Advances.................................... 98

                                  ARTICLE VI

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                               THE CERTIFICATES

SECTION 6.01.        The Certificates........................................ 99
SECTION 6.02.        Registration of Transfer and Exchange of Certificates...100
SECTION 6.03.        Mutilated, Destroyed, Lost or Stolen Certificates.......104
SECTION 6.04.        Persons Deemed Owners...................................105
SECTION 6.05.        Access to List of Certificateholders' Names and
                     Addresses...............................................105
SECTION 6.06.        Maintenance of Office or Agency.........................105
SECTION 6.07.        Book-Entry Certificates.................................106

SECTION 6.08.        Notices to Clearing Agency..............................107
SECTION 6.09.        Definitive Certificates.................................107

                                  ARTICLE VII

              THE DEPOSITOR, EACH SELLER AND THE MASTER SERVICER

SECTION 7.01.        Liabilities of the Depositor, each Seller and the Master
                     Servicer................................................108
SECTION 7.02.        Merger or Consolidation of the Depositor, each Seller or
                     the Master Servicer.....................................108
SECTION 7.03.        Limitation on Liability of the Depositor, the Master
                     Servicer and Others.....................................109
SECTION 7.04.        Master Servicer Not to Resign...........................109
SECTION 7.05.        Errors and Omissions Insurance; Fidelity Bonds..........110
SECTION 7.06.        Depositor, each Seller and Master Servicer May Own
                     Certificates............................................110

                                 ARTICLE VIII

                                    DEFAULT

SECTION 8.01.        Events of Default.......................................111
SECTION 8.02.        Trustee to Act; Appointment of Successor................113
SECTION 8.03.        Notification to Certificateholders......................114
SECTION 8.04.        Other Remedies of Trustee...............................114

                                  ARTICLE IX

                            CONCERNING THE TRUSTEE

SECTION 9.01.        Duties of Trustee.......................................116
SECTION 9.02.        Certain Matters Affecting the Trustee...................118
SECTION 9.03.        Trustee Not Liable for Certificates or Mortgage Loans...119
SECTION 9.04.        Trustee May Own Certificates............................120
SECTION 9.05.        Trustee's Fees and Expenses.............................120
SECTION 9.06.        Eligibility Requirements for Trustee....................121
SECTION 9.07.        Resignation and Removal of Trustee......................121
SECTION 9.08.        Successor Trustee.......................................122

SECTION 9.09.        Merger or Consolidation of Trustee......................122
SECTION 9.10.        Appointment of Co-Trustee or Separate Trustee...........122
SECTION 9.11.        Representations and Warranties of the Trustee...........124
SECTION 9.12.        Certain Reports by the Trustee..........................125
SECTION 9.13.        Non-assignment of Putable Mortgage Loans................125

                                   ARTICLE X

                                  TERMINATION

SECTION 10.01.       Termination upon Liquidation or Repurchase of all

                     Mortgage Loans..........................................126
SECTION 10.02.       Procedure Upon Optional Termination.....................127
SECTION 10.03.       Additional Termination Requirements.....................128

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

SECTION 11.01.       Amendment...............................................129
SECTION 11.02.       Recordation of Agreement; Counterparts..................130
SECTION 11.03.       Governing Law...........................................130
SECTION 11.04.       Notices.................................................130
SECTION 11.05.       Severability of Provisions..............................131
SECTION 11.06.       Limitation on Rights of Certificateholders..............131
SECTION 11.07.       Certificates Nonassessable and Fully Paid...............132
SECTION 11.08.       HUD Regulations and Documents Control...................132
SECTION 11.09.       Miscellaneous REMIC Provisions..........................132

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                                           EXHIBITS

Exhibit A-1:          Form of Class A-1 Certificate........................A-1-1
Exhibit A-2:          Form of Class A-2 Certificate........................A-2-1
Exhibit A-3:          Form of Class A-3 Certificate........................A-3-1
Exhibit A-4:          Form of Class A-4 Certificate........................A-4-1
Exhibit A-5:          Form of Class A-Z Certificate........................A-5-1
Exhibit A-6:          Form of Class S Certificate..........................A-6-1
Exhibit A-7:          Form of Class B Certificate..........................A-7-1
Exhibit A-8:          Form of Class R-I Certificate........................A-8-1
Exhibit A-9:          Form of Class R-II Certificate.......................A-9-1
Exhibit A-10:         Form of Class R-III Certificate.....................A-10-1
Exhibit B-1:          Greystone Funding Schedule of Mortgage Assets........B-1-1
Exhibit B-2:          Daiwa Finance Schedule of Mortgage Assets............B-2-1
Exhibit C:            Form of Certification of Trustee.....................C-1-1
Exhibit D-1:          Form of Transferor Representation Letter.............D-1-1
Exhibit D-2:          Form of Transferee Representation Letter.............D-2-1
Exhibit E:            Form of Investor Letter relating to ERISA..............E-1
Exhibit F-1:          Form of Transfer Affidavit and Agreement.............F-1-1
Exhibit F-2:          Form of Transfer Certificate.........................F-2-1
Exhibit G:            Letter of Representations..............................G-1
Exhibit H-1:          Form of Lost Note Affidavit and Indemnity for
                      Greystone Funding......................................H-1
Exhibit H-2:          Form of Lost Note Affidavit and Indemnity for Daiwa
                      Finance................................................H-1

            THIS POOLING AND SERVICING AGREEMENT, dated as of December 1, 1996, is hereby executed by and among AMERICAN SOUTHWEST FINANCIAL SECURITIES

CORPORATION, as depositor (the "Depositor"), GREYSTONE SERVICING CORPORATION, INC., as master servicer (the "Master Servicer"), GREYSTONE FUNDING CORPORATION, as seller ("Greystone" or "Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa" or "Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and together, the "Sellers"), and LASALLE NATIONAL BANK, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

                              PRELIMINARY STATEMENT

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Assets (as defined herein), exclusive of any Retained Yield (as defined herein) collected thereon, and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. With respect to each Mortgage Asset, there shall be a corresponding "regular interest" in REMIC I (each, a "REMIC I Regular Interest"). The designation for each such REMIC I Regular Interest shall be the Mortgage Asset identifying number for the related Mortgage Asset set forth on the Mortgage Asset Schedules attached hereto as Exhibit B-1 and Exhibit B-2. The remittance rate (the "REMIC I Remittance Rate") and initial stated principal amount (the initial "Uncertificated Principal Balance") will equal the initial Net Asset Rate and Cut-off Date Balance (each as defined herein), respectively, for the Mortgage Asset that corresponds thereto as of the Closing Date. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G- 1(a)(4)(iii)) for each REMIC I Regular Interest shall be the first Distribution Date (as defined herein) that follows the Stated Maturity Date (as defined herein) for the Mortgage Asset that corresponds thereto as of the Closing Date. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "REMIC II Remittance Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the Mortgage Asset included in the Trust Fund as of the

Closing Date with the longest remaining term to stated maturity. None of the REMIC II Regular Interests will be certificated.

                      REMIC II         Initial Uncertificated
 Designation       Remittance Rate       Principal Balance
 -----------       ---------------       -----------------

     A-1            Variable(1)               $40,317,000
     A-2            Variable(1)               $38,978,000
     A-3            Variable(1)               $55,487,000
     A-4            Variable(1)               $58,824,000
     A-Z            Variable(1)               $67,712,000
      B             Variable(1)                $5,192,464

---------------
(1)  Calculated in accordance with the definition of "REMIC II Remittance Rate".

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the class designation, pass-through rate (the "Pass-Through Rate") and initial aggregate stated principal amount (the initial "Class Principal Balance") for each of the Classes of Certificates representing "regular interests" in REMIC III (the "REMIC III Regular Certificates"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Regular Certificates (or, in the case of the Class S Certificates, for each "regular interest" in REMIC III represented thereby) shall be the first Distribution Date that follows the Stated Maturity Date for the Mortgage Asset included in the Trust Fund as of the Closing Date with the longest remaining term to stated maturity.

   Class                                  Initial Class
Designation     Pass-Through Rate         Principal Balance
-----------     -----------------         -----------------

 Class S             Variable(1)              N/A(1)
 Class A-1        6.675% per annum        $40,317,000
 Class A-2        7.000% per annum        $38,978,000
 Class A-3        7.125% per annum        $55,487,000
 Class A-4        7.290% per annum        $58,824,000
 Class A-Z        7.248% per annum        $67,712,000
 Class B          6.500% per annum        $ 5,192,464

---------------------------------

(1) The Class S Certificates will not have a Class Principal Balance and will accrue interest as provided herein at the related Pass-Through Rate in effect from time to time on a hypothetical or notional principal amount (a "Class Notional Amount") that is equal to the aggregate of the Uncertificated Principal Balances of the REMIC

      II Regular Interests outstanding from time to time. The Class S Certificates actually represent six separate "regular interests" in REMIC III (the "Class S REMIC III Regular Interests"), each of which constitutes an interest-only strip off one of the six REMIC II Regular Interests. Each such Class S REMIC III Regular Interest accrues interest, as provided herein, on a notional amount equal to the Uncertificated Principal Balance of the related REMIC II Regular Interest outstanding from time to time at a per annum rate equal to the excess, if any, of the REMIC II Remittance Rate in effect from time to time for the related REMIC II Regular Interest, over the fixed Pass-Through for the Class of REMIC III Certificates with the same alphabetical and/or numerical Class designation as the alphabetical and/or numerical designation for such REMIC II Regular Interest. The Class Notional Amount for the Class S Certificates represents an aggregation of the notional amounts on which the Class S REMIC III Regular Interests accrue interest, and the Pass-Through Rate for the Class S Certificates represents a weighted average of the per annum rates at which the Class S REMIC III Regular Interests accrue interest. Each of the Class S REMIC III Regular Interest shall have the designation produced by combining the letter "S" with the alphabetical and/or numerical designation for the related REMIC II Regular Interest (i.e., SA-1, SA-2, SA-3, SA-4, SA-Z and SB, respectively).

            The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The aggregate of the Cut-off Date Balances of the Mortgage Assets, the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests, the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests and the aggregate of the Class Principal Balances of the respective Classes of REMIC III Regular Certificates will in each case be $266,510,464.

                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance and the Trustee agree as follows:

                                   ARTICLE I

                       DEFINITIONS; CERTAIN CALCULATIONS

            SECTION 1.01.     Definitions.

            Whenever used in this Agreement, the following words and phrases,

unless the context otherwise requires, shall have the following meanings:

            Accrual Termination Date: With respect to the Class A-Z Certificates, the Distribution Date that is the earliest of (i) the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been (or, based upon the Principal Distribution Amount, will be) reduced to zero on or prior thereto, (ii) the Class A Principal Distribution Cross-Over Date and (iii) the final Distribution Date in connection with a termination of the Trust Fund.

            Accrued Certificate Interest: With respect to any Class of REMIC III Regular Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of the Class S Certificates for any Distribution Date shall represent the aggregation of the Accrued Certificate Interest in respect of the respective Class S REMIC III Regular Interests for such Distribution Date, which as to any Class S REMIC III Regular Interest shall equal, with respect to any Distribution Date, one month's interest at the Class S Strip Rate applicable to such Class S REMIC III Regular Interest for such Distribution Date, accrued on a notional amount equal to the Uncertificated Principal Balance of the related REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            Additional Trust Fund Expense: Any expense of the Trust Fund the payment of which resulted in any Holders of REMIC III Regular Certificates receiving less than the full amount of interest, principal or both to which they are entitled.

            Advance:  Any Monthly Advance or Servicing Advance.

            Advance Interest: Interest accrued on any Advance at the Reimbursement Rate, limited by the Advance Interest Cap, and payable to the Master Servicer or the Trustee, as the case may be, in accordance with Section 5.05.

            Advance Interest Cap: $472,001, or at the request of the Master Servicer or the Trustee, such greater amount as to which the Master Servicer or the Trustee has obtained written confirmation from the Rating Agency that there would be no resulting downgrade, withdrawal or qualification of the then-current rating of any Class of Rated Certificates.

            Adverse REMIC Event: Either (i) the endangerment of the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (ii) the imposition of a tax upon any of REMIC I, REMIC II or REMIC III or any of their respective transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto.

            Annual Debt Service:  As defined in the Prospectus Supplement.

            Assignment of Leases: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            Available Distribution Amount: With respect to any Distribution Date, the sum of the following amounts: (a) the aggregate of all cash amounts received on or in respect of the Mortgage Assets (including, without limitation, all Monthly Payments received on the Mortgage Loans; scheduled payments received on the GNMA Certificates and any FHA Debentures; any Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (including, without limitation, FHA Insurance Benefits received in the form of cash) and Repurchase Proceeds received on the Mortgage Assets; and any other amounts (exclusive of Monthly Advances and Compensating Interest Payments) required to be deposited in the Collection Account and/or the Custodial Account hereunder), in each case to the extent so received by the related Determination Date, required to be deposited in the Collection Account or the Custodial Account and not previously withdrawn from the Collection Account or Custodial Account for distribution to Certificateholders or otherwise in accordance with this Agreement prior to such date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected on the Mortgage Loans but due on a Due Date subsequent to the related Collection Period; (ii) Prepayment Premiums; (iii) Retained Yield; (iv) amounts that are currently payable or reimbursable to the Master Servicer, the Depositor, a Seller or the Trustee pursuant to Section 3.09 and/or Section 4.01 hereof or to be used in accordance with this Agreement to pay any other expenses of the Trust Fund not previously reimbursed hereunder; (v) amounts received on Mortgage Assets previously purchased by a Seller, the Master Servicer, the Trustee or a Majority Class B Certificateholder or otherwise previously removed from the Trust Fund; and (vi) amounts due on or before the Cut-off Date; and (b) all Monthly Advances made by the Master Servicer or the Trustee and Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date. With respect to the final Distribution

Date, any Termination Price paid (exclusive of any portion thereof allocable to the items described in clauses (a)(iii) and (a)(iv) above) will constitute part of the related Available Distribution Amount.

            Bankruptcy Code: The United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

            Beneficial Holder: A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate, as defined in Section 6.07 hereof.

            BIF:  The Bank Insurance Fund, or any successor thereto.

            Book-Entry Certificate: Any Class S, Class A-1, Class A-2, Class A-3, Class A-4 or Class A-Z Certificate.

            Book-Entry Custodian: The custodian appointed pursuant to Section 6.07.

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York or the state in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

            CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            Certificate: Any Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class B, Class R-I, Class R-II or Class R-III Certificate executed and authenticated by the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits hereto.

            Certificate Factor: With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) except where herein specifically stated otherwise, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, Greystone Funding, Daiwa Finance, the Master Servicer or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, Greystone Funding, Daiwa Finance, the Master Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Trustee shall be entitled to request and rely upon a certificate of the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer, as the case may be, in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Beneficial Holders as they may indirectly exercise such rights through DTC, the Participants and the Indirect Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            Certificate Notional Amount: With respect to any Class S Certificate, as of any date of determination, the then hypothetical or notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class S Certificates.

            Certificate Principal Balance: With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate in the related Class of Certificates, multiplied by (b) the Class Principal Balance of such Class of Certificates then outstanding.

            Certificate Register: The register maintained pursuant to Section 6.02(a) hereof.

            Class: Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            Class A Certificate: Any Class A-1, Class A-2, Class A-3, Class A-4 or Class A-Z Certificate.

            Class A Principal Distribution Cross-Over Date: The first Distribution Date as of which the Class Principal Balance of the Class B Certificates has been (or, based on the Principal Distribution Amount and the expected allocation of Realized Losses and Additional Trust Fund Expenses, will
be) reduced to zero on or prior thereto as a result of the allocation of Realized Losses and/or Additional Trust Fund Expenses as described herein.

            Class A-1 Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A-1 Certificate.

            Class A-2 Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-2 hereto and designated as a Class A-2 Certificate.

            Class A-3 Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-3 hereto and designated as a Class A-3 Certificate.

            Class A-4 Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-4 hereto and designated as a Class A-4 Certificate.

            Class A-Z Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-5 hereto and designated as a Class A-Z Certificate.

            Class B Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-7 hereto and designated as a Class B Certificate.

            Class Notional Amount: The aggregate hypothetical or notional principal amount on which the Class S Certificates accrues interest from time to time. As of any date of determination, the Class Notional Amount of the Class S Certificates shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests outstanding immediately prior to such date.

            Class Principal Balance: The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions made thereon on such Distribution Date pursuant to Section 4.02(a) and/or 10.02(d), as applicable, and if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a). In addition, on each Distribution Date on or prior to the Accrual Termination Date, the Class Principal Balance of the Class A-Z Certificates shall be increased by an amount equal to the Monthly Class A-Z Accrual Amount, if any, for such Distribution Date. Neither the Class S Certificates nor the Residual Certificates shall have Class Principal Balances.

            Class R-I Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-8 hereto and designated as a Class R-I Certificate.

            Class R-II Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-9 hereto and designated as a Class R-II Certificate.

            Class R-III Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-10 hereto and designated as a Class R-III Certificate.


            Class S Certificate: A Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-6 hereto and designated as a Class S Certificate.

            Class S REMIC III Regular Interest: Any of the six "regular interests" in REMIC III that are represented by the Class S Certificates and that, in each case, constitute interest-only strips off one of the six REMIC II Regular Interests. Set forth below is the designation for each such "regular interest" in REMIC III and the related REMIC II Regular Interest:

            Class S REMIC III             Related REMIC II
            Regular Interest              Regular Interest
            ----------------              ----------------

                  SA-1                          A-1
                  SA-2                          A-2
                  SA-3                          A-3
                  SA-4                          A-4
                  SA-Z                          A-Z
                  SB                            B


            Class S Strip Rate: With respect to any Class S REMIC III Regular Interest, for any Distribution Date, a per annum rate equal to the excess, if any, of the REMIC II Remittance Rate for the related REMIC II Regular Interest for such Distribution Date, over the fixed Pass-Through Rate for the Class of Sequential Pay Certificates with the same alphabetical and/or numerical class designation as the designation for the related REMIC II Regular Interest.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

            Closing Date: December 27, 1996.

            Code: The Internal Revenue Code of 1986, as amended.

            Collection Account: The separate account or accounts created and maintained by the Trustee pursuant to Section 4.01 hereof in the name of the Trustee for the benefit of the Certificateholders, which account or accounts must be an Eligible Account or Accounts.

            Collection Period: With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) to and including the Determination Date in the calendar month in which such Distribution Date occurs.


            Collection Report: As defined in Section 4.03(b) hereof.

            Compensating Interest: As defined in Section 4.05 hereof.

            Condemnation Proceeds: Amounts paid by the applicable governmental authority in connection with the condemnation of any Mortgaged Property or the taking of all or any portion thereof by right of eminent domain, which amounts have not been applied to the restoration of the related property or released to the related Mortgagor.

            Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to the Trust Fund shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention:
Asset-Backed Securities Trust Services Department, ASW-FHA1.

            CPR: As defined in the Prospectus Supplement.

            Custodial Account: The deposit account or accounts created and maintained by the Master Servicer pursuant to Section 3.08 hereof in the name of the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, which account or accounts must be an Eligible Account or Accounts.

            Cut-off Date: December 1, 1996.

            Cut-off Date Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of the payment of principal due thereon on such date, whether or not received; and, with respect to any GNMA Certificate, the unpaid principal balance thereof as of the Cut-off Date, exclusive of the payment of principal due on the related Underlying Mortgage Loan on such date (to the extent distributable on such GNMA Certificate), whether or not received.

            Cut-off Date Debt Service Coverage Ratio: As defined in the Prospectus Supplement.

            Daiwa or Daiwa Finance: Daiwa Finance Corp. or its successor in interest.

            Daiwa GNMA Certificate: Any of the GNMA Certificates identified on the Daiwa Mortgage Asset Schedule attached hereto as Exhibit B-2.

            Daiwa Mortgage Asset: Any of the Mortgage Assets identified on the Daiwa Mortgage Asset Schedule attached hereto as Exhibit B-2.

            Daiwa Mortgage Asset Purchase Agreement: The mortgage asset purchase agreement, dated as of December 19, 1996, between Daiwa Finance and the Depositor (and acknowledged and agreed to by Daiwa Securities America Inc.).

            Daiwa Mortgage Asset Schedule: The list of Mortgage Assets that are, as of the Closing Date, transferred or caused to be transferred by Daiwa Finance pursuant to the Daiwa Mortgage Asset Purchase Agreement and this Agreement, which list is attached hereto as Exhibit B-2. The Daiwa Mortgage Asset Schedule shall set forth, among other things, the following information with respect to each Daiwa Mortgage Asset:

          (i) the Mortgage Asset identifying number ("#") and Mortgage Asset type;

         (ii) the type of real property securing the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

        (iii) the Section of the Housing Act under which the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be, is insured;

         (iv) in the case of each Daiwa Mortgage Loan, the FHA project number and, in the case of each Daiwa GNMA Certificate, the GNMA pool number;

          (v)     the original principal balance;

         (vi)     the Cut-off Date Balance;

        (vii) in the case of each Daiwa Mortgage Loan, based solely on Daiwa's review of the related lender's title insurance policy, the lien position of the related Mortgage;

       (viii) the Mortgage Rate of the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

         (ix)     the Net Asset Rate;

          (x)     in the case of each Daiwa Mortgage Loan, the Servicing Fee
                  Rate;

         (xi) the first scheduled due date following the Cut-off Date for the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

        (xii)     the Stated Maturity Date;


       (xiii)     the remaining term to stated maturity;

        (xiv) in the case of each Daiwa Mortgage Loan, the applicable FHA Debenture Rate;

         (xv) in the case of each Daiwa Mortgage Loan, any applicable Retained Yield Rate;

        (xvi) the Cut-off Date prepayment provisions of the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be (including, without limitation, any such provisions relating to a prepayment lock-out period and/or the payment of a Prepayment Premium);

       (xvii) the city and state of the real property securing the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

      (xviii)     the Annual Debt Service;

        (xix)     if available, the Cut-off Date Debt Service Coverage Ratio;

         (xx) if available, the NOI for the real property securing the Daiwa Mortgage Loan or, in the case of a Daiwa GNMA Certificate, the related Underlying Loan, as the case may be; and

        (xxi) the type of NOI described in clause (xx) above (within the meaning of the Prospectus Supplement).

The Daiwa Mortgage Asset Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Daiwa Mortgage Assets. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            Daiwa Mortgage Loan: Any of the Mortgage Loans identified on the Daiwa Mortgage Asset Schedule attached hereto as Exhibit B-2.

            Daiwa Titleholders: With respect to the Daiwa GNMA Certificates, Daiwa Securities America Inc.; and, with respect to the Daiwa Mortgage Loans, the servicers of such Daiwa Mortgage Loans immediately prior to the Closing Date.

            Date of Default: With respect to any FHA Loan, the date on which the failure of a borrower to make any payment due on such FHA Loan or to perform any other covenant of such FHA Loan results in or permits an acceleration of such loan.


            Definitive Certificate:  As defined in Section 6.07 hereof.

            Depositor: American Southwest Financial Securities Corporation or its successor in interest.

            Depository Agreement: The Letter of Representation dated as of December 26, 1996 by and among DTC, the Depositor and the Trustee.

            Determination Date: With respect to any Distribution Date, the 20th day (or, if such 20th day is not a Business Day, the Business Day immediately succeeding such 20th day) of the calendar month in which such Distribution Date occurs.

            Disqualified Organization: (i) The United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall be at the expense of the Person providing such opinion to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the REMICs created hereunder or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in January 1997.

            Distribution Date Statement: As defined in Section 4.03(a) hereof.

            DTC:  The Depository Trust Company.

            Due Date: As the context requires, each date on which a payment, whether of principal, interest or both, is due on a Mortgage Loan, an FHA Debenture or a GNMA Certificate in accordance with the terms thereof.

            Eligible Account: Either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company (which may be an affiliate of the Master Servicer or which may be the Trustee or an affiliate of the Trustee) the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by the Rating Agency, (ii) an account or accounts the deposits in which are fully insured by the FDIC (the BIF or the SAIF), provided that any such deposits not so insured shall be otherwise maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and the Rating Agency) the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that any such state chartered depository institution is subject to regulation regarding funds on deposit substantially similar to the regulations set forth in 12 C.F.R. ss. 9.10(b).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            Escrow Account: As defined in Section 3.06 hereof.

            Event of Default: As defined in Section 8.01 hereof.

            Exchange Act: Securities Exchange Act of 1934, as amended.

            Expected Recoveries due Certificateholders: For purposes of determining the portion of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds and payments received in respect of any Mortgage Asset available to reimburse related Servicing Advances prior to the occurrence of an FHA Insurance Nonexistence Event, an amount equal to: (i) with respect to any Mortgage Loan (other than an FHA Assigned Mortgage Loan), the aggregate of all unpaid interest (at the related Net Asset Rate) and principal due and owing as of the date of receipt (net of any related unreimbursed Monthly Advances); (ii) with respect to any FHA Assigned Mortgage Loan, the aggregate of all unpaid interest (at the lesser of the Net Asset Rate and the related Net FHA Debenture Rate) from the Date of Default to the date of receipt and 99% of the unpaid principal balance of such FHA Assigned Mortgage Loan (net of any related unreimbursed Monthly Advances); (iii) and, with respect to any FHA Debenture, the aggregate of all unpaid interest (at the lesser of the related Net Asset Rate and the related Net FHA Debenture Rate) from the Date of Default in respect of the related FHA Assigned Mortgage Loan to the date of receipt and 100% of the unpaid principal balance of such FHA Debenture (net of related unreimbursed Monthly Advances).


            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHA: The Federal Housing Administration, which is a sub-division of HUD, or any successor. The term "FHA" is used interchangeably in this Agreement with the term "HUD".

            FHA-Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service project mortgage loans such as the Mortgage Loans.

            FHA Assigned Mortgage Loan: Any Mortgage Loan that has been in default for longer than the applicable FHA grace period and respecting which written notice of an intention to assign has been filed with the FHA, whether or not such Mortgage Loan has in fact been assigned to the FHA.

            FHA Debenture Delivery Date: The date on which an FHA Debenture is delivered by the FHA to the Trustee in respect of an FHA Assigned Mortgage Loan.

            FHA Debenture Rate: The rate per annum at which interest accrues in respect of the outstanding principal balance of any FHA Debenture.

            FHA Debentures: Debentures issued by the FHA pursuant to an FHA Mortgage Insurance Contract.

            FHA Insurance Benefits: The amount of insurance benefits, whether in the form of cash or FHA Debentures or some combination thereof, payable by the FHA in the event of a default with respect to a Mortgage Loan.

            FHA Insurance Nonexistence Event: The date on which FHA Mortgage Insurance is no longer available on any Mortgage Loan solely as a result of the nonexistence of the FHA or any successor federal agency or official thereto with respect to the functions and obligations thereof, including the obligation of the FHA with respect to FHA Mortgage Insurance.

            FHA Loan: A mortgage loan which is the subject of an FHA Mortgage Insurance Contract.

            FHA Loan Program: The program pursuant to which the FHA will insure loans made to borrowers for construction and/or permanent financing of multifamily rental housing developments or nursing homes, intermediate care facilities, board and care homes or other nursing facilities. The FHA Loan Program for each Mortgage Loan and Underlying Mortgage Loan is identified on the Mortgage Asset Schedule with the applicable section number.

            FHA Mortgage Insurance: Insurance granted by the FHA with respect to any mortgage loan under the applicable section of the Housing Act.

            FHA Mortgage Insurance Contract: The contractual obligation of the

FHA respecting the insurance of a mortgage loan.

            FHA Regulations: Regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulation, and other HUD issuances relating to FHA Loans, including, without limitation, the related handbooks, circulars, notices and mortgagee letters.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            FNMA: The Federal National Mortgage Association or any successor thereto.

            Final Recovery Determination: A determination by the Master Servicer with respect to any defaulted Mortgage Loan (other than a Mortgage Loan that was purchased by a Seller pursuant to Article II or by the Master Servicer pursuant to Section 10.01) that there has been a recovery of all FHA Insurance Benefits (including, without limitation, in the form of FHA Debentures), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer has determined, in its reasonable and good faith judgment, will be ultimately recoverable.

            GNMA: The Government National Mortgage Association or any successor thereof.

            GNMA Certificate: Each of the mortgage pass-through certificates transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, guaranteed by GNMA and backed by an FHA Loan, the mortgage pass-through certificates so held being identified in the Mortgage Asset Schedule, as amended from time to time.

            GNMA Certificate Rate: The rate per annum at which interest accrues in respect of any GNMA Certificate.

            Greystone or Greystone Funding: Greystone Funding Corporation or its successor in interest.

            Greystone GNMA Certificate: Any of the GNMA Certificates identified on the Greystone Mortgage Asset Schedule attached hereto as Exhibit B-1.

            Greystone Mortgage Asset: Any of the Mortgage Assets identified on the Greystone Mortgage Asset Schedule attached hereto as Exhibit B-1.

            Greystone Mortgage Asset Purchase Agreement: The mortgage asset purchase agreement, dated as of December 19, 1996, among Greystone Funding, the Depositor and the Master Servicer.

            Greystone Mortgage Asset Schedule: The list of Mortgage Assets that are, as of the Closing Date, transferred or caused to be transferred by

Greystone Finance pursuant to the Greystone Mortgage Asset Purchase Agreement and this Agreement, which list is attached hereto as Exhibit B-1. The Greystone Mortgage Asset Schedule shall set forth, among other things, the following information with respect to each Greystone Mortgage Asset:

          (i) the Mortgage Asset identifying number ("#") and Mortgage Asset type;

         (ii) the type of real property securing the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

        (iii) the Section of the Housing Act under which the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be, is insured;

         (iv) in the case of each Greystone Mortgage Loan, the FHA project number and, in the case of each Greystone GNMA Certificate, the GNMA pool number;

          (v)     the original principal balance;

         (vi)     the Cut-off Date Balance;

        (vii) in the case of each Greystone Mortgage Loan, based solely on Greystone's review of the related lender's title insurance policy, the lien position of the related Mortgage;

       (viii) the Mortgage Rate of the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

         (ix)     the Net Asset Rate;

          (x)     in the case of each Greystone Mortgage Loan, the Servicing Fee
                  Rate;

         (xi) the first scheduled due date following the Cut-off Date for the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

        (xii)     the Stated Maturity Date;

       (xiii)     the remaining term to stated maturity;

        (xiv) in the case of each Greystone Mortgage Loan, the applicable FHA Debenture Rate;


         (xv) in the case of each Greystone Mortgage Loan, any applicable Retained Yield Rate;

        (xvi) the Cut-off Date prepayment provisions of the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be (including, without limitation, any such provisions relating to a prepayment lock-out period and/or the payment of a Prepayment Premium);

       (xvii) the city and state of the real property securing the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Mortgage Loan, as the case may be;

      (xviii)     the Annual Debt Service;

        (xix)     if available, the Cut-off Date Debt Service Coverage Ratio;

         (xx) if available, the NOI for the real property securing the Greystone Mortgage Loan or, in the case of a Greystone GNMA Certificate, the related Underlying Loan, as the case may be; and

        (xxi) the type of NOI described in clause (xx) above (within the meaning of the Prospectus Supplement).

The Greystone Mortgage Asset Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Greystone Mortgage Assets. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            Greystone Mortgage Loan: Any of the Mortgage Loans identified on the Greystone Mortgage Asset Schedule attached hereto as Exhibit B-1.

            Hazardous Materials: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            Housing Act: The National Housing Act, as amended.

            HUD: The United States Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is used interchangeably with the term "FHA".

            HUD Indemnity: With respect to any Mortgage Loan that is to be assigned to the FHA and as to which the original Mortgage Note has been permanently lost or misplaced, an indemnity from the Trustee (not in its individual capacity, but solely on behalf of the Trust Fund) in favor of HUD.

            Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance, the Trustee or any Affiliate thereof, as the case may be.

            Indirect Participants: Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

            Initial Class Notional Amount: With respect to the Class S Certificates, an amount equal to $266,510,464.

            Initial Class Principal Balance: With respect to each Class of Sequential Pay Certificates, the amount set forth below:

                  Class                   Initial Class Principal Balance
                  -----                   -------------------------------

                  A-1                                 $40,317,000
                  A-2                                 $38,978,000
                  A-3                                 $55,487,000
                  A-4                                 $58,824,000
                  A-Z                                 $67,712,000
                  B                                   $5,192,464

            Insurance Proceeds: Amounts (other than FHA Insurance Benefits) paid pursuant to any insurance policy with respect to a Mortgage Loan or related Mortgaged Property that have not been used to restore the property.

            Issue Price: With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury Regulations promulgated thereunder.

            Liquidated Loan: Any Mortgage Loan as to which the Master Servicer has made a Final Recovery Determination.

            Liquidation Proceeds: Cash amounts received in connection with the liquidation or sale of a defaulted Mortgage Loan, whether through assignment of the Mortgage Loan to HUD, acquisition of title to the related Mortgaged Property and conveyance thereof to HUD, trustee's sale, foreclosure sale, sale of the Mortgage Loan pursuant to Section 3.15(a), sale of any FHA Debentures received as FHA Insurance Benefits in respect of the Mortgage Loan pursuant to Section 3.15(b), or otherwise.

            Lost Note Affidavit and Indemnity: With respect to any Mortgage Loan as to which Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) is unable to deliver the original Mortgage Note to the Trustee pursuant to Section 2.02 because the original Mortgage Note has been permanently lost or misplaced, an affidavit from such Seller certifying that the original Mortgage Note has been lost or misplaced and an indemnity from such Seller in favor of, among others, the Trustee on behalf of the Trust Fund and its successors and assigns in respect of such Mortgage Loan, substantially in the form annexed hereto as Exhibit H.

            Majority Class B Certificateholder: Any Holder or combination of Holders of Class B Certificates representing in the aggregate a Percentage Interest greater than 50% in such Class.

            Master Servicer: Greystone Servicing Corporation, Inc. or any successor under the terms of this Agreement.

            Master Servicer Remittance Date: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

            Monthly Advance: As to any Mortgage Loan or FHA Debenture, any advance made by the Master Servicer or the Trustee with respect to any Distribution Date pursuant to Section 5.01 or 5.02 hereof.

            Monthly Advance Date: As defined in Section 5.02(a) hereof.

            Monthly Class A-Z Accrual Amount: With respect to each Distribution Date prior to the Accrual Termination Date, an amount equal to all Accrued Certificate Interest in respect of the Class A-Z Certificates for such Distribution Date; with respect to the Accrual Termination Date, provided that the reason for its occurrence is based solely on the circumstances described in clause (i) of the definition of "Accrual Termination Date", an amount equal to the lesser of (i) all Accrued Certificate Interest in respect of the Class A-Z Certificates for such date and (ii) the amount which when added to the Principal Distribution Amount for such date (calculated without regard to the Monthly

Class A-Z Accrual Amount) will be sufficient to retire all Class A Certificates (other than the Class A-Z Certificates) remaining; with respect to the Accrual Termination Date, provided that the circumstances described in clause (ii) or
(iii) of the definition of "Accrual Termination Date" are applicable, zero; and, with respect to any Distribution Date following the Accrual Termination Date, zero. The Monthly Class A-Z Accrual Amount for any Distribution Date is to be added to the Class Principal Balance of the Class A-Z Certificates on such Distribution Date.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

            Mortgage Asset: Any Mortgage Loan, any GNMA Certificate or, if acquired as part of the Trust Fund, any FHA Debenture.

            Mortgage Asset Purchase Agreement: Either of the Greystone Mortgage Asset Purchase Agreement or the Daiwa Mortgage Asset Purchase Agreement.

            Mortgage Asset Schedule: The Daiwa Mortgage Asset Schedule and the Greystone Mortgage Asset Schedule, together.

            Mortgage File: For each Mortgage Loan, collectively the following documents:

                  (i) The original Mortgage Note (bearing a final endorsement evidencing the FHA Mortgage Insurance), endorsed in blank or to "LaSalle National Bank, as trustee for American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1, without recourse," together with all intervening endorsements showing an unbroken chain of endorsement from the originator of the Mortgage Loan to the Person so endorsing (or, a photocopy of the original Mortgage Note, together with a Lost Note Affidavit and Indemnity);

                  (ii) The original Mortgage, with evidence of recording
            thereon, and, if such Mortgage was executed pursuant to a power of attorney, the original of such power of attorney, with evidence of recording thereon, or (A) if such original Mortgage or power of attorney has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original Mortgage and/or power of attorney has been sent to the appropriate public recording office for recordation, or (B) if such original Mortgage or power of attorney has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded or by the related title insurance company to be a true and complete copy of the recorded original of such Mortgage or power of attorney, as the case may be;

                  (iii) The originals of all modification, consolidation and extension agreements, if any, with evidence of recording thereon, or
            (A) if any such original modification, consolidation or extension agreement has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original modification, consolidation or extension agreement has been sent to the appropriate public recording office for recordation, or (B) if any such original modification, consolidation or extension agreement has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded or by the related title insurance company to be a true and complete copy of the recorded original of such modification, consolidation or extension agreement;

                  (iv) An original assignment of the Mortgage, in recordable form, signed by the holder of record as of the Closing Date, in blank or in favor of "LaSalle National Bank, as trustee for American Southwest Financial Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1";

                  (v) Originals of all intervening assignments of the Mortgage, with evidence of recording thereon and showing a complete recorded chain of assignment from the originator of the Mortgage Loan to the holder of record as of the Closing Date, or (A) if any such original intervening assignment of the Mortgage has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original intervening assignment of the Mortgage has been sent to the appropriate public recording office for recordation, or (B) if any such original intervening assignment of the Mortgage has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such assignment is recorded or by the related title insurance company to be a true and complete copy of the recorded original of such intervening assignment of the Mortgage;


                  (vi) If any related Assignment of Leases is separate from the
            Mortgage, the original version of such Assignment of Leases with evidence of recording thereon, or (A) if such Assignment of Leases has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original Assignment of Leases has been sent to the appropriate public recording office for recordation, or (B) if such original Assignment of Leases has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded or by the related title insurance company to be a true and complete copy of the recorded original of such Assignment of Leases;

                  (vii) If any related Assignment of Leases is separate from the
            Mortgage, an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record as of the Closing Date, in blank or in favor of "LaSalle National Bank, as trustee for American Southwest Financial Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996- FHA1", which assignment may be effected in the related assignment of the Mortgage referred to in clause (iv) above;

                  (viii) If any related Assignment of Leases is separate from the Mortgage, originals of all intervening assignments of such Assignment of Leases (which in each case may be effected in the related intervening assignment of the Mortgage referred to in clause
            (v) above), with evidence of recording thereon and showing a complete recorded chain of assignment from the originator of the Mortgage Loan to the holder of record as of the Closing Date, or (A) if any such original intervening assignment of such Assignment of Leases has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original intervening assignment of such Assignment of Leases has been sent to the appropriate public recording office for recordation, or (B) if any such original intervening assignment of such Assignment of Leases has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such assignment is recorded or by the related title insurance company to be a true and complete copy of the recorded original of such intervening assignment of such Assignment of Leases;

                  (ix) If any related Security Agreement is separate from the

            Mortgage, the original version of such Security Agreement, or if the original version of such Security Agreement has been lost, a copy thereof, together with an Officer's Certificate of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that the original version of the Security Agreement has been lost and such copy is a true and complete copy of the original version of the Security Agreement (Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) shall identify those Mortgage Files which should contain a separate Security Agreement);

                  (x) If any related Security Agreement is separate from the
            Mortgage, an original assignment of such Security Agreement, signed by the holder of record as of the Closing Date, in blank or in favor of "LaSalle National Bank, as trustee for American Southwest Financial Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1", which assignment may be effected in the related assignment of the Mortgage referred to in clause (iv) above;

                  (xi) If any related Security Agreement is separate from the
            Mortgage, originals of all intervening assignments of such Security Agreement (which in each case may be effected in the related intervening assignment of the Mortgage referred to in clause (v) above), showing a complete recorded chain of assignment from the originator of the Mortgage Loan to the holder of record as of the Closing Date, or if any such original intervening assignment of such Security Agreement has been lost, a copy thereof, together with an Officer's Certificate of Greystone

            Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) stating that such original intervening assignment of the Security Agreement has been lost and such copy is a true and complete copy of the original of such intervening assignment of the Security Agreement;

                  (xii) The original lender's title insurance policy or in the event such original lender's title insurance policy is unavailable, any one of an original title binder, an original title commitment or a copy of such policy certified to be a true and complete copy by the title company or by Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan);

                  (xiii) An original assignment of each recorded or filed
            effective financing statement, in form and substance acceptable for recording or filing, as appropriate, signed by the secured party currently designated of record in blank or in favor of "LaSalle

            National Bank, as trustee for American Southwest Financial Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1" (Greystone Funding (with respect to a Greystone Mortgage Loan) and Daiwa Finance (with respect to a Daiwa Mortgage Loan) shall identify those Mortgage Files which should contain financing statements, and the type of such financing statements); and

                  (xiv) HUD form 92080, properly completed to reflect the
            transactions contemplated by this Agreement in respect of such Mortgage Loan;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall be deemed not to include such documents required to be included therein unless they are actually so received.

            Mortgage Loan: Each of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund, the mortgage loans originally so held being identified in the Mortgage Asset Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File and all rights incident to ownership of such documents. Unless the context otherwise requires, a "Mortgage Loan" shall be deemed to remain outstanding for purposes hereof until its Stated Principal Balance is reduced to zero.

            Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Pool: Collectively, all of the Mortgage Assets.

            Mortgage Rate: The fixed annual rate of interest borne by a Mortgage Loan in the absence of a default thereunder, which is (subject to any change therein in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification granted or agreed to by the Master Servicer in accordance with the terms hereof) set forth in the related Mortgage Note.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgagor: The obligor on a Mortgage Note.

            Net Asset Rate: As to each Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate, minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate. As to each FHA Debenture, as of any date of determination, a rate per annum equal to the Net Asset Rate for the related FHA Assigned Mortgage Loan at the time of the assignment thereof to the FHA. As to each GNMA Certificate, as of any date of determination, the related GNMA Certificate Rate, minus the Trustee Fee Rate.


            Net FHA Debenture Rate: As to each FHA Debenture, as of any date of determination, a rate per annum equal to the related FHA Debenture Rate, minus the sum of the Trustee Fee Rate and any applicable Retained Yield Rate.

            NOI: As defined in the Prospectus Supplement.

            Nonrecoverable Advance: Any Advance or portion thereof previously made or proposed to be made by the Master Servicer or the Trustee that, in the good faith and reasonable judgment of the Master Servicer or the Trustee, will not or, if made, would not, as the case may be, ultimately be recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other amount with respect to the related Mortgage Loan; provided that no Servicing Advance will constitute a Nonrecoverable Advance unless it was incurred after an FHA Insurance Nonexistence Event has occurred. The determination of whether an Advance constitutes a Nonrecoverable Advance shall be made by the Master Servicer or the Trustee in accordance with Section 5.04.

            Non-Registered Certificate: Unless and until registered under the Securities Act, any Class B or Residual Certificate.

            Non-United States Person: Any person other than a United States Person.

            Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, a member of the Executive Committee or other authorized officer, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Master Servicer, Greystone Funding or Daiwa Finance or by a Responsible Officer of the Trustee, as the case may be, and delivered to the Depositor, the Master Servicer or the Trustee, as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer, reasonably acceptable to the Trustee; provided that with respect to the opinion referred to in the definition of Eligible Account in this Article I and Section
7.04 hereof and any opinion dealing with the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions, such counsel must in fact be Independent.

            Optional Termination: The purchase of all the Mortgage Assets by the Master Servicer pursuant to Section 10.01.

            Optional Termination Date: The final Distribution Date in connection with any Optional Termination.

            OTS: The Office of Thrift Supervision or any successor thereto.


            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee thereof.

            Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

            Pass-Through Entity: Either (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in
Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Residual Certificate as nominee for another person.

            Pass-Through Rate:  With respect to:

            (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-Z Certificates and the Class B Certificates for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement; and

            (ii) the Class S Certificates for any Distribution Date, a rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the Class S Strip Rates for the respective Class S REMIC III Regular Interests (weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC II Regular Interests outstanding immediately prior to such Distribution Date).

            Percentage Interest: The percentage interest in any Class evidenced by any Certificate of such Class, which (a) in the case of a REMIC III Regular Certificate, is equal to a fraction (expressed as a percentage), the numerator of which is the initial Certificate Principal

Balance or initial Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as set forth on the face thereof, and the denominator of which is equal to the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class, and (b) in the case of a Residual Certificate, is set forth on the face thereof.

            Permitted Investments: At any time, any one or more of the following obligations, instruments and securities:

            (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;


            (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligations, are rated by the Rating Agency as high as the ratings equivalent to the Rating Agency's highest initial rating of the Rated Certificates;

            (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not deposits fully insured by the FDIC, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company are rated by the Rating Agency as high as the Rating Agency's highest initial rating of the Rated Certificates;

            (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia which are rated by the Rating Agency as high as the Rating Agency's highest initial rating of the Rated Certificates;

            (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agency as high as its highest short-term unsecured debt rating at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term unsecured debt obligations of which are then rated by the Rating Agency in its highest long-term unsecured debt rating;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation and such bank, insurance company or other corporation is rated by the Rating Agency as high as the Rating Agency's highest initial rating of the Rated Certificates at the time of such investment or contractual commitment providing for such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

            (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standard described in clause (iii) above;

            (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by the Rating Agency as high as its highest long-term unsecured debt rating at the time of such investment or contractual commitment providing for such investment, provided that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Custodial Account or the Collection Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Custodial Account and the Collection Account;

            (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been rated by the Rating Agency as high as "AAAm" or "AAAm-G";

            (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency as an investment of funds backing securities having ratings as high as the Rating Agency's highest initial rating of the Rated Certificates; and

            (xi) such other obligations as are acceptable as Permitted Investments to the Rating Agency;

provided that, unless otherwise specified herein, (a) any such Permitted Investments must be available for withdrawal without penalty, or must mature, no later than the Business Day immediately preceding the first date on which the funds invested therein would be subject to withdrawal from the relevant account maintained hereunder (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such date of withdrawal), (b) no such obligation, instrument or security set forth above shall constitute a Permitted Investment unless it qualifies as a "cash flow investment" pursuant to the Code, (c) no such obligation, instrument or security set forth above shall constitute a Permitted Investment if such obligation, instrument or security evidences either
(1) a right to receive only interest payments with respect to the obligations underlying such obligation, instrument or security or (2) a right to receive both principal and interest payments derived from obligations underlying such obligation, instrument or security and the principal and interest payments with respect to such obligation, instrument or security provide for a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations and (d) no such obligation, instrument or security set forth above shall constitute a Permitted Investment if such obligation, instrument or security has the "r" or "t" highlight attached to its rating, and provided further that any such Permitted Investment shall have a predetermined fixed dollar amount of principal due at maturity that shall not vary or change.

            Permitted Transferee: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.


            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Phase I Environmental Assessment: A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, as amended from time to time.

            Plan: Any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, and Keogh plans, and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to the prohibited transaction and fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

            Prepayment Assumption: For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Assets, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, a CPR of 40% applied to each Mortgage Loan and Underlying Mortgage Loan from and after the first date such loan may, in accordance with its terms, be voluntarily prepaid in full without the payment of a Prepayment Premium, and a CPR of 0% prior thereto.

            Prepayment Interest Excess: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (at the related Net Asset Rate) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (in excess of any Prepayment Premium collected).

            Prepayment Interest Shortfall: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest that would have accrued at the related Net Asset Rate plus the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, to the extent such interest was not (without regard to any Prepayment Premium) collected from the related Mortgagor.

            Prepayment Premium: With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan. With respect to any

GNMA Certificate, if and to the extent received or receivable, as the context requires, thereon, any comparable premium, penalty or fee in respect of the related Underlying Mortgage Loan.


            Prime Rate: The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion, and the Trustee shall notify the Master Servicer in writing of its selection.

            Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the aggregate of (without duplication) the following:

            (i) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal due on or before the Cut-off Date or for which a Monthly Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Collection Period;

            (ii) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

            (iii) the aggregate of all Principal Prepayments made by the respective Mortgagors on the Mortgage Loans during the related Collection Period;

            (iv) the aggregate of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (including, without limitation, FHA Insurance Benefits received in the form of cash) and any other cash amounts (exclusive of payments by Mortgagors and exclusive of proceeds received in connection with any purchase or repurchase of a Mortgage Asset contemplated by any of clauses (vi), (vii) and (x) below) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof in accordance with Section 1.02(b); in each case net of any portion thereof that represents a recovery of principal for which a Monthly Advance was previously made for a prior Distribution Date;

            (v) the aggregate of all payments of principal that were received on the GNMA Certificates and any FHA Debentures during the related Collection Period (other than, in the case of a GNMA Certificate, any such payment of principal that relates to principal due on the related Underlying Mortgage Loan on or before the Cut-off Date);

            (vi) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Asset, if any, that was repurchased by a Seller during the related Collection Period pursuant to
      Article II hereof;

            (vii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each defaulted Mortgage Loan and FHA Debenture, if any, that was purchased by the Majority Class B Certificateholder, the Master Servicer and/or the Trustee during the related Collection Period pursuant to Section 3.15;

            (viii) the aggregate of the principal portions of all Monthly Advances made in respect of the Mortgage Loans with respect to such Distribution Date;

            (ix) if such Distribution Date occurs on or prior to the Accrual Termination Date, the Monthly Class A-Z Accrual Amount, if any, for such Distribution Date; and

            (x) if such Distribution Date is the Optional Termination Date, the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Asset purchased as part of the Optional Termination.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Private Placement Memorandum: The Private Placement Memorandum dated December 27, 1996, relating to the Class B and the Residual Certificates.

            Prospectus: The prospectus dated July 25, 1995, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            Prospectus Supplement: The prospectus supplement dated December 19, 1996 relating to the Registered Certificates.

            Purchase Price: With respect to any Mortgage Loan, GNMA Certificate or FHA Debenture, the sum of (i) 100% of the unpaid principal balance of such Mortgage Asset on the date of such purchase, (ii) all accrued and unpaid interest on such Mortgage Asset at a rate equal to the related Mortgage Rate, GNMA Certificate Rate or FHA Debenture Rate, as applicable, to the later of (A) the date of purchase and (B) the related Due Date (or, in the case of an FHA Debenture, the date that had been the Due Date for the related FHA Assigned Mortgage Loan) in the Collection Period of purchase and (iii) in the case of a Mortgage Loan, the amount of any unreimbursed Servicing Advances made by and reimbursable to the Master Servicer with respect to such Mortgage Loan hereunder.

            Putable Mortgage Loan: Any Mortgage Loan which, under the related FHA Loan Program and the terms of the related FHA Mortgage Insurance Contract, the related holder of record is entitled on a specified date or during a specified period to assign to the FHA (notwithstanding that such loan is not in default).

            Qualified Insurer: An insurance company or security or bonding company duly qualified to write the insurance provided by the insurance policy or bond issued by it, which is approved as an insurer by the FHA.

            Rated Certificates: All Certificates as to which the Rating Agency has assigned a rating.

            Rating Agency: Standard & Poor's Ratings Services or its successor in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            Realized Loss: Any loss which may result from, among other things, the Master Servicer's failure to collect all amounts due and owing in respect of a defaulted Mortgage Loan, including, in connection with the assignment of any defaulted Mortgage Loan to the FHA, by reason of the payment of the required assignment fee or by reason of the FHA Insurance Benefits not covering certain items, including certain interest shortfalls arising out of the assignment of a defaulted Mortgage Loan to the FHA.

            Record Date: With respect to any Distribution Date, the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

            Registered Certificate: Any Class S, Class A-1, Class A-2, Class A-3, Class A-4 or Class A-Z Certificate.

            Reimbursement Rate: The rate per annum applicable to the accrual of interest on Advances in accordance with Section 5.05, which rate per annum is equal to the Prime Rate.

            Related Proceeds:  As defined in Section 3.09(b) hereof.

            REMIC: A "real estate mortgage investment conduit", within the meaning of Section 860D of the Code.

            REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC is to be made, consisting of: (i) the Mortgage Assets as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Assets (other than Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the Mortgage Loans and the Underlying Mortgage Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than Retained Yield) derived therefrom; (iii) such funds or assets (other than Retained Yield) as from time to time are deposited in the Collection Account and/or the Custodial Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            REMIC I Regular Interest: With respect to each of the initial Mortgage Assets (and, in the case of a Mortgage Loan, any FHA Debentures acquired in respect thereof in connection with an assignment thereof to the
FHA), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance. The designation for each REMIC I Regular Interest shall be the identifying number for the related Mortgage Asset set forth in the related Mortgage Asset Schedule.

            REMIC I Remittance Rate: With respect to any REMIC I Regular Interest for any Distribution Date, the Net Asset Rate in effect as of the Closing Date for the related Mortgage Asset to which such REMIC I Regular Interest corresponds as of the Closing Date.

            REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

            REMIC II Regular Interest: Any of the six separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            REMIC II Remittance Rate: With respect to any REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

            REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.


            REMIC III Certificate: Any Certificate, other than a Class R-I or Class R-II Certificate.

            REMIC III Regular Certificate: Any REMIC III Certificate, other than a Class R-III Certificate.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Repurchase Proceeds: Cash amounts paid by or on behalf of the related Seller in connection with the repurchase of any Mortgage Loan pursuant to Article II hereof.

            Required Insurance Policy: With respect to any Mortgage Loan or related Mortgaged Property, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan, including each standard hazard and, if applicable, flood insurance policy.

            Reserve Account: The account or accounts created and maintained pursuant to Section 3.07.

            Reserve Funds: With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the related mortgagee representing reserves for replacements, repairs and/or capital improvements to the related Mortgaged Property (including, without limitation, any furniture, fixture and equipment reserves) and for any tenant improvement and leasing concessions.

            Residual Certificate: Any Class R-I, Class R-II or Class R-III Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Asset-Backed Securities Trust Department of the Trustee assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Retained Yield: With respect to any FHA Debenture for which the related FHA Debenture Rate is greater than the Mortgage Rate for the related FHA Assigned Mortgage Loan, that portion of the interest accrued in respect of such FHA Debenture for so long as it is part of the Trust Fund that is calculated at the related Retained Yield Rate. With respect to any FHA Assigned Mortgage Loan for which the Mortgage Rate is lower than the applicable FHA Debenture Rate, that portion of the related cash FHA Insurance Benefits that represents interest accrued in respect of such FHA Assigned Mortgage Loan at the related Retained

Yield Rate.

            Retained Yield Rate: With respect to any FHA Debenture, the excess, if any, of the related FHA Debenture Rate over the Mortgage Rate for the related FHA Assigned Mortgage Loan. With respect to any FHA Assigned Mortgage Loan, the excess, if any, of the applicable FHA Debenture Rate over the related Mortgage Rate.

            Rule 144A: Rule 144A under the Securities Act, as in effect from time to time.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Security Agreement: With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            Securities Act:  The Securities Act of 1933, as amended.

            Seller: Greystone Funding with respect to the Greystone Mortgage Assets acquired by the Trust Fund and Daiwa Finance with respect to the Daiwa Mortgage Assets acquired by the Trust Fund.

            Sequential Pay Certificate: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z or Class B Certificate.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Section 3.01(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures. Notwithstanding anything to the contrary, "Servicing Advances" shall not include
(x) allocable overhead of the Master Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or (y) costs and expenses associated with the assignment of any defaulted Mortgage Loan to the FHA.

            Servicing Compensation: For any time period, the aggregate of all Servicing Fees in respect of the Mortgage Loans paid to the Master Servicer during such time period, increased by (i) any Prepayment Interest Excesses, late payment charges, assumption fees and other usual and customary fees collected from the respective Mortgagors during such time period (other than Prepayment Premiums) and (ii) any net income earned during such time period on Permitted Investments of funds held in the Collection Account and the Custodial Account.

            Servicing Fee: For each calendar month, commencing with January 1997, as to each Mortgage Loan, an amount equal to one month's interest accrued on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the commencement of such month. No Servicing Fee shall accrue or be payable with respect to a GNMA Certificate or an FHA Debenture.

            Servicing Fee Rate: As to each Mortgage Loan, the rate per annum set forth on the related Mortgage Asset Schedule under the caption "Servicing Fee Rate".

            Servicing File: Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer and relating to the origination and servicing of any Mortgage Loan.

            Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Master Servicer pursuant to this Agreement, as such list may from time to time be amended.

            Startup Day: With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 11.09(c).

            Stated Maturity Date: With respect to: (a) any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer; and (b) any GNMA Certificate or FHA Debenture, the Due Date on which the last payment of principal is due or payable under the terms of such security.

            Stated Principal Balance: With respect to any Mortgage Loan, as of any date of determination, a principal amount equal to the Cut-off Date Balance of such Mortgage Loan, reduced on each Distribution Date (to not less than zero) by: (a) without duplication, the aggregate of all payments (including, without limitation, any Principal Prepayments), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (including, without limitation, FHA Insurance Benefits received in the form of cash) and Repurchase Proceeds, and any other amounts that were received on or in respect of such Mortgage Loan during the related Collection Period and that were identified and applied by the Master

Servicer as recoveries of principal thereof in accordance with Section 1.02(b), in each case net of any portion of such amounts that represents a late collection of principal due on or before the Cut-off Date or for which a Monthly Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Collection Period; (b) if and to the extent paid prior to the related Collection Period (other than as part of a Principal Prepayment), the principal portion of the Monthly Payment due in respect of such Mortgage Loan during the related Collection Period; (c) the principal portion of any Monthly Advance made by the Master Servicer or the Trustee with respect to such Mortgage Loan for such Distribution Date; (d) the principal amount of any FHA Debentures received during the related Collection Period as FHA Insurance Benefits in respect of such Mortgage Loan; and (e) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. With respect to any GNMA Certificate, as of any date of determination coinciding with or following the Cut-off Date, a principal amount equal to the Cut-off Date Balance of such GNMA Certificate, reduced on each Distribution Date by all payments of principal received on such GNMA Certificate during the related Collection Period (other than any such payment of principal that relates to principal due on the related Underlying Mortgage Loan on or before the Cut-off
Date). With respect to any FHA Debenture, as of any date of determination coinciding with or following the related FHA Debenture Delivery Date, a principal amount equal to the unpaid principal balance of such FHA Debenture as of the related FHA Debenture Delivery Date, reduced on each subsequent Distribution Date by all payments of principal received on such FHA Debenture during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Asset is paid in full, liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust Fund, the Stated Principal Balance of such Mortgage Asset will be zero commencing as of the Distribution Date relating to the Collection Period in which such payment in full, liquidation, purchase or other disposition occurred and as of each date thereafter.

            Subordinate Certificates: Collectively, the Class B and Residual Certificates.

            Sub-Servicer: Any servicer to which to the Master Servicer delegates any of its servicing responsibilities with respect to any of the Mortgage Loans.

            Sub-Servicing Agreement: Any servicing agreement between the Master Servicer and a Sub-Servicer pursuant to which the Master Servicer delegates any of its servicing responsibilities with respect to any of the Mortgage Loans.

            Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            Termination Price: The price at which an Optional Termination is to be effected as specified in Section 10.01.

            Transfer: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            Transferee Affidavit and Agreement: As defined in Section 6.02(g)(i) hereof.

            Transferor: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            Trust Fund: Collectively, the assets of REMIC I, REMIC II and REMIC III.

            Trustee: LaSalle National Bank, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

            Trustee Fee: The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Assets immediately prior to such Distribution Date.

            Trustee Fee Rate:  0.02% per annum.

            UCC: The Uniform Commercial Code in effect in the applicable jurisdiction.

            Uncertificated Accrued Interest: With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the fixed REMIC I Remittance Rate for such REMIC I Regular Interest, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.


            Uncertificated Principal Balance: The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan or GNMA Certificate, as the case may be. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.02(j), and if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.02(i), and if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b). In addition, on each Distribution Date on or prior to the Accrual Termination Date, the Uncertificated Principal Balance of REMIC II Regular Interest A-Z shall be increased by that portion of its Uncertificated Accrued Interest for such Distribution Date equal to the Monthly Class A-Z Accrual Amount, if any, for such Distribution Date (which portion will not be deemed payable on a current basis).

            Underlying Mortgage Loan: The FHA Loan that backs a GNMA
Certificate.

            United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            Voting Rights: The portion of the aggregate voting rights of all the Certificates evidenced by any particular Certificate. 99% of all Voting Rights will be allocated among the various Classes of Sequential Pay Certificates in proportion to their respective Class Principal Balances, and 1% of all Voting Rights will be allocated to the Class S Certificates. All Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            Weighted Average REMIC I Remittance Rate: With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            SECTION 1.02.     Certain Calculations Respecting the Mortgage Pool.


            (a) Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments and other collections received from the Master Servicer with respect to the Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer. To the extent that it is not patently incorrect on its face, such information or accounting may be conclusively relied upon by the Trustee in making such calculations.

            (b) All cash amounts collected on or in respect of any Mortgage Loan, whether in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds, or otherwise, shall be applied to amounts due and owing under the related Mortgage Loan documents (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of such documents and/or applicable FHA Regulations and, in the absence of such express provisions, shall be applied by the Master Servicer (after reimbursement to the Master Servicer, as and to the extent permitted by, and subject to the limitations set forth in,
Section 3.09, for any related Servicing Advances): first, if such Mortgage Loan is still to be serviced and administered hereunder, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums and similar items; second, if such Mortgage Loan is still to be serviced and administered hereunder, as a recovery of Reserve Funds to the extent then required to be held in escrow; third, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); fourth, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (if any Mortgage Asset is being prepaid in its entirety, purchased out of the Trust Fund or otherwise liquidated, the entire principal balance thereof shall be deemed to be due and owing); fifth, as a recovery of any Prepayment Premiums due and owing under such Mortgage Loan; sixth, in accordance with the Master Servicer's normal servicing practices, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, default interest and late payment charges; and seventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

                                  ARTICLE II

                           CONVEYANCE OF TRUST FUND;

                        REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01.     Conveyance of Mortgage Assets.

            (a) Concurrently with the execution and delivery hereof, and at the direction and on behalf of the Depositor, Greystone Funding and the Master Servicer do hereby assign, transfer and otherwise convey to the Trustee without recourse, initially for the benefit of the Depositor and, immediately upon issuance of the Certificates, exclusively for the benefit of the Certificateholders, all the right, title and interest of Greystone Funding and the Master Servicer, respectively, in and to the Mortgage Assets identified on the Greystone Mortgage Asset Schedule (exclusive of any Retained Yield collected with respect thereto) and all other assets included or to be included in the Trust Fund. In addition, concurrently with the execution and delivery hereof, and at the direction and on behalf of the Depositor, Daiwa Finance does hereby assign, transfer and otherwise convey and shall cause the Daiwa Titleholders to assign, transfer and otherwise convey (and to execute such instruments of transfer as are necessary to effect such assignment, transfer and conveyance), to the Trustee without recourse, initially for the benefit of the Depositor and, immediately upon issuance of the Certificates, exclusively for the benefit of the Certificateholders, all the right, title and interest of Daiwa Finance and the Daiwa Titleholders, respectively, in and to the Mortgage Assets identified on the Daiwa Mortgage Asset Schedule (exclusive of any Retained Yield collected with respect thereto) and all other assets included or to be included in the Trust Fund. In addition, concurrently with the execution and delivery hereof, the Depositor does hereby assign, transfer and otherwise convey to the Trustee without recourse exclusively for the benefit of the Certificateholders, all the right, title and interest of the Depositor in and to the Mortgage Assets identified on the Mortgage Asset Schedule (exclusive of any Retained Yield collected with respect thereto) and all other assets included or to be included in the Trust Fund. Such conveyances of the Mortgage Assets include all interest and principal and proceeds received or receivable on or with respect to the Mortgage Assets after the Cut-off Date (other than payments of or relating to principal and interest due and payable on the Mortgage Loans and Underlying Mortgage Loans on or before the Cut-off Date and other than any payments of Retained Yield) and all amounts held in escrow for the payment of taxes or insurance on or with respect to, or to effect repairs and replacements in respect of, the Mortgaged Properties after the Cut-off Date.

            It is intended that the conveyances of the Greystone Mortgage Assets by Greystone Funding, the Master Servicer and the Depositor, and of the Daiwa Mortgage Assets by Daiwa Finance, the Daiwa Titleholders and the Depositor, to the Trustee (as provided in this Section 2.01(a)) be, and be construed as, absolute sales of such Mortgage Assets by such parties to the Trustee for the ultimate and exclusive benefit of the Certificateholders. It is, further, not intended that such conveyances be deemed pledges of the Greystone Mortgage Assets by Greystone Funding, the Master Servicer or the Depositor, or of the Daiwa Mortgage Assets by Daiwa Finance, the Daiwa Titleholders or the Depositor, to the Trustee to secure a debt or other obligation of the Depositor (with respect to any of the Mortgage Assets), of Greystone Funding or the Master Servicer (with respect to the Greystone Mortgage Assets) or of Daiwa Finance or the Daiwa Titleholders (with respect to the Daiwa Mortgage Assets). However, in the event that either the Greystone Mortgage Assets are held to be property of Greystone Funding, the Master Servicer or the Depositor, or the Daiwa Mortgage Assets are held to be property of Daiwa Finance, the Daiwa Titleholders or the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in any of the Mortgage Assets, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction; (ii) the conveyances provided for in or contemplated by this Section 2.01(a) shall be deemed to be grants by Greystone Funding, the Master Servicer and the Depositor (with respect to the Greystone Mortgage Assets) and Daiwa Finance, the Daiwa Titleholders and the Depositor (with respect to the Daiwa Mortgage Assets) to the Trustee of, in the case of each such Person, a security interest in all of its respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) Mortgage Assets and all related documents, including, without limitation, in the case of the Mortgage Loans, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Assets in accordance with the terms thereof (other than payments of principal and interest due and payable on the Mortgage Assets on or before the Cut-off Date and other than payments of Retained Yield) and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Collection Account or the Custodial Account (other than payments of principal and interest due and payable on the Mortgage Loans and the Underlying Mortgage Loans on or before the Cut-off Date and other than payments of Retained Yield); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor, Greystone Funding and the Master Servicer (with respect to the Greystone Mortgage Assets), the Depositor and Daiwa Finance (with respect to the Daiwa Mortgage Assets) and the Trustee shall, to the extent consistent with this Agreement, and Daiwa Finance shall cause the Daiwa Titleholders (with respect to the Daiwa Mortgage Assets) to, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at its expense, all filings necessary to maintain the effectiveness of any original filings necessary under the UCC as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements, and (B) such other statements as may be occasioned by any transfer of any interest of the Master Servicer, Trustee or the Depositor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdiction.

            (b) In connection with the sales and assignments by Greystone Funding, the Master Servicer and the Depositor (with respect to the Greystone Mortgage Assets) and by Daiwa Finance, the Daiwa Titleholders and the Depositor (with respect to the Daiwa Mortgage Assets) pursuant to or as contemplated by subsection (a) above, Greystone Funding and the Master Servicer shall with respect to each Greystone Mortgage Loan, and Daiwa Finance shall (and shall cause the Daiwa Titleholders to) with respect to each Daiwa Mortgage Loan, deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the related Mortgage File; and, with respect to each GNMA Certificate so assigned, cause such GNMA Certificate to be registered in the name of the Trustee (in its capacity as such) on the books and records of the appropriate "financial intermediary" (within the meaning of Section 8-313(4) of the New York UCC) designated by the Trustee.

            The Trustee, at the expense of Greystone Funding (with respect to each Greystone Mortgage Loan) and Daiwa Finance (with respect to each Daiwa Mortgage Loan), shall, if any of the following were delivered in blank, complete the endorsement of the Mortgage Note referred to in clause (i) of the definition of "Mortgage File", the assignment of Mortgage referred to in clause (iv) of the definition of "Mortgage File", the assignment of Assignment of Leases referred to in clause (vii) of the definition of "Mortgage File", and the assignment of financing statements referred to in clause (xiii) of the definition of "Mortgage File", in the name of the Trustee for the benefit of the Holders of the American Southwest Financial Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1.

            Also in connection with the sales and assignments by Greystone Funding, the Master Servicer and the Depositor (with respect to the Greystone Mortgage Assets) and Daiwa Funding, the Daiwa Titleholders and the Depositor (with respect to the Daiwa Mortgage Assets) pursuant to or as contemplated in subsection (a) above, Greystone Funding (with respect to each Greystone Mortgage Loan so assigned) and Daiwa Finance (with respect to each Daiwa Mortgage Loan so assigned) shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, any and all funds held by or on behalf of Greystone Funding or the Master Servicer (in the case of a Greystone Mortgage
Loan), or by or on behalf of Daiwa Finance or the Daiwa Titleholders (in the case of a Daiwa Mortgage Loan), which, if collected after the Closing Date, would be deposited by the Master Servicer in either of a Reserve Account or an Escrow Account established in respect of such Mortgage Loan. The Master Servicer shall deposit such funds in the Reserve Account or the Escrow Account, as appropriate to be established in respect of such Mortgage Loan.

            In the case of Mortgage Loans and Underlying Mortgage Loans that have been prepaid after the Cut-off Date and prior to the Closing Date and, if any such loan was prepaid in full, in lieu of delivering or causing the Master Servicer to deliver the related Mortgage File to the Trustee or registering the related GNMA Certificate in the name of the Trustee, as applicable, Greystone Funding (with respect to a Greystone Mortgage Asset) and Daiwa Finance (with respect to a Daiwa Mortgage Asset) will deposit, or cause to be deposited, in the Custodial Account or, in the case of an Underlying Mortgage Loan, deliver, or cause to be delivered, to the Trustee for deposit in the Collection Account the amount of such prepayment and will provide the Trustee with written notice of such prepayment.

            (c) Within 45 days after the Closing Date, the Trustee, at the expense of Greystone Funding (with respect to each Greystone Mortgage Loan) and Daiwa Finance (with respect to each Daiwa Mortgage Loan), shall cause the following documents and instruments to be properly recorded or filed, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate: (i) each assignment of a Mortgage referred to in clause (iv) of the definition of "Mortgage File"; (ii) each assignment of an Assignment of Leases, if any, referred to in clause (vii) of the definition of "Mortgage File"; and (iii) each assignment of a financing statement referred to in clause (xiii) of the definition of "Mortgage File". If any such assignment of a Mortgage, assignment of an Assignment of Leases or assignment of a financing statement is lost or returned unrecorded because of a defect therein, the Trustee, upon becoming aware of such loss or defect, shall promptly give written notice of such loss or defect to Greystone Funding (if the affected Mortgage Loan is a Greystone Mortgage Loan) or Daiwa Finance (if the affected Mortgage Loan is a Daiwa Mortgage Loan), and the related Seller shall promptly prepare a substitute therefor or use its best efforts to cure such defect, as the case may be, and shall then return the same to the Trustee. The Trustee shall cause the same to be duly recorded or filed at the related Seller's expense. Greystone Funding (with respect to the Greystone Mortgage Assets) and Daiwa Finance (with respect to the Daiwa Mortgage Assets) shall, promptly upon receipt thereof, deliver or cause to be delivered to the Trustee the original recorded Mortgage and, if applicable, Assignment of Leases and any original recorded intervening assignments of such documents, in those instances where a copy thereof was delivered to the Trustee. Within 45 days after the Closing Date, the Trustee shall file with HUD each HUD Form 92080 referred to in clause
(xiv) of the definition of "Mortgage File".

            (d) If, within one year after the Closing Date, any assignment of a Mortgage referred to in clause (iv) of the definition of "Mortgage File" or, if applicable, any assignment of an Assignment of Leases referred to in clause
(vii) of the definition of "Mortgage File", in each case with evidence of the recording of the Trustee's interest thereon, or a copy (certified by the applicable public recording office to be a true and correct copy) of such recorded assignment of a Mortgage or assignment of an Assignment of Leases, is not delivered to the Trustee, or if Greystone Funding or Daiwa Finance defaults on its obligations pursuant to Section 2.01(c) with respect to any such assignment that is lost or defective, Greystone Funding (if the affected Mortgage Loan is a Greystone Mortgage Loan) or Daiwa Finance (if the affected Mortgage Loan is a Daiwa Mortgage Loan) shall repurchase the affected Mortgage Loan from the Trustee at the applicable Purchase Price therefor. The Purchase Price for any such Mortgage Loan shall be deposited by Greystone Funding (with respect to a Greystone Mortgage Loan) and Daiwa Finance (with respect to a Daiwa Mortgage Loan) in the Custodial Account. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer (which notification shall include a statement as to the accuracy of the Purchase Price), the Trustee shall release the related Mortgage File to or at the direction of the Seller that effected such purchase and shall execute and deliver such instruments of transfer or assignment (which shall be prepared by such Seller), in each case without recourse, as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Trustee) to such Mortgage Loan being repurchased pursuant hereto. The repurchase obligation pursuant to this Section 2.01(d) shall be effected solely at the cost and expense of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) and shall constitute the sole recourse against the related Seller available to the Trustee, the Depositor and the Certificateholders for failure of an assignment of a Mortgage referred to in clause (iv) of the definition of "Mortgage File" or, if applicable, any assignment of an Assignment of Leases referred to in clause (vii) of the definition of "Mortgage File", to be recorded.

            (e) In instances where a title commitment or binder is delivered to the Trustee with respect to any Mortgage Loan, Greystone Funding (with respect to a Greystone Mortgage Loan) and Daiwa Finance (with respect to a Daiwa Mortgage Loan) shall provide an original of the related lender's title insurance policy (or duplicate thereof) in accordance with the terms of such commitment or binder to the Trustee as promptly as practicable after the execution and delivery hereof but, in any event, within 180 days of the Closing Date. If within 180 days after the Closing Date, Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage
Loan) fails to provide to the Trustee the original lender's title insurance policy (or duplicate thereof) with respect to any Mortgage Loan, Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) shall repurchase the related Mortgage Loan from the Trustee at the applicable Purchase Price therefor. The Purchase Price for any such Mortgage Loan shall be deposited by Greystone Funding (with respect to a Greystone Mortgage Loan) and Daiwa Finance (with respect to a Daiwa Mortgage Loan) in the Custodial Account. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer (which notification shall include a statement as to the accuracy of the Purchase Price), the Trustee shall release the related Mortgage File to or at the direction of the Seller that effected such purchase and shall execute and deliver such instruments of transfer or assignment (which shall be prepared by such Seller), in each case without recourse, as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Trustee) to any Mortgage Loan being repurchased pursuant hereto. The repurchase obligation pursuant to this Section 2.01(e) shall be effected solely at the cost and expense of Greystone Funding (with respect to a Greystone Mortgage Asset) or Daiwa Finance (with respect to a Daiwa Mortgage Asset) and shall constitute the sole recourse against the related Seller available to the Trustee, the Depositor and the Certificateholders for failure to provide to the Trustee an original lender's title insurance policy with respect to any Mortgage Loan.

            SECTION 2.02.     Acceptance of the Trust Fund by Trustee; Review of

                              Mortgage Loan Documentation.

            The Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files, in good faith and without actual notice or knowledge of any adverse claim pertaining to the Mortgage Loans listed on the Mortgage Asset Schedule, subject to its further review thereof under this Section 2.02. Upon issuance of the Certificates, the Trustee will hold all documents constituting a part of the Mortgage Files delivered to it, and all other assets constituting part of the Trust Fund that come into its possession or under its control, in trust for the use and benefit of all present and future Certificateholders. The Trustee, upon its execution and delivery hereof, will deliver an initial certification acknowledging, with respect to each Mortgage Loan specified on the Mortgage Asset Schedule, its receipt of those items specified in clauses (i),
(ii) and (iv) of the definition of Mortgage File (any document not delivered to be listed on an exception report attached thereto) and further acknowledging its receipt of the GNMA Certificates listed on the Mortgage Asset Schedule.

            Within 60 days after the execution and delivery of this Agreement, the Trustee shall ascertain whether all documents required to be delivered to it pursuant to Section 2.01 hereof are in its possession, and shall deliver to the Depositor, each Seller and the Master Servicer a certification in the form set forth as Exhibit C hereto to the effect that, as to each Mortgage Loan listed in the Mortgage Asset Schedule, and subject to any exceptions noted on an attachment to such certification: (a) all documents required to be delivered or caused to be delivered to the Trustee by the related Seller pursuant to this Agreement are in its possession, (b) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in items (v),
(viii), (xi), (xii), (xvi) and (xvii) of the second sentence of the definition of the "Daiwa Mortgage Asset Schedule" (in the case of a Daiwa Mortgage Loan) or "Greystone Mortgage Asset Schedule" (in the case of a Greystone Mortgage Loan), as applicable, respecting such Mortgage Loan accurately reflects the information contained in the documents in the related Mortgage File and (d) the related Mortgage Note has a final endorsement from the FHA. If, in the course of such review or at any time thereafter, the Trustee (through no negligence of its own) finds any document or documents constituting a part of a Mortgage File which did not meet the requirements of (a) through (d) above at the time of delivery, the Trustee shall promptly notify the Master Servicer, the related Seller and the Depositor in writing. Greystone Funding (with respect to a Greystone Mortgage
Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) shall use reasonable efforts to correct or cure any such defect of which it has been so notified within 60 days from the date the related Seller was notified of such defect. If Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) does not so correct or cure such defect within the period set forth in the immediately preceding sentence, the related Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price therefor. The Purchase Price for any such Mortgage

Loan shall be deposited by Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) in the Custodial Account. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer (which notification shall include a statement as to the accuracy of the Purchase Price), the Trustee shall release the related Mortgage File to or at the direction of the Seller that effected such purchase and shall execute and deliver such instruments of transfer or assignment (which instruments shall be prepared and provided by such Seller), in each case without recourse, as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Trustee) to any Mortgage Loan being repurchased pursuant hereto.

            In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility to determine whether any document or opinion is legal, valid, binding or enforceable, whether any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

            The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            It is understood and agreed that the obligation of Greystone Funding (with respect to a Greystone Mortgage Loan) and Daiwa Finance (with respect to the Daiwa Mortgage Loan) to purchase any Mortgage Loan which does not meet the requirements of (a) through (d) above shall constitute the sole and exclusive recourse respecting such defect available to the Trustee, the Depositor and the Certificateholders.

            SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

            The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, as of the date hereof or such other date set forth herein, that:

                (a) the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan;

                (b) the Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Depositor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (c) the execution and delivery of this Agreement by the Depositor, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the

      Depositor; and the Depositor is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, to the Depositor's knowledge would in the future materially and adversely affect,
      (X) the ability of the Depositor to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of the Depositor;

                (d) no litigation is pending or, to the best of the Depositor's knowledge, threatened, against the Depositor that would adversely affect the execution, delivery or enforceability of this Agreement or, in any material respect, the ability of the Depositor to perform any of its other obligations hereunder in accordance with the terms hereof;

                (e) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Master Servicer or the Trustee and prepared by the Depositor pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the information, certificate, statement or report not misleading; and

                (f) except for permits and similar authorizations required under the securities or "blue sky" laws no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

            SECTION 2.04. Representations, Warranties and Covenants of the Master Servicer and each Seller.

            (a) The Master Servicer hereby represents and warrants to, and covenants with, the other parties hereto and for the benefit of the Certificateholders, as of the date hereof, that:

                (i) the Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                (ii) the Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

              (iii) the execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not
      (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, to the Master Servicer's knowledge would in the future materially and adversely affect, (X) the ability of the Master Servicer to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of the Master Servicer;

               (iv) the Master Servicer is, and will remain, subject to supervision and examination by any state or federal authority as may be applicable, in good standing and qualified to do business where so required by applicable law and is, and will remain, an FHA-Approved Mortgagee;

                (v) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would adversely affect the execution, delivery or enforceability of this Agreement or, in any material respect, the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               (vi) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the information, certificate, statement or report not misleading;

              (vii) except for permits and similar authorizations required under the securities or "blue sky" laws no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same; and

              (viii) all Sub-Servicing Agreements substantially comply with the provisions of this Agreement.

            (b) Greystone Funding hereby represents and warrants to, and covenants with, the other parties hereto and for the benefit of the Certificateholders, as of the date hereof, that:


                (i) Greystone Funding is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan;

               (ii) Greystone Funding has the full corporate power and authority to transfer the Mortgage Assets, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized by all necessary corporate action on the part of Greystone Funding the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of Greystone Funding, enforceable against Greystone Funding in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (iii) the execution and delivery of this Agreement by Greystone Funding, the transfer of the Mortgage Assets by Greystone Funding hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Greystone Funding and will not
      (A) result in a material breach of any term or provision of the charter or by-laws of Greystone Funding or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Greystone Funding is a party or by which it may be bound, or any statute, order or regulation applicable to Greystone Funding of any court, regulatory body, administrative agency or governmental body having jurisdiction over Greystone Funding; and Greystone Funding is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, to Greystone Funding's knowledge would in the future materially and adversely affect, (X) the ability of Greystone Funding to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of Greystone Funding;

               (iv) no litigation is pending or, to the best of Greystone

      Funding's knowledge, threatened, against Greystone Funding that would adversely affect the execution, delivery or enforceability of this Agreement or the ability of Greystone Funding to transfer the Mortgage Assets or to perform in all material respects any of its other obligations hereunder in accordance with the terms hereof;

                (v) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any Affiliate of the Depositor or the Trustee and prepared by Greystone Funding pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the information, certificate, statement or report not misleading;

               (vi) except for permits and similar authorizations required under the securities or "blue sky" laws no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Greystone Funding of, or compliance by Greystone Funding with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Greystone Funding has obtained the same; and

                (vii) the consummation of the transactions contemplated by this Agreement are not subject to the bulk transfer provisions of the UCC.

            (c) Daiwa Finance hereby represents and warrants to, and covenants with, the other parties hereto and for the benefit of the Certificateholders, as of the date hereof, that:

                (i) Daiwa Finance is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan that is a Daiwa Mortgage Asset;

                (ii) Daiwa Finance has the full corporate power to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized by all necessary corporate action on the part of Daiwa Finance the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of Daiwa Finance, enforceable against Daiwa Finance in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (iii) the execution and delivery of this Agreement by Daiwa Finance, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Daiwa Finance and will not (A) result in a material breach of any term or provision of the charter or by-laws of Daiwa Finance or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Daiwa Finance is a party or by which it may be bound, or any statute, order or regulation applicable to Daiwa Finance of any court, regulatory body, administrative agency or governmental body having jurisdiction over Daiwa Finance; and Daiwa Finance is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, Daiwa Finance's knowledge would in the future materially and adversely affect, (X) the ability of Daiwa Finance to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of Daiwa Finance;

                (iv) no litigation is pending or, to the best of Daiwa Finance's knowledge, threatened, against Daiwa Finance that would adversely affect the execution, delivery or enforceability of this Agreement or the ability of Daiwa Finance to perform in all material respects any of its other obligations hereunder in accordance with the terms hereof;

                (v) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any Affiliate of the Depositor or the Trustee and prepared by Daiwa Finance pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the information, certificate, statement or report not misleading;

                (vi) except for permits and similar authorizations required under the securities or "blue sky" laws no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Daiwa Finance of, or compliance by Daiwa Finance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Daiwa Finance has obtained the same;

                (vii) the consummation of the transactions contemplated by this Agreement are not subject to the bulk transfer provisions of the UCC; and


                (viii) the Daiwa Titleholders are, in each case, an FHA-Approved Mortgagee.

            (d) Greystone Funding hereby represents and warrants to, and covenants with, the other parties hereto for the benefit of the Certificateholders, as of the Closing Date or such other date specifically set forth herein, solely with respect to the Greystone Mortgage Assets, as follows:

                (i) the information set forth in the Greystone Mortgage Asset
      Schedule is true and correct in all material respects at the date or dates respecting which such information is provided;

                (ii) as of the Closing Date, none of the Greystone Mortgage Loans is:

                  (A) delinquent under the original or modified terms thereof to the extent of more than one monthly installment of interest, principal or escrow deposits or is otherwise in default; or

                  (B) subject to any outstanding advance or advances made by the mortgagee to the Mortgagor;

                (iii) the chain of title of each Greystone Mortgage Loan from the originator thereof to the Trustee is unbroken and free from defect and, except in the case of any Mortgage Loan as to which a lost note affidavit was delivered to the Trustee, is duly endorsed on the related Mortgage Note;

                (iv) the terms of each Greystone Mortgage Loan and the related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, approved by the FHA. No Mortgagor under any Greystone Mortgage Loan has been released in whole or in part except in connection with an agreement approved by the FHA which agreement is part of the related Mortgage File delivered to the Trustee;

                (v) each Greystone Mortgage Loan is fully insured by the FHA, and all necessary steps have been taken to make and keep such insurance valid, binding and enforceable. No defect exists that would prevent recovery in full or in part under any such FHA Mortgage Insurance Contract. Such insurance is the binding, valid and enforceable obligation of the FHA to the full extent thereof, without setoff, defense or surcharge. Each document which is required in order to assign such Greystone Mortgage Loan to the FHA and to collect the FHA Insurance Benefits in full, without the imposition of any surcharge, is included in the related Mortgage File, except for such items as may be required by the FHA which are executed or assembled and delivered to the FHA to evidence the assignment of such Greystone Mortgage Loan from the Trustee to the FHA;

               (vi) Greystone Funding has reviewed the Mortgage File in respect of each Greystone Mortgage Loan, and the related Mortgaged Property is covered by a lender's title policy insuring that the related Mortgage is a valid first (or, if identified on the Greystone Mortgage Asset Schedule as such, a second) mortgage lien on such Mortgaged Property, subject only to the exceptions stated therein. Such title insurance policy is in full force and effect, no claims have been made thereunder, is freely assignable and will inure to the benefit of the Trustee as mortgagee of record;

              (vii) with respect to each Greystone Mortgage Loan, all relevant real estate tax and assessment obligations to date have been satisfied prior to the assessment of any penalties;

             (viii) the transfer of each Greystone Mortgage Loan to the Trustee, and the transfers of Certificates evidencing interests therein, as contemplated hereby is and will be in compliance with 24 CFR ss.207.261 or, if not, Greystone Funding has received the required written authorization from the FHA to permit such transfer of each Greystone Mortgage Loan and such transfers of Certificates, and any prior transfers of each Greystone Mortgage Loan have been in compliance with 24 CFR ss.207.261;

               (ix) immediately prior to the transfer of the Greystone Mortgage Assets to the Trustee, the Master Servicer and/or Greystone Funding had good and marketable title to, and a 100% beneficial ownership interest in, such Mortgage Assets, free and clear from all liens, charges, encumbrances or rights of others (except the right of the Depositor to direct the assignment of the Greystone Mortgage Assets to the Trustee); and all acts necessary to effect the transfer of such title and beneficial ownership interest to the Trustee have been taken;

                (x) None of the Greystone Mortgage Loans is a Putable Mortgage Loan, and none of the Greystone GNMA Certificates is a PN (non-level) payment type (except if such Greystone GNMA Certificate is designated as a PN (non-level) payment type solely because the first payment thereon following origination was made up only of interest);

                (xi) it is not necessary to notify the FHA of any past due or unpaid taxes or assessment obligations with respect to any Greystone Mortgage Loan; and

                (xii) FHA Insurance Benefits in respect of each Greystone Mortgage Loan will be payable in cash or FHA Debentures or both.

            (e) Daiwa Finance hereby represents and warrants to, and covenants with, the other parties hereto for the benefit of the Certificateholders, as of the Closing Date or such other date specifically set forth herein, solely with respect to the Daiwa Mortgage Assets, as follows:

                (i) the information set forth in the Daiwa Mortgage Asset
      Schedule is true and correct in all material respects at the date or dates respecting which such information is provided;

                (ii) as of the Closing Date, none of the Daiwa Mortgage Loans is:

                  (A) delinquent under the original or modified terms thereof to the extent of more than one monthly installment of interest, principal or escrow deposits or is otherwise in default; or

                  (B) subject to any outstanding advance or advances made by the mortgagee to the Mortgagor;

              (iii) the chain of title of each Daiwa Mortgage Loan from the originator thereof to the Trustee is unbroken and free from defect and, except in the case of any Mortgage Loan as to which a lost note affidavit was delivered to the Trustee, is duly endorsed on the related Mortgage Note;

               (iv) the terms of each Daiwa Mortgage Loan and the related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, approved by the FHA. No Mortgagor under any Daiwa Mortgage Loan has been released in whole or in part except in connection with an agreement approved by the FHA which agreement is part of the related Mortgage File delivered to the Trustee;

                (v) each Daiwa Mortgage Loan is fully insured by the FHA, and all necessary steps have been taken to make and keep such insurance valid, binding and enforceable. No defect exists that would prevent recovery in full or in part under any such FHA Mortgage Insurance Contract. Such insurance is the binding, valid and enforceable obligation of the FHA to the full extent thereof, without any setoff, defense or surcharge. Each document which is required in order to assign such Daiwa Mortgage Loan to the FHA and to collect the FHA Insurance Benefits in full, without the imposition of any surcharge, is included in the related Mortgage File, except for such items as may be required by the FHA which are executed or assembled and delivered to the FHA to evidence the assignment of such Daiwa Mortgage Loan from the Trustee to the FHA;

               (vi) Daiwa Finance has reviewed the Mortgage File in respect of each Daiwa Mortgage Loan, and the related Mortgaged Property is covered by a lender's title policy insuring that the related Mortgage is a valid first (or, if identified on the Daiwa Finance Mortgage Asset Schedule as such, a second) mortgage lien on such Mortgaged Property, subject only to the exceptions stated therein. Such title insurance policy is in full force and effect, no claims have been made thereunder, is freely assignable and will inure to the benefit of the Trustee as mortgagee of record;

                (vii) with respect to each Daiwa Mortgage Loan, all relevant real estate tax and assessment obligations to date have been satisfied prior to the assessment of any penalties;

                (viii) the transfer of each Daiwa Mortgage Loan to the Trustee and the transfers of Certificates evidencing interests therein, as contemplated hereby, is and will be in compliance with 24 CFR ss.207.261 or, if not, Daiwa Finance received the required written authorization from the FHA to permit such transfer of each such Daiwa Mortgage Loan and such transfers of Certificates, and any prior transfers of each Daiwa Mortgage Loan have been in compliance with 24 CFR ss.207.261;

                (ix) immediately prior to the transfer of the Daiwa GNMA Certificates to the Trustee, Daiwa Securities America Inc. had good and marketable title to, and a 100% beneficial ownership interest in, such GNMA Certificates, free and clear from all liens, charges, encumbrances or rights of others (except the right of the Depositor to direct the assignment of the Daiwa GNMA Certificates to the Trustee), and all acts necessary to effect the transfer of such title and beneficial ownership interest to the Trustee have been taken;

                (x) immediately prior to the transfer of the Daiwa Mortgage Loans to the Trustee, the Daiwa Titleholders had good and marketable title to, and Daiwa Finance had a 100% beneficial ownership interest in, such Mortgage Loans, free and clear from all liens, charges, encumbrances or rights of others (except the right of the Depositor to direct the assignment of the Daiwa Mortgage Loans to the Trustee); and all acts necessary to effect the transfer of such title and beneficial ownership to the Trustee have been taken;

                (xi) none of the Daiwa Mortgage Loans is a Putable Mortgage Loan and none of the Daiwa GNMA Certificates is a PN (non-level) payment type (except if such Daiwa GNMA Certificate is designated as a PN (non-level) payment type solely because the first payment thereon following origination was made up only of interest);

                (xii) it is not necessary to notify the FHA of any past due or unpaid taxes or assessment obligations in respect of any Daiwa Mortgage Loan; and

                (xiii) FHA Insurance Benefits in respect of each Daiwa Mortgage Loan will be payable in cash or FHA Debentures or both.

            (f) Upon the discovery by any party hereto (or upon notice thereof in writing from a Certificateholder) of a breach or breaches of any representation or warranty of the Master Servicer, Greystone Funding or Daiwa Finance set forth in any of the foregoing subsections of this Section 2.04, which breach materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto. The Trustee shall promptly notify the

Depositor, the Master Servicer, Greystone Funding or Daiwa Finance (whichever made the breached representation and warranty) of such breach and request that such party cure such breach within 60 days from the date of such notice. If such breach is a breach of a representation and warranty set forth in Section 2.04(d) or 2.04(e) and Greystone Funding (with respect to a breach of any representation or warranty contained in Section 2.04(d)) or Daiwa Finance (with respect to a breach of any representation or warranty contained in Section 2.04(e)) does not cure such breach in all material respects, within such 60-day period, then it shall, prior to the end of such 60-day period, repurchase the affected Mortgage Asset from the Trustee at the applicable Purchase Price. The Purchase Price for any such Mortgage Asset shall be deposited in the Custodial Account. Upon receipt by the Trustee of written notification (which notification shall include a statement as to the accuracy of such Purchase Price) of the deposit of the Purchase Price signed by a Servicing Officer, the Trustee shall: (i) in the case of a Mortgage Loan, release the related Mortgage File to or at the direction of Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan) and shall execute and deliver such instruments of transfer or assignment (which instruments shall be prepared and provided by the Greystone Funding or Daiwa Finance, as applicable), in each case without recourse, as shall be necessary to vest in Greystone Funding (with respect to a Greystone Mortgage Loan) or Daiwa Finance (with respect to a Daiwa Mortgage Loan), or in either case its designee, title (to the extent that such title was transferred to the Trustee) to any Mortgage Loan purchased pursuant to this Section 2.04(f); and (ii) in the case of a GNMA Certificate, cause the re-registration thereof in the name of Greystone Funding (with respect to a Greystone GNMA Certificate) or Daiwa Finance (with respect to a Daiwa GNMA Certificate), or in either case its designee, on the books of the appropriate "financial intermediary" (within the meaning of Section (8-313(4) of the New York UCC) designated by Greystone Funding or Daiwa Finance, as applicable. It is understood and agreed that the obligation of Greystone Funding or Daiwa Finance to purchase any Mortgage Asset as to which any such breach (or breaches) of a representation and warranty contained in Section 2.04(d) or 2.04(e) has occurred and is continuing shall constitute the sole recourse respecting such breach or breaches available to the Depositor, the Trustee or the Certificateholders.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests in such distributions evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of Class R-II Certificates and the REMIC III Certificates.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC II Regular Interests.

            The Trustee hereby acknowledges the assignment to it of the REMIC I Regular Interests. Concurrently with such assignment and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests in such distributions evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, respectively, shall be as set forth in this Agreement.

            SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.09.    Execution, Authentication and Delivery of REMIC III

                             Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests in such distributions evidenced by the respective Classes of REMIC III Certificates, shall be as set forth in this Agreement.

            SECTION 2.10.     Retained Yield.

            (a) Greystone Funding's (if the related FHA Assigned Mortgage Loan is a Greystone Mortgage Asset) and Daiwa Finance's (if the related FHA Assigned Mortgage Loan is a Daiwa Mortgage Asset) right to receive the Retained Yield with respect to any FHA Debenture shall be absolute and unconditional, but shall last only for so long as such FHA Debenture is part of the Trust Fund. Greystone Funding's (if the related FHA Assigned Mortgage Loan is a Greystone Mortgage Asset) and Daiwa Finance's (if the related FHA Assigned Mortgage Loan is a Daiwa Mortgage Asset) right to receive the Retained Yield with respect to an FHA Assigned Mortgage Loan shall also be absolute and unconditional, but shall last only until a Final Recovery Determination has been made with respect to such FHA Assigned Mortgage Loan. Greystone Funding's (if the related FHA Assigned Mortgage Loan is a Greystone Mortgage Asset) and Daiwa Finance's (if the related FHA Assigned Mortgage Loan is a Daiwa Mortgage Asset) right to receive the Retained Yield shall not be subject to offset or counterclaim, notwithstanding any breach of any representation or warranty of Greystone Funding or Daiwa Finance, respectively, under this Agreement or any default by Greystone Funding or Daiwa Finance, respectively, of any of its obligations or covenants under this Agreement.

            (b) The Master Servicer shall remit any Retained Yield received with respect to any FHA Debenture or FHA Assigned Mortgage Loan to Greystone Funding (if the related FHA Assigned Mortgage Loan is a Greystone Mortgage Asset) or Daiwa Finance (if the related FHA Assigned Mortgage Loan is a Daiwa Mortgage Asset) pursuant to such reasonable arrangements as may be entered into between the Master Servicer and each Seller.

            (c) Retained Yield in respect of any FHA Debenture shall be payable solely from payments of interest received on such FHA Debenture and from the interest portion of any proceeds received in connection with the sale of such FHA Debenture pursuant to Section 3.15 or 10.01. Any Retained Yield with respect to any FHA Debenture shall cease to accrue at such time as the FHA Debenture is paid in full or otherwise removed from the Trust Fund. Retained Yield in respect of any FHA Assigned Mortgage Loan shall be payable solely from payments of interest received from the FHA with respect to such FHA Assigned Mortgage Loan. Any Retained Yield with respect to any FHA Assigned Mortgage Loan shall cease to accrue at such time as a Final Recovery Determination has been made with respect to such FHA Assigned Mortgage Loan.

            (d) If any FHA Debenture or Mortgage Loan as to which there is Retained Yield is purchased out of the Trust Fund pursuant to any section hereof, the related Purchase Price received in connection with such purchase (net of all amounts payable or reimbursable therefrom with respect to related Advances, Advance Interest, Servicing Compensation, Trustee Fees and previously accrued Retained Yield through the date of receipt) shall be deemed allocated between the Trust Fund and the Seller entitled to such Retained Yield in proportion to the relative values of such Mortgage Asset (net of the Retained Yield) and the Retained Yield, respectively; provided that such Seller hereby subordinates its right to receive such amount so allocated to it, to the right of the Certificateholders to receive an amount equal to the Stated Principal Balance of such Mortgage Asset, together with all accrued interest thereon at the related

Net Asset Rate from the Due Date to which interest was last paid or advanced to the date to which the interest was paid as part of such Purchase Price.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                  OF TRUST FUND

            SECTION 3.01.     General Servicing Provisions.

            (a) For and on behalf of the Trust Fund and solely in the best interests of and for the benefit of the Trustee (as trustee for the Certificateholders) and the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the applicable provisions of the Housing Act and the FHA Regulations, the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the normal and usual standards of practice of prudent servicers of FHA-insured project mortgage loans in the respective states where the Mortgaged Properties are located.

            (b) Subject to the foregoing, the Master Servicer shall have full power and authority, acting alone and/or through any Sub-Servicer, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration; provided that the Master Servicer shall take no action that is materially inconsistent with or materially prejudices the interest of the Trustee or the Certificateholders in any Mortgage Loan or under the related FHA Mortgage Insurance or the rights and interest of the Depositor, the Trustee or the Certificateholders under the terms of this

Agreement unless such action is specifically called for by the terms hereof; and provided further that, without the consent of the FHA (if required under FHA Regulations), the Master Servicer shall not: (i) modify or extend any Mortgage Loan (and any such modification or extension that is permitted shall be subject to Section 3.01(d) hereof); (ii) make or consent to any material amendment, change, modification or alteration of any Mortgage Loan; (iii) consent to any release, substitution or exchange of the collateral given for any Mortgage Loan;
(iv) waive any claim or right against the Mortgagor or any guarantor, standby creditor or obligor of a Mortgage Loan; or (v) consent to any transfer of or subordinate financing on any Mortgaged Property unless such transfer or subordinate financing is permitted under the loan documents relating thereto. The Master Servicer shall notify the Rating Agency in writing in connection with any action taken contemplated by Section 3.01(b)(iv).

            To the extent consistent with the foregoing, and subject to Section 3.01(d) and any other specific provisions hereof that may be applicable to any particular matter, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of modification, satisfaction, cancellation or assignment, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall promptly notify the Trustee of any such execution and delivery. Subject to Section 3.13, the Depositor and the Trustee for the benefit of the Certificateholders shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans.

            (c) In accordance with the standards of the preceding subsections, but subject to any applicable limitations set forth in Section 5.03, the Master Servicer shall advance or cause to be advanced funds, as and when necessary, for the purpose of effecting the timely payment of taxes, assessments and ground rents (if any) on each Mortgaged Property, FHA Mortgage Insurance premiums in respect of the Mortgage Loans or any other related unpaid insurance premiums that are not timely paid by the Mortgagors and no or insufficient amounts have been escrowed for the payment thereof. Any such advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.06 hereof, and may be withdrawn from the Custodial Account as a Servicing Advance, as and to the extent permitted by Section 3.09 hereof. All costs incurred by the Master Servicer in effecting the timely payments of taxes, assessments and ground rents (if any) on the Mortgaged Properties, FHA Mortgage Insurance premiums in respect of the Mortgage Loans and any other related insurance premiums shall not, for the purpose of calculating any amounts which affect monthly distributions to the Certificateholders, be added to the principal balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.


            (d) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless (i) the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the good faith and reasonable judgment of the Master Servicer, reasonably foreseeable, (ii) the Master Servicer has obtained the written consent of the FHA if required under FHA Regulations and (iii) the Master Servicer has obtained written confirmation from the Rating Agency that there would be no resulting downgrade, withdrawal or qualification of the then-current rating of any Class of Rated Certificates) permit any modification with respect to any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            In addition, the Master Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any other action with respect to, any Mortgage Loan that would (A) result in an Adverse REMIC Event with respect to any of REMIC I, REMIC II or REMIC III or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any modification, waiver or amendment of any term of any Mortgage Loan shall be consistent with the servicing standard set forth in the first paragraph of this Section 3.01.

            (e) At no time prior to six months before the Stated Maturity Date of any Mortgage Loan shall any Seller, the Master Servicer, the Depositor or any of their respective Affiliates solicit the related Mortgagor, directly or indirectly, for purposes of providing such Mortgagor with financing to prepay such Mortgage Loan.

            (f) The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (g) The Master Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the tenth Business Day following such Final Recovery Determination.

            SECTION 3.02.     Administration of GNMA Certificates and FHA
                              Debentures.

            If at any time the Trustee, as the registered holder of a GNMA Certificate or an FHA Debenture, is requested in such capacity, by any Person whatsoever to take any action (other than the disposition thereof) or to give any consent, approval or waiver, then the Trustee shall promptly notify all of the Certificateholders of such request in writing and shall, in its capacity as the registered holder of such GNMA Certificate or FHA Debenture, as the case may be, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request only as Holders entitled to at least 51% of the Voting Rights allocated to the Classes affected thereby shall direct in writing. If the Trustee does not receive written instructions from Holders entitled to at least 51% of such Voting Rights within 30 days of their receipt of such notification from the Trustee, the Trustee may (i) take such course of action as it determines, in its reasonable and good faith judgment, is in the best interests of the Certificateholders or (ii) refuse to take such requested action or to give any such requested consent, approval or waiver.

            SECTION 3.03.     Collection of Mortgage Asset Payments.

            (a) The Master Servicer shall proceed diligently, using all reasonably practicable methods, to collect all payments called for under the terms and provisions of the Mortgage Loans, when and as they become due and payable, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of the FHA Mortgage Insurance, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and serviced by it for others. The Master Servicer shall not accept any prepayment of the principal of any Mortgage Loan unless the prepayment is permitted by the terms of the Mortgage Loan and FHA Regulations.

            (b) The Trustee shall deposit or cause to be deposited in the Collection Account all distributions actually received on the GNMA Certificates and any FHA Debentures (except those amounts which constitute (i) Retained Yield with respect to any FHA Debentures and (ii) payments of interest on any FHA Debenture with respect to which the Master Servicer has previously made a Monthly Advance). If such distributions are to be made by wire transfer, the Trustee shall direct that such wire transfer be made to the Collection Account. The Trustee shall remit to the Master Servicer by wire transfer any amounts received by it constituting (i) Retained Yield on any FHA Debentures and (ii) payments of interest on any FHA Debenture with


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respect to which the Master Servicer has previously made a Monthly Advance, which amounts shall, upon receipt thereby, be deposited by the Master Servicer in the Custodial Account. If the full amount of any distribution on any GNMA Certificate or FHA Debenture shall not have been received by the Trustee by the close of business on the date on which such distribution was due to be received thereon, the Trustee shall notify the Master Servicer and the party required to make such distribution. If the full amount of such distribution shall not have been received by the Trustee or the Master Servicer one Business Day following such notice, the Trustee shall promptly notify the Certificateholders, and such parties shall proceed in accordance with Section 3.02.

            Neither the Trustee nor the Master Servicer shall accept a second payment on any GNMA Certificate in any calendar month after the Due Date for such GNMA Certificate in such month.


            SECTION 3.04. Rights of the Depositor and the Trustee in Respect of the Master Servicer and each Seller.

            The Master Servicer, Greystone Funding and Daiwa Finance each shall afford the Depositor and the Trustee, without charge but only upon reasonable notice and during normal business hours, access to all records and documentation in the Master Servicer's, Greystone Funding's or Daiwa Finance's, as the case may be, possession regarding the Mortgage Loans and to all accounts, insurance policies and other matters in the Master Servicer's, Greystone Funding's or Daiwa Finance's, as the case may be, possession relating to this Agreement and access to officers of the Master Servicer responsible for its obligations hereunder. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, Greystone Funding and/or Daiwa Finance hereunder. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, Greystone Funding or Daiwa Finance and is not obligated to supervise the performance of the Master Servicer, Greystone Funding or Daiwa Finance hereunder or otherwise.

            SECTION 3.05.     Sub-Servicers.

            (a) It is understood that the Master Servicer may perform its servicing obligations under this Agreement through Sub-Servicers, provided that each such Sub-Servicer, at all times it is servicing any Mortgage Loan, is an established and approved servicer of FHA-insured project mortgage loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans upon receipt thereof by a Sub-Servicer. The Master Servicer shall pay all fees and expenses of each Sub-Servicer out of the Servicing Compensation or out of the Master Servicer's own funds. Any agreement that may be entered into by the Master Servicer and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and except to the extent that the Trustee (or any other successor master servicer) succeeds to the rights and obligations of the Master Servicer hereunder as provided in subsection (b) below, neither the Trustee (or any other successor master servicer) nor any Certificateholder shall be deemed to be a party thereto or have any claims, rights, obligations,


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duties or liabilities with respect to the Sub-Servicer or for the payment of the fees and expenses of any Sub-Servicer. Any such Sub-Servicing Agreement shall conform in all material respects with this Agreement. Notwithstanding the fact that the Master Servicer may perform its servicing obligations under this Agreement through another entity, the Master Servicer shall at all times remain obligated and liable to the Trustee and the Certificate-holders without diminution by virtue of such servicing being performed by such other entity and to the same extent and under the same terms and conditions as if the Master Servicer alone were performing its obligations under this Agreement.

            (b) If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee (or any other successor master servicer) shall succeed to any rights and obligations of the Master Servicer under any Sub-Servicing Agreement and shall be deemed to have assumed the Master Servicer's interest therein; provided, however, that the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement arising prior to the date of such succession. The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans then being serviced thereunder and an accounting of collected amounts held by or on behalf of it and otherwise use its best efforts to effect the orderly and efficient transfer of servicing to the assuming party.

            SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            The Master Servicer shall establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, FHA Mortgage Insurance premiums, hazard and other insurance premiums and comparable items for the account of the Mortgagors. The Master Servicer shall deposit all such funds and maintain such accounts in accordance with applicable FHA Regulations. All Escrow Accounts shall be Eligible Accounts.

            Subject to the terms of the related Mortgage Loans and the applicable FHA Regulations, withdrawals of amounts so collected from the Escrow Accounts may be made to effect timely payment of taxes, assessments, FHA Mortgage Insurance premiums, hazard and other insurance premiums and comparable items, to reimburse the Master Servicer for prior advances of such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 hereof. As part of its servicing duties, the Master Servicer, without right of reimbursement, shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.



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            SECTION 3.07.     Reserve Accounts.

            The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made
(i) to pay for, or to reimburse the related Mortgagor in connection with, replacements, repairs and/or capital improvements at the related Mortgaged Property if the replacements have been effected or the repairs or capital improvements have been completed, and such withdrawals are made, in accordance with the servicing standard set forth in Section 3.01(a), FHA Regulations and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds, and (ii) to distribute interest earned on such amounts to the related Mortgagor pursuant to the FHA Regulations. All Reserve Accounts shall be Eligible Accounts.


            SECTION 3.08.     Maintenance of the Custodial Account.

            The Master Servicer shall establish and maintain, in its name on behalf of the Trustee for the benefit of the Certificateholders, the Custodial Account. The Master Servicer shall deposit into the Custodial Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by it (without duplication) subsequent to the Cut-off Date (other than in respect of principal of and interest and any other payments on the Mortgage Loans due on or before the Cut-off Date):

                (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                (ii) all payments on account of interest on the Mortgage Loans;

                (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on or in respect of the Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures and the terms of the applicable FHA Mortgage Insurance Contract;

                (iv) all Prepayment Premiums collected with respect to the Mortgage Loans;

                (v) the amount of any losses required to be deposited by the Master Servicer pursuant to the third succeeding paragraph of this Section
      3.08 in connection with any losses on Permitted Investments;

                (vi) all amounts constituting Retained Yield with respect to any FHA Debentures or interest on any FHA Debentures with respect to which the Master Servicer has previously made a Monthly Advance;



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

                (vii) all proceeds of any purchase by Greystone Funding, Daiwa Finance, the Majority Class B Certificateholder, the Master Servicer or the Trustee, as the case may be, of any Mortgage Asset pursuant to Article II, Section 3.15 or Section 10.01 hereof; and

                (viii) any other amounts specifically required to be deposited in the Custodial Account pursuant to this Agreement.

            Notwithstanding the foregoing, to the extent that any amounts constituting Retained Yield required to be deposited by the Master Servicer into the Custodial Account pursuant to clause (vi) above are identifiable, such amounts may be transferred directly to Greystone Funding (with respect to the Greystone Mortgage Assets) and Daiwa Finance (with respect to the Daiwa Mortgage Assets).

            The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, amounts to be deposited in the Escrow Accounts and/or the Reserve Accounts and payments in the nature of late payment charges, assumption fees and modification fees in respect of the Mortgage Loans, if collected, need not be remitted or deposited into the Custodial Account by the Master Servicer. In the event that the Master Servicer shall deposit any amount not required to be so deposited, it may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. All funds deposited in the Custodial Account shall be held by the Master Servicer in trust on behalf of the Trustee for the benefit of the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Custodial Account made by the Master Servicer.

            The Master Servicer may invest the funds in the Custodial Account in Permitted Investments, which shall mature not later than the Business Day preceding the Master Servicer Remittance Date next following the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Custodial Account, then such Permitted Investment shall mature not later than such Master Servicer Remittance Date). All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such) or its nominee. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to withdrawal from time to time. The amount of any losses net of any gains not paid to the Master Servicer incurred in respect of any such investments shall be remitted to the Trustee or deposited in the Custodial Account out of the Master Servicer's own funds promptly following the date that same are realized.



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

            The Master Servicer shall promptly give notice to the Trustee, the Rating Agency and the Depositor of the location of the Custodial Account and of any change thereof.

            SECTION 3.09.     Permitted Withdrawals from the Custodial Account.

            The Master Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (a) to pay to the Master Servicer, as Servicing Compensation, that portion of any payment or other collection of interest (including any Prepayment Interest Excesses) on or in respect of any Mortgage Loan that represents Servicing Fees with respect to such Mortgage Loan accrued for the period with respect to which such payment or other collection of interest applies (to the extent that such amount was not previously paid to or retained by the Master Servicer), and to pay to the Master Servicer, as additional Servicing Compensation, earnings on or investment income with respect to funds credited to the Custodial Account and any other amounts on deposit in the Custodial Account that constitute Servicing Compensation;


                  (b) to reimburse the Master Servicer or Trustee for Advances made in respect of any Mortgage Loan, such right of reimbursement pursuant to this subclause (b) being limited to amounts received in respect of such Mortgage Loan ("Related Proceeds") (including, for this purpose, late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Repurchase Proceeds) and amounts received in connection with the sale pursuant to Section 3.15 or 10.01 of any FHA Debentures that constitute related FHA Insurance Benefits, provided, however, that unless an FHA Insurance Nonexistence Event has occurred, reimbursement of Servicing Advances pursuant to this subclause (b) shall be limited to that portion, if any, of such Related Proceeds remaining after the payment/reimbursement therefrom of all Expected Recoveries due Certificateholders, unreimbursed Monthly Advances, unpaid Servicing Fees, unpaid Trustee Fees and unpaid Retained Yield in respect of the related Mortgage Loan or any FHA Debentures that constitute related FHA Insurance Benefits in respect of the related Mortgage Loan;

                  (c) to reimburse the Master Servicer or the Trustee for Monthly Advances made in respect of any FHA Debenture, such right of reimbursement pursuant to this subclause (c) being limited to amounts received in respect of such FHA Debenture (including, without limitation, from the sale thereof pursuant to Section 3.15 or 10.01) that represents a payment or other collection of interest (net of any portion thereof that constitutes Retained Yield);

                  (d) to reimburse the Master Servicer or the Trustee for any Nonrecoverable Advances; provided that no Servicing Advance shall be reimbursable pursuant to this subclause (d) unless it was incurred after an FHA Insurance Nonexistence Event shall have occurred;



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

                  (e) at such time as any Advance is reimbursed pursuant to any of the preceding clauses (b), (c) or (d), to pay the Master Servicer or the Trustee all related unpaid Advance Interest, provided, however, that if such reimbursement, together with all Advance Interest previously paid to the Master Servicer and the Trustee, would exceed the Advance Interest Cap, reimbursement pursuant to this subclause (e) shall be permitted only to the extent that such payment, together with the aggregate of all prior payments of Advance Interest, does not exceed the Advance Interest Cap;

                  (f)   [Reserved.]

                  (g) to pay to Greystone Funding, Daiwa Finance, the Master Servicer or the Trustee, as the case may be, all amounts received subsequent to the date of purchase in respect of any Mortgage Asset that has been purchased thereby pursuant to any of Sections 2.01, 2.02, 2.04,
      3.15 or 10.01 hereof;

                  (h) to reimburse the Master Servicer, the Depositor and/or certain related Persons for expenses incurred thereby and reimbursable thereto pursuant to Section 7.03 hereof;

                  (i) to withdraw any amount deposited in the Custodial Account pursuant to Section 3.08 and not required to be deposited therein;

                  (j) to pay to Greystone Funding (with respect to a Greystone Mortgage Asset) or Daiwa Finance (with respect to a Daiwa Mortgage Asset) any amounts deposited in the Custodial Account which constitute Retained Yield in respect of any FHA Debenture or FHA Assigned Mortgage Loan;

                  (k) to pay any and all taxes imposed on the Trust Fund by federal, state or local governmental authorities to the extent such taxes are to be paid by the Trust Fund pursuant to Section 11.09(h)(iv); and

                  (l) to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Asset-by-Mortgage Asset basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to any of the foregoing clauses.

            On or prior to each Master Servicer Remittance Date, after payment of items (a) through (k) above (to the extent necessary and without regard to the withdrawal contemplated by this paragraph), the Master Servicer shall withdraw from the Custodial Account and remit to the Trustee, in immediately available funds, and the Trustee, upon receipt thereof, shall deposit in the Collection Account, all amounts then on deposit in the Custodial Account that represent Prepayment Premiums or any part of the Available Distribution Amount for the next succeeding


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Distribution Date or which, if they were on deposit in the Collection Account, would be applied to pay an expense of the Trust Fund withdrawable therefrom.

            SECTION 3.10.   Maintenance of Hazard Insurance and Other Insurance.

            Pursuant to the Housing Act or as may be stipulated by the Commissioner of the FHA, and specifically in compliance with 24 CFR ss.207.260 and any superseding or supplemental regulation, the Master Servicer shall arrange that at all times during the existence of this Agreement all buildings and improvements on the Mortgaged Properties are, in each case, insured by Qualified Insurers in accordance with the related Mortgage and applicable FHA Regulations against insurable loss by fire and other hazards, casualties, floods and contingencies to the extent that such insurance is available at a reasonably competitive price, and where such insurance is for any reason not so available, the Master Servicer shall so notify the FHA as required to ensure that no payment of FHA Insurance Benefits is diminished by the absence of such insurance. Such policies, with copies of all notices thereunder to be given to the Master Servicer, shall be endorsed with standard mortgagee clauses with loss payable to the Trustee. All proceeds paid under any such policies shall, after receipt by the Trustee of a direction from a Servicing Officer of the Master Servicer, be delivered by the Trustee to the Master Servicer for application to the restoration or repair of the Mortgaged Property or for release by the Master Servicer to the related Mortgagor, in accordance with the Master Servicer's normal servicing procedures and the terms of the applicable FHA Mortgage Insurance Contract, and any such proceeds remaining after such application or release shall be deposited in the Custodial Account pursuant to Section 3.08. Any cost incurred by or on behalf of the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating any amounts which affect monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding the terms of the Mortgage Loan so permit.

            SECTION 3.11. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.11(a), when any Mortgaged Property has been conveyed by the related Mortgagor, the Master Servicer shall, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under the related FHA Mortgage Insurance Contract or any Required Insurance Policy. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under the related FHA Mortgage Insurance Contract or any Required Insurance Policy would be adversely affected, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the related FHA Mortgage Insurance Contract and the applicable Required Insurance Policies. The Master


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

Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the FHA and, if necessary and appropriate, the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed by the related Mortgagor, if an assumption is permitted under Section 3.11(a) and the Person to whom the Mortgaged Property is to be conveyed is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage held for the benefit of the Certificateholders that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall deliver or cause to be delivered to the Trustee for signature the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Master Servicer shall also deliver or cause to be delivered to the Trustee with the foregoing documents a letter explaining the nature of such documents and the reason or reasons why the Trustee's signature is required.

            With such letter, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer certifying that: (i) a Servicing Officer has examined and approved such documents as to form and substance, (ii) the Trustee's execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid principal balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (iii) any required consents of the FHA and insurers under any Required Insurance Policies have been obtained and (iv) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first (or, if so reflected on the Mortgage Asset Schedule, a second) mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under the related FHA Mortgage Insurance or any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) the Mortgage Rate on the Mortgage Loan will not be altered nor will the term of the Mortgage Loan be increased as a result of such assumption or transfer and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the Master Servicer used underwriting standards of prudent underwriters of FHA-insured project mortgage loans in the state where the related Mortgaged Property is located in evaluating the creditworthiness of the purchaser/transferee, and such release will not (based on the Master Servicer's good faith and reasonable determination) adversely affect the collectibility of the Mortgage Loan. Upon receipt of such certificate, the Trustee for the benefit of the Certificateholders shall execute any necessary instruments for such assumption or substitution of liability. Upon the closing of the transactions contemplated by such documents, the Master


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Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee for the benefit of the Certificateholders and deposited in the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

            (c) When any Mortgaged Property has been further encumbered by the related Mortgagor, the Master Servicer shall, to the extent it has knowledge of such encumbrance, enforce any due-on-encumbrance clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under the related FHA Mortgage Insurance Contract or any Required Insurance Policy.

            SECTION 3.12. Maintenance of FHA Mortgage Insurance; Collection Thereunder.

            (a) The Master Servicer covenants and agrees not to act, or fail to act, in any such manner as to impair the full force and effect of the FHA Mortgage Insurance in respect of any Mortgage Loan throughout the term of this Agreement and also covenants and agrees to exercise its best reasonable efforts to discharge its obligations arising out of the FHA Mortgage Insurance Contract in respect of each Mortgage Loan. The Master Servicer hereby agrees that it shall be liable to the Trustee and the Trust Fund for any loss, liability or expense incurred by the Trustee, any Certificateholder and/or the Trust Fund by reason of any FHA Mortgage Insurance being voided, reduced, released or adversely affected by reason of the failure by the Master Servicer to perform its obligations hereunder in strict compliance with the terms and conditions of this Agreement. The Master Servicer shall service and administer the Mortgage Loans in accordance with the servicing standard set forth in Section 3.01(a), shall discharge all obligations of the mortgagee under each Mortgage Loan and, subject to the right to assign the Mortgage Loan to the FHA, shall take all action reasonably necessary to preserve the lien of the related Mortgage, including, without limitation, the defense of actions to challenge or foreclose such lien. In particular, the Master Servicer shall:

                (i) ensure the payment, on a timely basis, of the premiums on the FHA Mortgage Insurance in respect of each Mortgage Loan;

                (ii) make or cause to be made an annual physical inspection of the property subject to each Mortgage Loan, and furnish an inspection report to the FHA and the Trustee; and

                (iii) maintain insurance in accordance with Section 3.10 in respect of, and pay ground rents, if any, taxes and other assessments on, any Mortgaged Property if the related Mortgagor fails to do so.

            (b) If a Mortgagor shall fail to make any payment due on any Mortgage Loan or fail to perform any other covenant under the provisions of any Mortgage Loan which could


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

result in the acceleration of the debt, and such failure continues for a period of thirty (30) days, the Master Servicer shall, by written instructions signed by a Servicing Officer, promptly direct the Trustee to, and the Trustee shall, promptly notify the FHA and the Class B Certificateholders of the default and (unless such defaulted Mortgage Loan is purchased by the Majority Class B Certificateholder pursuant to Section 3.15(a) hereof) shall, in accordance with such instructions within forty-five (45) days after the expiration of the 30-day grace period (or such other period as permitted or required by the FHA), notify the FHA of its intention to file an insurance claim and of its election to assign the Mortgage Loan to the FHA. The Master Servicer and, in accordance with such instructions, the Trustee shall thereafter take such reasonable action as is necessary to perfect the claim under the FHA Mortgage Insurance. With respect to any defaulted Mortgage Loan as to which the Trustee is unable to deliver the original Mortgage Note to the FHA because the original Mortgage Note has been permanently lost or misplaced, the Trustee shall, on behalf of the Trust Fund, deliver to the FHA a HUD Indemnity. The Master Servicer shall, as a condition to the taking by the Trustee of any action under this paragraph, complete and provide to the Trustee all forms and other documentation needed to notify the FHA of, file and perfect such an insurance claim on a timely basis. In any such connection, the Master Servicer shall be obligated to advance from its own funds all amounts necessary to preserve rights under the related FHA Mortgage Insurance Contract and, subject to any applicable limitations set forth in
Section 5.03, to preserve and protect the related Mortgaged Property and title thereto, including, but not limited to, FHA Mortgage Insurance premiums, hazard and other insurance premiums, taxes, special assessments and other costs associated with providing security for such premises. The Master Servicer shall not be entitled to reimbursement for any cost or advance relating to the assignment of a defaulted Mortgage Loan to the FHA. Any cash amounts collected from or on behalf of the FHA under or in connection with the FHA Mortgage Insurance shall be deposited in the Custodial Account pursuant to Section 3.08. If the FHA allows the Trustee or the Master Servicer to decide the form in which FHA Insurance Benefits will be paid (e.g., cash, FHA Debentures or some combination thereof), the Trustee and the Master Servicer shall in each case request that such FHA Insurance Benefits be paid in cash.

            (c) Notwithstanding the foregoing, the Master Servicer shall, in servicing a defaulted Mortgage Loan that is subject to HUD Mortgagee Letter 87-9, alter the procedures set forth in Section 3.12(b) as necessary to comply with such HUD Mortgagee Letter 87-9.

            (d) Notwithstanding the foregoing, if for any reason a defaulted Mortgage Loan cannot be assigned to the FHA (including, without limitation, by reason of any change in the FHA Regulations), then the Master Servicer may foreclose upon such Mortgage Loan or acquire a deed in lieu thereof (and may direct the Trustee to provide the appropriate notices to the FHA), but only if the Master Servicer receives (and delivers to the Trustee) written confirmation from the Rating Agency that such foreclosure or such other acquisition of title, in and of itself, will not result in a withdrawal, qualification or downgrade of the rating assigned by the Rating Agency to any Class of Rated Certificates. The Trustee shall cooperate with all reasonable requests of the Master Servicer in connection with the foregoing.

            (e) If the Master Servicer forecloses upon a Mortgage Loan or accepts a deed in lieu thereof in accordance with Section 3.12(d), then following such foreclosure or such other


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acquisition of title to the related Mortgaged Property, title thereto shall be taken in the name of the Trustee or its designee. Immediately upon acquiring title to any Mortgaged Property, the Trustee shall convey or cause the conveyance of such Mortgaged Property to the FHA or, alternatively, the Master Servicer shall, subject to Section 11.09, take such other action in respect of such Mortgaged Property as is in the best interests of the Certificateholders and as will not, as confirmed in writing by the Rating Agency, result in a withdrawal, qualification or downgrade of the rating assigned by the Rating Agency to any Class of Rated Certificates.

            (f) No Certificateholder shall have any rights with respect to the FHA Mortgage Insurance in respect of any Mortgage Loan except as provided for herein. The Trustee shall be the "principal mortgagee" (as such term is used in the FHA Regulations) with respect to each Mortgage Loan for purposes of the FHA Regulations and the FHA Mortgage Insurance, and the Trustee shall retain legal title to the Mortgage Loan and remain the mortgagee of record under the FHA Mortgage Insurance. Without diminishing the obligations of the Master Servicer hereunder with respect to any FHA Mortgage Insurance Contract or Mortgage Loan, and without increasing the duties or liabilities of the Trustee hereunder, the FHA shall have no obligation to recognize or deal with anyone other than the principal mortgagee with respect to the rights, benefits and obligations of the mortgagee under the FHA Mortgage Insurance Contract in respect of any Mortgage Loan. The Mortgagor under each Mortgage Loan shall have no obligation to recognize or do business with anyone other than the principal mortgagee or the Master Servicer with respect to the rights, benefits and obligations of the Mortgagor or the mortgagee under the related Mortgage. Except as provided in
Section 3.13, the Mortgage File shall remain in the custody of the principal mortgagee, which shall be an FHA Approved Mortgagee.

            SECTION 3.13.     Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, the Master Servicer shall immediately notify the Trustee of such payment by a certification of a Servicing Officer (a "Master Servicer Release Certificate") (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.08 hereof have been so deposited) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, and is hereby authorized by the Certificateholders to, release promptly the related Mortgage File to the Master Servicer. Upon any such payment in full, and the delivery by the Master Servicer to the Trustee of such certification, the Master Servicer shall prepare for execution by the Trustee a release of the related Mortgage and a deed of reconveyance of the property encumbered by such Mortgage or such other document which is required by the law of the jurisdiction in which the Mortgaged Property is located to effect a release of the lien of the Mortgage, and the Trustee shall promptly execute and deliver such release and deed of reconveyance or other document, which release and deed of reconveyance or other document shall be without representation by or recourse to the Trustee and delivered by the Master Servicer to the Person or Persons entitled thereto.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under the FHA Mortgage Insurance



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

Contract in respect thereof, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, promptly release the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to prosecution of any such proceedings. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the Master Servicer no longer needs the Mortgage File or at the request of the Trustee, unless the Mortgage Loan shall be assigned to the FHA or otherwise liquidated, in which case, upon receipt of a certification of a Servicing Officer similar to that hereinabove specified relating to the Liquidation Proceeds or other FHA Insurance Benefits (with appropriate modifications in connection with the receipt of FHA Debentures), the trust receipt shall be released by the Trustee to the Master Servicer.

            SECTION 3.14. Documents, Records and Funds in Possession of Master Servicer to be Held on Behalf of the Trustee for the Benefit of the Certificateholders.

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee to the extent required by this Agreement all documents and instruments coming into the possession of the Master Servicer or any Sub-Servicer from time to time and shall account fully to the Trustee for the benefit of the Certificateholders for any funds received by or on behalf of the Master Servicer or which otherwise are collected by or on behalf the Master Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicing Files and Mortgage Files in the possession of the Master Servicer, and all funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal, interest and other payments on the Mortgage Assets or from Repurchase Proceeds, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or otherwise, including but not limited to, any funds on deposit in the Custodial Account, shall be held by the Master Servicer for and on behalf of the Trustee for the benefit of the Certificateholders and, to the extent of any Retained Yield, for and on behalf of Greystone Funding (with respect to a Greystone Mortgage Asset) or Daiwa Finance (with respect to a Daiwa Mortgage Asset), and shall be and remain the sole and exclusive property of the Trustee and, to the extent of any Retained Yield, Greystone Funding (with respect to a Greystone Mortgage Asset) or Daiwa Finance (with respect to a Daiwa Mortgage Asset), subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Servicing File or Mortgage File or any funds that are deposited in the Custodial Account or any Reserve Account or Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicing File or Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.


            SECTION 3.15.   Sale of Defaulted Mortgage Loans and FHA Debentures.



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

            (a) If the Trustee has notified the Class B Certificateholders of its intention to file an insurance claim with respect to a defaulted Mortgage Loan pursuant to Section 3.12, the Majority Class B Certificateholder may, at its option, purchase such Mortgage Loan at the applicable Purchase Price by delivering cash in an amount equal to the applicable Purchase Price to the Master Servicer for deposit in the Custodial Account at any time before the related insurance claim process is complete. Upon receipt by the Trustee of written notification (by facsimile transmission, with a confirmation by mail) of such deposit signed by a Servicing Officer (which notification shall be made by the Master Servicer immediately following such deposit and shall include a statement as to the accuracy of the Purchase Price), the Trustee shall release the related Mortgage File to or at the direction of the Majority Class B Certificateholder, and shall execute and deliver such instruments of transfer or assignment (which instruments shall be prepared and provided by the Majority Class B Certificateholder), in each case without recourse, as shall be necessary to vest in the Majority Class B Certificateholder, or its designee, title (to the extent that such title was transferred to the Trustee) to any defaulted Mortgage Loan. Any purchase of a defaulted Mortgage Loan pursuant to this
Section 3.15(a) shall be subject to any related Sub-Servicer's right to continue servicing such Mortgage Loan under the terms of the related Sub-Servicing Agreement; provided that such Sub-Servicing Agreement was in effect as of the Closing Date. The Master Servicer, simultaneously with the purchase of a defaulted FHA Loan by the Majority Class B Certificateholder, shall assign to such Certificateholder its entire right, title and interest in and to any such Sub-Servicing Agreement, all in accordance with the terms thereof. Within five Business Days after the written request therefor, the Master Servicer shall provide the Majority Class B Certificateholder with a copy of the related Sub-Servicing Agreement, if any, applicable to a defaulted FHA Loan.

            (b) If the Trustee receives FHA Debentures as part of the FHA Insurance Benefits in respect of any FHA Assigned Mortgage Loan, then the Trustee shall promptly so notify in writing the other parties hereto, the Rating Agency and the Holders of the Class B Certificates. The Majority Class B Certificateholder may, at its option, purchase such FHA Debentures at the applicable Purchase Price by so notifying the Trustee in writing of its intention to do so within ten days of its receipt of the notice contemplated by the preceding sentence and by delivering cash in an amount equal to the applicable Purchase Price to the Master Servicer for deposit in the Custodial Account within fifteen days of its receipt of the notice contemplated by the preceding sentence. If (i) the Majority Class B Certificateholder fails to notify the Trustee within the applicable ten-day period of its intention to purchase such FHA Debentures, or (ii) the Majority Class B Certificateholder has notified the Trustee of its intention to purchase such FHA Debentures within the applicable ten-day period but fails to purchase such FHA Debentures within the fifteen-day period applicable to its purchase thereof, the Trustee shall promptly so notify the Master Servicer. Upon receiving such notice from the Trustee, the Master Servicer shall, no later than the tenth day following such notice, purchase such FHA Debentures by depositing a cash amount equal to the applicable Purchase Price in the Custodial Account. If the Master Servicer is required but fails to purchase such FHA Debentures within the applicable ten-day period, then the Trustee shall, no later than the third Business Day following the end of the ten-day period during which the Master Servicer is required to purchase such FHA Debentures as provided above, purchase such FHA Debentures by delivering to the Master


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

Servicer for deposit in the Custodial Account a cash amount equal to the applicable Purchase Price.

            Upon receipt of an Officer's Certificate from a Servicing Officer to the effect that the sale proceeds for any FHA Debenture have been deposited in the Custodial Account (or, if such purchase is being effected by the Trustee, upon delivery to the Master Servicer of a cash amount equal to the applicable Purchase Price), the Trustee shall cause such FHA Debenture to be re-registered in the name of the purchaser or its designee. The Trustee shall not be liable for any costs associated with the sale of any FHA Debentures, including, but not limited to, any brokerage fees associated with any such sale.

            SECTION 3.16.     Servicing Compensation.

            As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or to withdraw from the Custodial Account the amounts specified in clause (a) of Section 3.09 hereof as payable to it.

            Additional servicing compensation in the form of assumption fees, modification fees and late payment charges actually collected in respect of any Mortgage Loan shall be retained by the Master Servicer to the extent not required to be deposited in the Custodial Account pursuant to Section 3.08 hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, to the extent such premiums are not required to be paid or have not been paid by the related Mortgagor, the payment of FHA Mortgage Insurance premiums, as required by Section 3.12 hereof, and premiums for hazard insurance, as required by Section 3.10 hereof, and the costs associated with the maintenance of the other forms of insurance coverage, as required by Section
3.10 hereof, and the payment of servicing compensation to any Sub-Servicer pursuant to any Sub-Servicing Agreement), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.09 hereof.

            SECTION 3.17.     Reports to the Depositor; Account Statements.

            Within five Business Days following each Distribution Date, the Master Servicer shall deliver to the Trustee, the Depositor, each Seller and the Rating Agency a statement setting forth the status of the Custodial Account as of the close of business on the most recent Master Servicer Remittance Date showing, for the period to such Master Servicer Remittance Date from the second preceding Master Servicer Remittance Date (or, in the case of the initial Master Servicer Remittance Date, from the Cut-off Date), the aggregate of deposits in and withdrawals from the Custodial Account, if any, for each category of deposit specified in Section 3.08 hereof and each category of withdrawal specified in
Section 3.09 hereof. Within fifteen Business Days following each Distribution Date, the Trustee shall deliver to the Depositor and the Rating Agency a statement setting forth the status of the Collection Account as of the close of business on such Distribution Date showing, for the period to such Distribution Date from the second preceding Distribution Date (or, in the case of the initial Distribution Date, from the Cut-off


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

Date), the aggregate of deposits in or withdrawals from the Collection Account, if any, for each category of deposit and withdrawal specified in Section 4.01.

            SECTION 3.18.     Annual Statement as to Compliance.

            The Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year, commencing in 1997: (a) an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default, known to such officer and the nature and status thereof, (iii) a Servicing Officer has conducted a review of the activities of each Sub-Servicer during the immediately preceding year and its performance under the related Sub-Servicing Agreement, and (iv) to the best of such Servicing Officer's knowledge, based on such review, each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Sub-Servicing Agreement in all material respects throughout such year, or if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof; and (b) a certification to the effect that the servicing of the Mortgage Loans by the Master Servicer during the prior calendar year has been in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers. The Master Servicer shall forward a copy of each such Officer's Certificate and certificate of the Master Servicer to the Rating Agency. Copies of such Officers' Certificates and certificates of the Master Servicer shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

            SECTION 3.19.     Annual Independent Public Accountants' Servicing
                              Report.

            On or before March 15 of each year, commencing in 1997, the Master Servicer, at its expense, shall furnish to the Depositor and the Trustee for the benefit of the Certificateholders (i) an opinion by a firm of independent certified public accountants on the financial position of the Master Servicer at the end of its fiscal year and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that, based on an examination conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, such firm is of the opinion that the assertion made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by


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

Sub-Servicers, upon comparable reports for examinations conducted substantially in accordance with such accounting standards (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. The Master Servicer shall forward a copy of each such report to the Rating Agency. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

            SECTION 3.20.     Access to Certain Information.

            The Master Servicer shall afford to the Trustee and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder and to the FHA, access to any records regarding the Mortgage Loans and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer designated by it. Upon request, the Master Servicer shall furnish to the Trustee its most recent financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer. The Trustee shall have no responsibility or liability for any action or failure to act by the Master Servicer and the Trustee is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.


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                                  ARTICLE IV

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS


            SECTION 4.01.     Collection Account.

            The Trustee shall establish, prior to the Closing Date, and shall maintain, in the name of the Trustee on behalf of the Certificateholders, the Collection Account, which shall be an Eligible Account, into which the Trustee shall deposit upon receipt all payments received on the GNMA Certificates and any FHA Debentures (net of any Retained Yield and any payments of interest on the FHA Debentures with respect to which the Master Servicer has previously made Monthly Advances), all payments remitted by the Master Servicer in respect of Compensating Interest and Monthly Advances, all amounts remitted by the Master Servicer pursuant to the last paragraph of Section 3.09, any amounts required to be remitted by the Depositor to the Trust Fund pursuant to Section 11.09(o), any amounts required to be remitted by the Trustee to the Trust Fund pursuant to
Section 11.09(n) and any amounts required to be remitted by the Master Servicer to the Trust Fund pursuant to Section 3.12 or Section 11.09(n). All distributions to be made from time to time to the Certificateholders out of funds in the Collection Account shall be made by or on behalf of the Trustee. The Trustee will give notice to the Master Servicer, the Rating Agency and the Depositor of the location of the Collection Account and of any change thereof, prior to the use thereof. Funds held in the Collection Account and delivered to the Trustee earlier than one Business Day prior to the next Distribution Date shall be invested by the Trustee, to the extent practicable, in Permitted Investments which mature no later than one Business Day prior to the next Distribution Date as directed in writing by the Master Servicer. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to withdrawal at the Master Servicer's direction from time to time. The amount of any losses net of any gains not paid to the Master Servicer incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

            The Trustee shall make, to the extent required or authorized hereunder, withdrawals from the Collection Account for the following purposes:

                  (a) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

                  (b) to make required distributions to the Certificateholders pursuant to Section 4.02(a) and Section 4.02(b);

                  (c) to pay itself on each Distribution Date the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (d) reimburse itself for unreimbursed expenses incurred by it to the extent expressly reimbursable under this Agreement;



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

                  (e) to pay for any Opinion of Counsel the expense of which this Agreement explicitly assigns to the Trust Fund;


                  (f) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds credited to the Collection Account;

                  (g) to the extent not paid out of the Custodial Account pursuant to Section 3.09(k), to pay any and all taxes imposed on the Trust Fund by federal, state or local governmental authorities to the extent such taxes are to be paid by the Trust Fund pursuant to Section 11.09(h)(iv); and

                  (h) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Article X hereof.

            It is understood and agreed that, in the case of any payment or reimbursement to the Trustee (in its capacity as such) payable or reimbursed by the Trust Fund pursuant to this Agreement, the Trustee's right thereto shall be prior to the right of the Certificateholders to payment on any Distribution Date.

            SECTION 4.02.     Distributions.

            (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Collection Account, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date, in the following order of priority:

                (i) to distributions of interest to the Holders of the Class S
            Certificates, the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-4 Certificates and, commencing on the Accrual Termination Date, the Holders of the Class A-Z Certificates, in an amount equal to, and pro rata in accordance with, all Accrued Certificate Interest in respect of each such Class of Certificates (A) for such Distribution Date (net, in the case of the Class A-Z Certificates, of any Monthly Class A-Z Accrual Amount for such Distribution Date) and, (B) to the extent not previously paid or, in the case of the Class A-Z Certificates, added to the Class Principal Balance thereof, for all prior Distribution Dates;

               (ii) to distributions of principal to the Holders of the Class
            A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-4 Certificates and the Holders of the Class A-Z Certificates (allocable among such Classes of Certificateholders as provided below) in an amount (not to exceed the then aggregate of the Class Principal Balances of such Classes of Certificates) equal to the Principal Distribution Amount for such Distribution Date (such distributions to be made on


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


            each Distribution Date until the Class Principal Balances of the respective Classes of Class A Certificates are reduced to zero);

              (iii) to distributions of interest to the Holders of the Class B
            Certificates, in an amount equal to all Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (iv) if the aggregate of the Class Principal Balances of the
            Class A Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the then Class Principal Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof applied to retire the Class A Certificates) (such distributions to be made on each Distribution Date until the Class Principal Balance of the Class B Certificates is reduced to zero); and

                (v) if any portion of the Available Distribution Amount for such
            Distribution Date remains, to distributions of such portion to the Holders of the Class R-I Certificates.

            Distributions of principal (including, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, distributions of the Monthly Class A-Z Accrual Amount) made on any Distribution Date in respect of the Class A-1, Class A-2, Class A-3 and Class A-4 and Class A-Z Certificates pursuant to clause (ii) above shall be paid: first, to the Holders of the Class A-1 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; second, to the Holders of the Class A-2 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; third, to the Holders of the Class A-3 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; fourth, to the Holders of the Class A-4 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; and last, to the Holders of the Class A-Z Certificates, until the Class Principal Balance of such Class of Certificates (as the same shall have been increased by additions thereto of the Monthly Class A-Z Accrual Amounts) is reduced to zero; provided that, notwithstanding the foregoing, on and after any Class A Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with a termination of the Trust Fund as contemplated by Article X, such sequential distributions of principal shall be disregarded, and the Trustee shall make the distributions of principal on the respective Classes of Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of such Classes of Class A Certificates outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

            All distributions of interest made in respect of the Class S Certificates on any Distribution Date pursuant to this Section 4.02(a), shall be deemed to have been made in respect of the respective Class S REMIC III Regular Interests, in an amount equal to, and pro rata in accordance with, the Accrued Certificate Interest in respect of each such Class S REMIC III



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Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates.

            (b) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Collection Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts separate from the Available Distribution Amount as additional interest as follows: (i) 75% of such Prepayment Premiums shall be distributed to the Holders of the Class S Certificates and (ii) 25% of such Prepayment Premiums shall be distributed to the Holders of the Class(es) of the Sequential Pay Certificates entitled to distributions in reduction of its (their) Class Principal Balance(s) on such Distribution Date (pro rata based on the relative amounts of such distributions of principal if there is more than one such Class of Sequential Pay Certificates then entitled thereto).

            All distributions of additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on any Distribution Date pursuant to this Section 4.02(b), shall be deemed to have been made in respect of the respective Class S REMIC III Regular Interests, pro rata in accordance with the respective amounts of Accrued Certificate Interest in respect of such Class S REMIC III Regular Interest for such Distribution Date.

            (c) On each Distribution Date on or prior to the Accrual Termination Date, prior to any distributions being made on such Distribution Date, an amount equal to the Monthly Class A-Z Accrual Amount for such Distribution Date shall be added to the Class Principal Balance of the Class A-Z Certificates, to the extent provided by operation of the definition of Class Principal Balance. No Accrued Certificate Interest in respect of the Class A-Z Certificates that is so added to the Class Principal Balance thereof shall thereafter be considered payable as interest in respect of such Class of Certificates or otherwise be considered unpaid for purposes of this Agreement.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $2,500,000 or the initial Certificate Notional Amount of which is at least $10,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.



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

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to DTC, as Holder thereof, and DTC shall be responsible for crediting the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant shall be responsible for disbursing such distribution to the related Beneficial Holders that it represents and to each Indirect Participant for which it acts as agent. Each Indirect Participant shall be responsible for disbursing funds to the related Beneficial Holders that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Clearing Agency, a copy of which Letter of Representations is attached hereto as Exhibit G.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Sections 10.01 and 10.02, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.02(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering

Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders


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following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of such second notice, the Trustee shall distribute to the Class R-I Certificateholders all unclaimed funds and other assets which remain subject hereto and shall have no further liability for such funds or other unclaimed assets.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (i) All distributions of Accrued Certificate Interest, principal and additional interest (in the form of Prepayment Premiums) made in respect of each Class of Sequential Pay Certificates on each Distribution Date pursuant to
Section 4.02(a) and/or Section 4.02(b) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest with the same alphabetical and/or numerical designation as such Class of Certificates; all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.02(a) and/or Section 4.02(b), and allocable to Class S REMIC III Regular Interest SA-1, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1; all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.02(a) and/or Section 4.02(b), and allocable to Class S REMIC III Regular Interest SA-2, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2; all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.02(a) and/or Section 4.02(b), and allocable to Class S REMIC III Regular Interest SA-3, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular

Interest A-3; all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.02(a) and/or
Section 4.02(b), and allocable to Class S REMIC III Regular Interest SA-4, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-4; all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to
Section 4.02(a) and/or Section 4.02(b), and allocable to Class S REMIC III Regular Interest SA-Z, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-Z; and all distributions of Accrued Certificate Interest and additional interest (in the form of Prepayment Premiums) made in respect of the Class S Certificates on each Distribution Date pursuant to


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

Section 4.02(a) and/or Section 4.02(b), and allocable to Class S REMIC III Regular Interest SB, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.02(a) or 4.02(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.02(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.02(i), actual distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02(a) or 4.02(b), as applicable. On each Distribution Date on or prior to the Accrual Termination Date, a portion of the Uncertificated Accrued Interest in respect of REMIC II Regular Interest A-Z equal to the Monthly Class A-Z Accrual Amount, if any, for such Distribution Date shall be added to the Uncertificated Principal Balance of REMIC II Regular Interest A-Z in accordance with the definition of "Uncertificated Principal Balance".

            (j) All distributions: (i) of Uncertificated Accrued Interest deemed to have been made in respect of the REMIC II Regular Interests on each Distribution Date pursuant to Section 4.02(i) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the various REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Accrued Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates; (ii) of principal deemed to have been made in respect of the REMIC II Regular Interests on each Distribution Date pursuant to
Section 4.02(i) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the various REMIC I Regular Interests, pro rata in accordance with, and to the extent of, with respect to each such REMIC I Regular Interest, an amount equal to the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Asset that will be outstanding immediately following such Distribution Date; and
(iii) of additional interest (in the form of Prepayment Premiums) deemed to have been made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.02(i) shall be deemed to have first been distributed from REMIC I to REMIC II, in the case of each such Prepayment Premium, in respect of the REMIC I Regular Interest corresponding to the Mortgage Asset as to which such Prepayment Premium was received.

            SECTION 4.03.     Statements to Certificateholders; Collection
                              Reports.

            (a) On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of REMIC III Regular Certificates a statement (a "Distribution Date Statement") as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer, setting forth:

                (i) the amount of the distribution, if any, on such Distribution
            Date to the Holders of such Class of REMIC III Regular Certificates in reduction of the Class Principal Balance thereof;


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

                (ii) the amount of the distribution, if any, on such
            Distribution Date to the Holders of such Class of REMIC III Regular Certificates allocable to Accrued Certificate Interest;

                (iii) the amount of the distribution, if any, on such
            Distribution Date to the Holders of such Class of REMIC III Regular Certificates allocable to Prepayment Premiums;

                (iv) the Available Distribution Amount for such Distribution
            Date;

                (v) the aggregate amount of Monthly Advances made in respect of such Distribution Date, the aggregate amount of unreimbursed Monthly Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of unpaid Advance Interest in respect of such unreimbursed Monthly Advances at the close of business on the related Determination Date;

                (vi) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date, and the Stated Principal Balance of each Mortgage Loan outstanding immediately before and immediately after such Distribution Date;

                (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, collectively, and the principal balance, remaining term to maturity and Mortgage Rate of each Mortgage Loan, in each case as of the close of business on the related Determination Date;

                (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average GNMA Certificate

            Rate of the GNMA Certificates, collectively, and the principal balance, remaining term to maturity and GNMA Certificate Rate of each GNMA Certificate, in each case as of the close of business on the related Determination Date;

                (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average FHA Debenture Rate of any FHA Debentures, collectively, and the principal balance, remaining term to maturity and FHA Debenture Rate of each FHA Debenture, if any, in each case as of the close of business on the related Determination Date;

                (x)(A) the number of Mortgage Loans and the aggregate amount of
            Monthly Payments which were due but delinquent as of the Due Date in
            (1) the month of the distribution, (2) the first month preceding distribution and (3) the second month preceding distribution and (B) the identity and outstanding principal


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            balance of any Mortgage Loan assigned to the FHA for which final settlement with the FHA has not been made, if any;

                (xi) the status of any claims under the FHA Mortgage Insurance, if any;

                (xii) if applicable, the amount of such distribution allocable to the proceeds of the purchase of a defaulted Mortgage Loan or the purchase of FHA Debentures by the Majority Class B
            Certificateholder, the Master Servicer or the Trustee pursuant to
            Section 3.15;

                (xiii) with respect to any Mortgage Loan that became a
            Liquidated Loan during the related Collection Period (other than by reason of a payment in full), (A) the related FHA project number,
            (B) a brief description of the basis for the relevant Final Recovery Determination, (C) the aggregate of all FHA Insurance Benefits and/or Liquidation Proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such liquidation;

                (xiv) the Accrued Certificate Interest in respect of such Class of REMIC III Regular Certificates for such Distribution Date and, in the case of the Class A-Z Certificates, the Monthly Class A-Z Accrual Amount, if any, for such Distribution Date;

                (xv) any unpaid Accrued Certificate Interest in respect of such
            Class of REMIC III Regular Certificates (other than, in the case of the Class A-Z Certificates, the Monthly Class A-Z Accrual Amount) after giving effect to the distributions made on such Distribution Date;


                (xvi) the Pass-Through Rate for such Class of REMIC III Regular
            Certificates for such Distribution Date;

                (xvii) any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the FHA project number for the related Mortgage Loan or the GNMA pool number for the related GNMA Certificate, as applicable, and the amount of such prepayment or other collection of principal;

                (xviii) the aggregate of all Realized Losses and Additional
            Trust Fund Expenses, if any, incurred during the related Collection Period;

                (xix) the Class Principal Balance or Class Notional Amount, as
            applicable, of each Class of REMIC III Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04;




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

                (xx) the Certificate Factor for each Class of REMIC III Regular
            Certificates immediately following such Distribution Date;

                (xxi) the aggregate amount of Advance Interest paid to the
            Master Servicer or the Trustee during the related Collection Period; and

                (xxii) (A) the aggregate amount of servicing compensation paid to the Master Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer, to each Sub-Servicer, during the most recently ended calendar month, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns.

Each Distribution Date Statement shall be accompanied by the corresponding Collection Report delivered to the Trustee by the Master Servicer and, insofar as any of the information to be provided pursuant to clauses (i) through (xxii) above is adequately reflected in such Collection Report, such information need not be repeated in the Distribution Date Statement; provided that the Trustee shall only be obligated to deliver such Distribution Date Statement and the corresponding Collection Report to the extent such Collection Report is delivered to it by the Master Servicer in accordance with Section 4.03(b).

            In the case of information to be furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 denomination.


            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC III Regular Certificate a statement containing the information set forth in clauses (i) through (iii) above as to the applicable Class, aggregated for the portion of such calendar year that such Person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Trustee shall forward to the Depositor, to the Rating Agency, to each Seller, to each Holder of a Residual Certificate and, in the case of reports regarding the respective Classes of Book-Entry Certificates, to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the REMIC III Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to each Class of Residual Certificates on such Distribution Date.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement containing the information provided pursuant to the previous paragraph in respect of distributions on each Class of Residual Certificates and pursuant to clauses (i)



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through (iii) above in respect of distributions on each Class of REMIC III
Regular Certificates, aggregated for the portion of such calendar year that such Person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            If any Beneficial Holder of a Book-Entry Certificate does not receive through the Clearing Agency Participants any of the statements, reports and/or other written information described above in this Section 4.03(a) that it would otherwise be entitled to if it were the Holder of a Definitive Certificate evidencing its Ownership Interest in the related Class of Book-Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Beneficial Holder upon such Beneficial Holder's request made in writing to the Corporate Trust Office (accompanied by verification of such Beneficial Holder's Ownership Interest, which may be in the form of a certification by such Beneficial Holder). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be available to any Person via facsimile transmission from the Trustee. Any such Person may obtain an account number on the Trustee's automated facsimile system and/or request a statement to be delivered to such Person's facsimile number by calling (312) 904-2200 or such other number as the

Trustee may specify to the Depositor and Certificateholders.

            (b) Not later than the close of business on each Determination Date, the Master Servicer shall furnish to the Trustee and the Depositor (for receipt by each not later than such second Business Day following each Determination
Date), by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow not later than the third Business Day following such Determination Date, an accurate and complete report (the "Collection Report") with respect to the related Distribution Date containing the following information:

                (i) with respect to each Mortgage Loan that was included in the
            Trust Fund as of the commencement of the most recently ended Collection Period, (A) the related project number, (B) the related Mortgage Rate and Net Asset Rate, (C) the Stated Principal Balance outstanding immediately before and to be outstanding immediately after the related Distribution Date, (D) the date on which the final payment is scheduled to be due, (E) the amount of the Monthly Payment due on the Due Date in the most recently ended Collection Period, (F) all related payment and/or collection activity since the preceding Collection Report (or, in the case of the initial Collection Report, since the Cut-off Date) relevant to the Trustee's calculations of amounts to be distributed on the Certificates on the related Distribution Date and the application of such amounts in accordance with Section 1.02(b), (G) the delinquency status as of such Determination Date and (H) whether such Mortgage Loan became a Liquidated Loan during the most recently ended Collection Period and, if so, a brief description thereof, and the amount of any Realized Loss incurred in connection therewith;



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


                (ii) the information to be provided to Certificateholders on the related Distribution Date pursuant to clauses (v), (vii), (x), (xi),
            (xiii) and (xxii)(A) of Section 4.03(a);

                (iii) the aggregate amount of the Prepayment Premiums received during the most recently ended Collection Period;

                (iv) such other information regarding the Mortgage Loans as the
            Trustee may reasonably request to perform its duties hereunder; and

                (v) to the extent the Depositor requests additional information not required pursuant to the terms of this Agreement, the Trustee may request such information in order to deliver the same to the Depositor on the Distribution Date following the Depositor's reasonable request therefor, to the extent such information is readily available to the Master Servicer without material additional cost or expense for which the Master Servicer will not be reimbursed.

            The Trustee may conclusively rely on the Collection Reports provided to it by the Master Servicer. The Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer, unless such information is erroneous on its face, the Trustee has actual knowledge that such information is erroneous or the Trustee is requested to do so by the Depositor or a Certificateholder.

            SECTION 4.04. Allocation of Realized Losses and Certain Other Expenses and Shortfalls.

            (a) If, following the distributions to be made in respect of the Certificates pursuant to Section 4.02(a) on any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Assets that will be outstanding immediately following such Distribution Date is less than the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balance of the Class B Certificates will be reduced until such deficit (or such Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balance of the Class B Certificates is reduced to zero, then the respective Class Principal Balances of the remaining Classes of Sequential Pay Certificates shall be reduced, pro rata in accordance with the relative sizes of the then respective Class Principal Balances of such remaining Classes of Sequential Pay Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses experienced by the Trust Fund.

            (b) If, following the distributions deemed to be made in respect of the REMIC II Regular Interests pursuant to Section 4.02(i) on any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Assets that will be outstanding immediately following such Distribution Date is less than the aggregate of the Uncertificated Principal Balances of the respective REMIC II Regular Interests, the Uncertificated Principal Balance of REMIC II Regular



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Interest B will be reduced until such deficit (or such Uncertificated Principal
Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Uncertificated Principal Balance of REMIC II Regular Interest B is reduced to zero, then the respective Uncertificated Principal Balances of the remaining REMIC II Regular Interests shall be reduced, pro rata in accordance with the relative sizes of the then respective Uncertificated Principal Balances of such remaining REMIC II Regular Interests, until such deficit (or each such Uncertificated Principal Balance) is reduced to zero. Such reductions shall be deemed to be an allocation of the Realized Losses and Additional Trust Fund Expenses experienced by the Trust Fund.

            (c) On each Distribution Date, following the distributions deemed to be made in respect of the REMIC I Regular Interests pursuant to Section 4.02(j),

the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced to equal the Stated Principal Balance of the related Mortgage Asset that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of the Realized Losses and Additional Trust Fund Expenses experienced by the Trust Fund.

            SECTION 4.05.     Prepayment Interest Shortfalls.

            In the event that any Mortgage Loan is the subject of a full or partial Principal Prepayment prior to the Due Date for such Mortgage Loan in any Collection Period and such full or partial Principal Prepayment is not accompanied by a payment of interest on the amount thereof to such Due Date, then, to the extent that such interest is not paid by the Mortgagor and deposited in the Collection Account by the end of the Collection Period during which such full or partial Principal Prepayment was made, the Master Servicer shall deposit into the Collection Account, on or before the close of business on the Business Day immediately preceding the related Distribution Date, out of its own funds without any right of reimbursement, additional interest ("Compensating Interest") in an amount equal to the resulting Prepayment Interest Shortfall. Such payment of Compensating Interest shall be made regardless of whether the Mortgage Note or Mortgage requires the payment of such interest or whether such amount is recoverable from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise; and the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders with respect to any payment of Compensating Interest.

            SECTION 4.06.     Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.02 and Article X and the actual and deemed allocations of losses and other shortfalls to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement.



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            SECTION 4.07.     Use of Agents.

            Each of the Master Servicer and the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its respective obligations under this Article IV, but no such utilization shall relieve the Master Servicer or the Trustee, as the case may be, from any of such obligations, and the Master Servicer or the Trustee, as the case may be, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Master Servicer or the Trustee, as the case may be, shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact utilized thereby that it has for its own actions hereunder pursuant to Article VII or VIII, as applicable, hereof, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability and all the indemnities provided to the Master Servicer under Section 7.03 or to the Trustee under Sections 9.01, 9.02 and 9.05, as the case may be.


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                                   ARTICLE V

                                   ADVANCES

            SECTION 5.01.     Monthly Advances by the Master Servicer.

            (a) Subject to the conditions of this Article V, the Master Servicer, as required below, shall, with respect to each Distribution Date, make Monthly Advances to the Collection Account maintained by the Trustee, in an amount (calculated as of the related Determination Date) equal to the aggregate of the following: (i) all Monthly Payments (after adjustment of the interest portion of each such Monthly Payment to the related Mortgage Rate less the applicable Servicing Fee Rate) that were due on the Mortgage Loans (other than FHA Assigned Mortgage Loans) on their respective Due Dates during the related Collection Period but that were not received on or before the related Determination Date; (ii) with respect to each FHA Assigned Mortgage Loan as to which all reasonably expected FHA Insurance Benefits had not been received as of the related Determination Date, an amount equal to the excess, if any, of (A) one month's interest on the Stated Principal Balance of such Mortgage Loan outstanding as of the related Determination Date (accrued at the lesser of (1) the related Mortgage Rate less the applicable Servicing Fee Rate and (2) the applicable FHA Debenture Rate less the applicable Servicing Fee Rate, and calculated on the basis of a 360-day year consisting of twelve 30-day months), over (B) any and all payments and other amounts received in respect of such Mortgage Loan during the related Collection Period that represent previously unadvanced interest (net of any portion thereof constituting Servicing Fees); and (iii) with respect to each FHA Debenture as to which no Due Date occurred during the related Collection Period, one month's interest on the Stated Principal Balance of such FHA Debenture outstanding as of the related Determination Date (accrued at the lesser of (1) the related Net Asset Rate plus the Trustee Fee Rate and (2) the related FHA Debenture Rate less any applicable Retained Yield Rate, and calculated on the basis of a 360-day year consisting of twelve 30-day months).

            (b) The Master Servicer shall be obligated to make any such Monthly Advance only to the extent that such advance, in the reasonable and good faith judgment of the Master Servicer would not, if made, constitute a Nonrecoverable Advance. If the Master Servicer shall have determined that it is not obligated to make the entire amount of any Monthly Advance because all or a lesser portion of such Monthly Advance would, if made, constitute a Nonrecoverable Advance, the Master Servicer shall deliver to the Trustee, not less than three Business Days prior to the related Distribution Date, an Officers' Certificate setting forth the reasons for such determination.


            (c) In lieu of making all or a portion of the Monthly Advances for any Distribution Date, the Master Servicer may utilize any such funds in the Custodial Account that will constitute part of the Available Distribution Amount for a future Distribution Date in discharge of its obligation to make any such Monthly Advance and shall cause to be made in its records relating to the Custodial Account an appropriate entry reflecting such use of funds. Any funds so applied shall be replaced by the Master Servicer by deposit in the Custodial Account no later than the Master Servicer Remittance Date for the applicable future Distribution Date.


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

The Master Servicer shall be entitled to be reimbursed from the Custodial Account for all Monthly Advances of its own funds made pursuant to this Section
5.01 as and to the extent provided in Section 3.09.

            SECTION 5.02.     Monthly Advance Procedures.

            (a) If, with respect to any Distribution Date, the Master Servicer is required to make one or more Monthly Advances in accordance with Section 5.01, it shall make such Monthly Advances on or before 8 a.m., New York City time, on the Business Day prior to the related Distribution Date (the "Monthly Advance Date"). The Master Servicer shall notify the Trustee of the aggregate amount of Monthly Advances for a Distribution Date on or before the third (but in no event later than 12:00 noon New York City time on the second) Business Day prior to such Distribution Date. Any such Monthly Advance shall be included with the distribution to the Certificateholders on the related Distribution Date.

            (b) In the event that the Master Servicer fails to make a Monthly Advance required to be made pursuant to Section 5.01 on or before 3 p.m., New York City time, on the Monthly Advance Date, the Trustee shall on or before 12 noon, New York City time, on the next succeeding Business Day provide to the Master Servicer, by telecopy, written notice of such failure and the amount of such failure and that continuance of such failure as of 5:00 p.m., New York City time, on the related Distribution Date will be an Event of Default.

            (c) If the Trustee does not receive, or there is not deposited in the Collection Account, on or before 12 noon, New York City time, on the related Distribution Date, the full amount of all Monthly Advances, if any, required to be made in respect of such Distribution Date, then the Trustee shall (except to the extent that it determines that any such Monthly Advance would, if made, be a Nonrecoverable Advance) make the portion of such Monthly Advances that was required to be, but not, made by the Master Servicer.

            (d) If the Trustee is required to make any Monthly Advance pursuant to Section 5.02(c), the Master Servicer shall promptly (and in any event, by 5:00 p.m., New York City time, on the related Distribution Date) reimburse the Trustee for such Monthly Advance, at which time such Monthly Advance shall be deemed to have been made by the Master Servicer; provided that, if the Master Servicer shall not have so reimbursed the Trustee by 5:00 p.m., New York City time, on the related Distribution Date, then without limiting the rights of the Trustee or the Certificateholders pursuant to Section 8.02, the Trustee shall terminate the Master Servicer in accordance with Section 8.02, in which case such Monthly Advance shall be deemed to have been made by the Trustee in its capacity as successor master servicer.

            (e) In the event that the Master Servicer and the Trustee, in its capacity as successor master servicer, have both made Advances which are outstanding, repayment of the Advances made by the Trustee, in its capacity as successor master servicer, shall have priority over repayment of the Advances made by the Master Servicer.


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            SECTION 5.03.     Servicing Advances.

            The Master Servicer shall make Servicing Advances as provided in this Agreement; provided that, notwithstanding anything herein to the contrary, the Master Servicer shall not make any particular Servicing Advance if and to the extent that (i) the Master Servicer determines, in its good faith and reasonable judgment, that such Servicing Advance would, if made, not be specifically covered by the FHA Insurance Benefits with respect to the related Mortgage Loan and (ii) the failure to make such Servicing Advance would not adversely affect the ability to recover the full amount of FHA Insurance Benefits in respect of the related Mortgage Loan; and provided further that, following the occurrence of an FHA Insurance Nonexistence Event, the Master Servicer shall not be required to make any Servicing Advance that the Master Servicer determines, in its reasonable and good faith judgment, would, if made, constitute a Nonrecoverable Advance. The Master Servicer will be entitled to be reimbursed from the Custodial Account for Servicing Advances of its own funds made pursuant to this Agreement pursuant to and subject to the limitations in
Section 3.09.

            SECTION 5.04.     Nonrecoverable Advances.

            If the Master Servicer determines at any time that any Advance previously made by it constitutes, or any proposed Advance, if made, would constitute, a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Servicing Officer delivered to the Trustee and the Depositor by the third Business Day following the next succeeding Determination Date, but in no event (in the case of a Monthly Advance) later than three Business Days preceding the Distribution Date on which such Advance would otherwise be paid to Holders of the Certificates. Such Officer's Certificate shall set forth such determination of nonrecoverability and the procedure and considerations of the Master Servicer forming the basis of such determination (which shall include, but not be limited to, an opinion of counsel with respect to the occurrence of an FHA Insurance Nonexistence Event (in the case of a Servicing Advance) and, with respect to any Mortgage Loan, financial or non-financial information such as related income and expense statements, rent rolls, occupancy status, property inspections, Master Servicer inquiries, an appraisal performed by an MAI appraiser in accordance with MAI standards and methodologies (the cost of which appraisal, if done externally, to be recoverable as a Servicing Advance, subject to the limitations in Section 3.09) or notification of material environmental concern). The Master Servicer shall withdraw funds from the Custodial Account pursuant to and subject to the limitations in Section 3.09 to reimburse itself for any Nonrecoverable Advance it has made.

            If the Trustee determines at any time that any Monthly Advance previously made by it constitutes, or any proposed Monthly Advance, if made, would constitute, a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer delivered to the Depositor no later than the Distribution Date on which such Monthly Advance would otherwise be paid to Holders of the Certificates. If the Trustee determines that a proposed Monthly Advance, if made, would constitute a Nonrecoverable Advance despite the fact that the Master Servicer had not previously made any such determination, such Officer's Certificate shall set forth such determination of nonrecoverability and the procedure and consider-


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ations of the Trustee forming the basis of such determination (which shall include, but not be limited to, with respect to any Mortgage Loan, an MAI appraisal performed by a MAI appraiser in accordance with MAI standards and methodologies (the cost of which appraisal, if done externally, to be recoverable as a Servicing Advance, subject to the limitations in Section 3.09). The Trustee, in determining whether or not a proposed Monthly Advance would be a Nonrecoverable Advance, shall be subject to the standards for such a determination which are applicable to the Master Servicer hereunder.

            Notwithstanding the foregoing, and unless the circumstances under which such a determination was made have materially changed or the basis for such a determination has been proven to be erroneous, the Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance previously made or proposed to be made constitutes a Nonrecoverable Advance.

            SECTION 5.05.     Interest on Advances.

            Prior to the date on which Advance Interest in an aggregate amount equal to the Advance Interest Cap has accrued (whether or not previously paid), any unreimbursed Advance funded from the Master Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Reimbursement Rate in effect from time to time, from the date such Advance was made until the date on which such Advance has been reimbursed (or, if earlier, until Advance Interest in an aggregate amount equal to the Advance Interest Cap has accrued, whether or not previously paid). Advance Interest accrued in respect of any Advance shall be payable to the Master Servicer or the Trustee, subject to the Advance Interest Cap, out of general collections on the Mortgage Pool at any time on or after the date such Advance is reimbursed to the Master Servicer or the Trustee.


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                                  ARTICLE VI

                               THE CERTIFICATES

            SECTION 6.01.     The Certificates.

            The Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistent herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            Each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-Z Certificates will be issued in fully-registered form only in minimum initial Certificate Principal Balances as of the Closing Date of $10,000 and integral multiples of $1,000 in excess thereof. Each of the Class S Certificates will be issued in fully-registered form only in minimum initial Certificate Notional Amounts as of the Closing Date of $100,000 and in integral multiples of $1,000 in excess thereof, except for one Class S Certificate evidencing the sum of an authorized denomination thereof and the remainder of the Initial Class Notional Amount of such Class of Certificates. Each of the Class B Certificates will be issued in fully-registered form only in minimum initial Certificate Principal Balances of $250,000 and integral multiples of $1,000 in excess thereof, except that one Class B Certificate may be issued in an amount (whether greater or less than the minimum denomination) such that the denomination of such Class B Certificate and the aggregate denomination of all other outstanding Class B Certificates equal the Initial Class Principal Balance of the Class B Certificates. Each of the Residual Certificates will be issued in fully-registered form only in minimum Percentage Interests of no less than 20%.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trustee by manual signature, and such certificate of


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authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 6.02.     Registration of Transfer and Exchange of
                              Certificates.

            (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, subject to the other subsections of this Section 6.02, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Percentage Interest.

            (b) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee set forth in
Section 9.11. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

            (c) No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge may be imposed in connection with any transfer or exchange of Certificates.

            (d) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (e) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of any Non-Registered Certificate (other than a transfer by the Depositor or any Affiliate thereof) is to be made without registration under the Securities Act, the Trustee shall require, in order to assure compliance with such laws: (i) if such transfer is purportedly being made based on Rule 144A, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective Transferee each certify to the Trustee in writing, substantially in the forms attached hereto as Exhibit D-1 and Exhibit D-2, respectively, the facts surrounding the transfer; and (ii) in all other cases, that it and the Depositor receive an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made without such registration, which


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

Opinion of Counsel shall not be required to be an expense of the Depositor, the Trustee or the Trust Fund. Neither the Depositor nor the Trustee is obligated to register or qualify any Non-Registered Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificate without registration or qualification. Any Holder desiring to effect a transfer of a Non-Registered Certificate shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

            (f) No transfer of a Subordinate Certificate or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates or interests therein with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless the prospective Transferee provides the Trustee, the Depositor and the Master Servicer with either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase of Subordinate Certificates or interests therein is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Master Servicer or the Trust Fund or (ii) in lieu of such Opinion of Counsel, a certification in the form of Exhibit E to this Agreement, on which the Trustee, the Depositor and the Master Servicer may rely upon without further inquiry or investigation.

            (g) Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

                  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
      (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:


                        (A) Each Person holding or acquiring any Ownership
            Interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trustee of any change or impending change in its status as other than a Disqualified Organization.

                        (B) In connection with any proposed transfer of any
            Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee shall require


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

            delivery to it, and shall not register the Transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") from the proposed Transferee, substantially in the form attached hereto as Exhibit F-1, representing and warranting, among other things, that it is not a non-U.S. Person, that such Transferee is other than a Disqualified Organization, that it is not acquiring its Ownership Interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate from the Holder wishing to transfer a Residual Certificate, substantially in the form attached hereto as Exhibit F-2, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

                        (C) Notwithstanding the delivery of a Transferee
            Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
            Interest in a Residual Certificate agrees, by holding or acquiring such Ownership Interest, (1) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest and to provide to the Trustee a certificate substantially in the form attached hereto as Exhibit F-2, and (2) to obtain the express written consent of the Depositor prior to any Transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion.

                  (ii) The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder effecting such Transfer substantially in the form attached hereto as Exhibit F-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

                  (iii) (A) If any Disqualified Organization shall become a
            Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer


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

            to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee of a Residual
            Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, shall be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest or a purported Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.


                  (iv) The Trustee shall make available all information reasonably available to it that is necessary to compute any tax imposed
      (A) as a result of the transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and
      (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Trustee from such Person.

                  (v) The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Trustee, provided that there shall have been delivered to the Trustee the following:


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                        (A) written notification from the Rating Agency to the
            effect that the modification, addition to or elimination of such provisions will not cause the Rating Agency to downgrade any of its then-current ratings of the Rated Certificates; and

                        (B) an Opinion of Counsel (the cost of which shall be an
            expense of the Person requesting such modification, addition or elimination), in form and substance satisfactory to the Trustee, to the effect that such modification, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not create a risk that (1) any such REMIC may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of the applicable Residual Certificate to a Person which is a Disqualified Organization.

            (h) The Trustee shall have no liability to the Trust Fund arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trustee shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed Transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

            (i) In order to preserve the exemption for resales and transfers provided by Rule 144A, the Depositor shall provide (and the Master Servicer and the Trustee shall use their reasonable efforts to cooperate with the Depositor in providing) to any Holder of a Non-Registered Certificate and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Certificate to be made pursuant to Rule 144A. However, the Depositor shall not be required to provide with respect to any Certificate more information than is required by Rule 144A as of the date such Certificate is issued but may elect to do so if necessary under subsequent revisions of Rule 144A. In addition, the Depositor may from time to time modify the foregoing restrictions on resale and other transfers, without the consent but upon notice to the Holders of the Certificates, in order to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder if the Depositor shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

            SECTION 6.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen


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Certificate, a new Certificate of like tenor and interest in the Trust
Fund. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 6.04.     Persons Deemed Owners.

            Prior to due presentment of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee or any agent of the Depositor, the Master Servicer, or the Trustee shall be affected by any notice to the contrary.

            SECTION 6.05. Access to List of Certificateholders' Names and Addresses.

            (a) If three or more Certificateholders (i) request in writing from the Trustee a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and
(iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trustee or the Trust Fund. Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) The Master Servicer, so long as it is the master servicer hereunder, and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders, which list shall be provided by the Trustee promptly upon the request of the Master Servicer.

            SECTION 6.06.     Maintenance of Office or Agency.

            In addition to its Corporate Trust Office, the Trustee will maintain or cause to be maintained at its expense a presenting office in New York, New York where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates IBJ Schroeder Trust Bank, Stock Transfer Department, One State Street Plaza, New


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York, New York 10015, for such purpose. The Trustee will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

            SECTION 6.07.     Book-Entry Certificates.

            Notwithstanding the foregoing, upon original issuance, each Class of Book-Entry Certificates shall be issued in the form of one or more typewritten Certificates representing such Certificates, to be held by DTC or any successor Clearing Agency or, if appointed to hold such Certificates as provided below, the Book-Entry Custodian. Each Class of Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder's interest in the Book-Entry Certificates, except as provided in Section 6.09. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with DTC authorizing it to act as such. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 6.09:

                  (a) the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;


                  (b) the Depositor may deal with the Book-Entry Custodian and the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates);

                  (c) to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

                  (d) the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates entitled to a specified percentage of the aggregate Voting Rights allocated to such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates entitled to the requisite aggregate percentage of Voting Rights allocated to such Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.


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

            SECTION 6.08.     Notices to Clearing Agency.

            Whenever notice or other communication to the Holders of the Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Beneficial Holders pursuant to Section 6.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            SECTION 6.09.     Definitive Certificates.

            If (a) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Book-Entry Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Beneficial Owners of Book-Entry Certificates entitled to a majority of the Voting Rights allocated to each Class of the Book-Entry Certificates advise the Clearing Agency through its Participants in writing (and the Clearing Agency in turn advises the Trustee) that the continuation of a book-entry system with respect to such Certificates through the Clearing Agency is no longer in the best interests of the Beneficial Holders of such Certificates, the Trustee shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates. Upon surrender to the Trustee of such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver the Definitive Certificates in respect thereof. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.


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                                  ARTICLE VII

              THE DEPOSITOR, EACH SELLER AND THE MASTER SERVICER

            SECTION 7.01. Liabilities of the Depositor, each Seller and the Master Servicer.

            The Depositor, Greystone Funding, Daiwa Finance and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            SECTION 7.02. Merger or Consolidation of the Depositor, each Seller or the Master Servicer.

            The Depositor, Greystone Funding, Daiwa Finance and the Master Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Assets and to perform its respective duties under this Agreement.

            Any Person into which the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer, shall be the successor of the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be an FHA-Approved Mortgagee.

            Notwithstanding anything else in this Section 7.02 or in Section
7.04 hereof to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer gives the Depositor and the Trustee notice of such assignment; and provided further, that such purchaser or transferee accepting such assignment and delegation shall be an institution that is an FHA-Approved Mortgagee in good standing, which has a net worth of at least $5,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor, Greystone Funding, Daiwa Finance and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that the Rating Agency acknowledges that its ratings of the Rated Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement,


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

except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

            SECTION 7.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

            None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer against any breach of representations or warranties made by it herein or protect the Depositor or the Master Servicer or any such person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder and, in the case of any questions arising with respect to the REMIC status of any of REMIC I, REMIC II or REMIC III, on an Opinion of Counsel from Independent Counsel with substantial experience in such matters. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of a breach of any representations, warranties or covenants of any such party hereto or by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor or the Master Servicer, as the case may be, shall be entitled to be reimbursed therefor out of the Custodial Account.

            SECTION 7.04.     Master Servicer Not to Resign.

            The Master Servicer shall not resign from the obligations and duties imposed upon it hereunder except upon determination that such obligations and duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer under this
Section 7.04 shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Master Servicer shall give notice of any proposed resignation to the Trustee, the Depositor, the Certificateholders and the Rating Agency. No such resignation


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

by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 8.02 hereof.

            SECTION 7.05.     Errors and Omissions Insurance; Fidelity Bonds.

            The Master Servicer shall maintain with responsible companies, and at its own expense, a fidelity bond and an errors and omissions insurance policy with broad coverage on all officers, employees or other persons acting in any capacity enabling such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Master Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Banker's Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Master Servicer Employees. The Master Servicer is self-insured for losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby by Master Servicer Employees. No provision of this Section 7.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum amount of coverage under any such bond and insurance policy shall be $1,000,000. Upon request of any Certificateholder, the Master Servicer shall cause to be delivered to such Certificateholder a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated without 15 days' prior written notice to the Trustee.

            SECTION 7.06. Depositor, each Seller and Master Servicer May Own Certificates.

            Each of the Depositor, Greystone Funding, Daiwa Finance and the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor, a Seller or the Master Servicer.


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                                 ARTICLE VIII

                                    DEFAULT

            SECTION 8.01.     Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) any failure by the Master Servicer to deposit in the Collection Account or the Custodial Account, or to remit to the Trustee for deposit in the Collection Account, any deposit or payment required to be so made by the Master Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of one Business Day (or, in the case of a failure to make a Monthly Advance required to be made pursuant to Section 5.01, shall continue through the end of the cure period specified in Section 5.02(b)); or

                  (b) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (except as set forth in (c) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any FHA Mortgage Insurance or Required Insurance Policy in respect of any Mortgage Loan) after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (c) if a representation or warranty set forth in Section

      2.04(a) hereof shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 120 days after the date on which written notice thereof shall have been given to the Master Servicer by the Trustee for the benefit of the Certificateholders or by the Depositor; or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or


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

                  (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                  (f) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the Master Servicer shall fail to purchase any FHA Debenture as required in Section 3.15; or

                  (h) the Rating Agency shall provide written notice of its intention to reduce, withdraw or qualify any of the then-current ratings of the Rated Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such outstanding rating; or

                  (i) the Master Servicer shall cease to be duly qualified as an FHA-Approved Mortgagee with power and authority to service the Mortgage Loans and make claims on the FHA under any FHA Mortgage Insurance as contemplated herein.

            If an Event of Default due to the actions or inaction of the Master Servicer shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and (i) in the case of an Event of Default described in clause (a) above, if so directed by the Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Certificates, (ii) in the case of an Event of Default described in either clause (b) or clause (c) above, if so directed by the Holders of Certificates entitled to not less than 51% of all the

Voting Rights, and (iii) in the case of any other Event of Default, under all circumstances, the Trustee shall, by notice in writing to the Master Servicer (with a copy to the Depositor and the Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in Section 3.09). On or after the receipt by the Master Servicer of such written notice, all of its authority and power under this Agreement shall pass to and be vested in the Trustee, as acting master servicer, pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things, necessary or appropriate to effect such termination, whether to complete the transfer and endorsement or assignment of the Mortgage Assets and related documents, or otherwise. In the event it is terminated under this Section, the Master Servicer agrees that it shall be subject to the duties and obligations set forth in Section 8.02.


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            SECTION 8.02.     Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, the Trustee shall be the successor master servicer in all respects to the Master Servicer in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer incurred prior to its resignation or termination. The Trustee, as acting or successor master servicer, shall be indemnified to the full extent provided the Master Servicer under this Agreement prior to the Master Servicer's termination. The Trustee, as acting or successor master servicer, or any other successor master servicer, as applicable, shall succeed to any rights and obligations of the Master Servicer under any Sub-Servicing Agreement and shall be deemed to have assumed the Master Servicer's interest therein, subject to
Section 3.05; provided, however, that the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement arising prior to the date of such succession. Neither the Trustee nor any successor master servicer shall be responsible for any of the representations and warranties of the terminated Master Servicer herein or in any related document or agreement, for any acts or omissions of the terminated Master Servicer or for any losses incurred in respect of any Permitted Investments selected by the terminated Master Servicer pursuant to this Agreement. The Trustee shall not be required to purchase any Mortgage Loan hereunder. The Master Servicer agrees to promptly (and in any event no later than ten Business Days subsequent to the notice of termination or resignation) provide, at its own expense, the Trustee with all documents and records requested hereunder, and to cooperate hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor master servicer or to the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Custodial Account or any Escrow Account or Reserve Account or should thereafter be received with respect to the Mortgage Assets, and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it, such documents to be provided in such form as the Trustee or such successor master servicer shall reasonably request (including electronic form), to enable it to assume the Master Servicer's functions hereunder. The terminated Master Servicer shall reimburse the assuming party for any reasonable expenses incurred by the assuming party in connection with the assumption of the duties and obligations of the Master Servicer hereunder. If the Master Servicer does not reimburse the assuming party for such expenses within a reasonable time, such expenses shall be reimbursed from the Trust Fund. As compensation for being successor master servicer, such successor master servicer shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to receive from the Custodial Account if the Master Servicer had continued to act hereunder (except that the terminated Master Servicer shall retain the right to be reimbursed for Advances (including, without limitation, Monthly Advances) theretofore made by the Master Servicer with respect to which it would be entitled to be reimbursed if it had not been so terminated as Master Servicer). Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with this


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Section 8.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any FHA-Approved Mortgagee with a net worth of at least $15,000,000, the appointment of which does not adversely affect any of the then-current ratings of the Rated Certificates, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records in any form to it.

            Any successor to the Master Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 7.05 hereof.

            SECTION 8.03.     Notification to Certificateholders.

            (a) Upon any termination or appointment of a successor to the Master

Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

            SECTION 8.04.     Other Remedies of Trustee.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom, to the extent that any such fees, expenses and costs were not recovered by the Trustee as a result of such action, shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in
Section 4.01(d). Except as otherwise expressly provided in


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

this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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                                  ARTICLE IX

                            CONCERNING THE TRUSTEE

            SECTION 9.01.     Duties of Trustee.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured and a Responsible Officer of the Trustee has actual knowledge thereof, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Master Servicer. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

            The Trustee may conclusively rely on information provided in any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to it, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided in any such resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to it, in any event unless such information is erroneous on its face, the Trustee has actual knowledge that such information is erroneous or, in the case of recomputing, recalculating or verifying any such information, the Trustee is requested to do so by the Depositor or a Certificateholder.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                  (a) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default that may have occurred, the duties and obligations of the


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      Trustee shall be determined solely by the express provisions of this
      Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, resolutions, reports, statements, documents, orders, opinions or other instruments furnished to the Trustee and conforming on their face to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder, without responsibility for investigating the contents thereof;

                  (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

                  (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (d) except as provided in Section 3.15 or as otherwise specifically provided in this Agreement, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except (a) the obligation of the Trustee to make Monthly Advances pursuant to Section 5.02 and (b) during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

            Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from the Master Servicer, the Depositor, the Rating Agency or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence


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of any Event of Default or event which, with notice or
lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

            SECTION 9.02.     Certain Matters Affecting the Trustee.


            (a) Except as otherwise provided in Section 9.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) none of the Trustee, any of its Affiliates, or any officer, director, employee or agent of the Trustee or any of its Affiliates shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the


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      costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this

      Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid by the Master Servicer in the event that such investigation relates to an Event of Default by the Master Servicer, if an Event of Default by the Master Servicer shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

                  (vii) except as provided in Section 3.15 or as otherwise specifically provided in this Agreement, the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it; and

                  (viii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement.

            (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            SECTION 9.03.     Trustee Not Liable for Certificates or Mortgage
                              Loans.

            Except as specifically set forth in Section 9.11 and the acknowledgements of the Trustee set forth in Section 2.02, the recitals contained herein, in the Mortgage Asset Purchase Agreements, in the Certificates (other than its signature and authentication) and in the Prospectus, the Prospectus Supplement or the Private Placement Memorandum (other than information provided by the Trustee specifically for inclusion therein) shall be taken as the statements of the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer, as the case may be, as such statements are attributed to Greystone Funding, Daiwa Finance or the Master Servicer by the Mortgage Asset Purchase Agreements, the Trustee assumes no responsibility for their correctness, and the Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Asset, FHA Mortgage Insurance Contract or related documents. Without limiting the obligation of the Trustee to act hereunder in respect of an Event of Default on the part of the Master Servicer, the Trustee shall not be liable for any act or omission of the Master Servicer except to the extent the Trustee is acting in such capacity. The Trustee shall not be accountable for the use or application by the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer of any funds paid to the Depositor, Greystone Funding, Daiwa Finance or the Master Servicer in respect of the Mortgage Assets or deposited in or withdrawn from the



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Collection Account by the Depositor, Greystone Funding, Daiwa Finance or the
Master Servicer. The Trustee assumes no liability for or with respect to the perfection or priority of the security interest in any Mortgage Asset or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement (other than its failure to perform its duties in accordance with the terms of this Agreement).

            SECTION 9.04.     Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            SECTION 9.05.     Trustee's Fees and Expenses.

            The Trustee shall pay to itself on each Distribution Date from amounts on deposit in the Collection Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

            The Trustee shall reimburse itself from amounts on deposit in the Collection Account for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) as set forth in Section 4.01 to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(ii), and provided that the subject expense, disbursement or advance was not incurred or made as a result of a breach of any representation, warranty or covenant on the part of the Trustee or by reason of willful misconduct, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder, and the subject expense, disbursement or advance was not specifically required to be borne by the Trustee hereunder. The Trustee shall pay all expenses incurred by it in connection with its routine activities hereunder.

            The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any claim, damage, penalty, fine, loss, liability or expense (including any attorney's fees and expenses): (a) incurred in connection with any legal action relating to this Agreement or the Certificates or the performance of any of the Trustee's duties hereunder (other than any loss, liability or expense incurred as a result of a breach of any representation, warranty or covenant on the part of the Trustee, or by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder, or by reason of reckless disregard of the Trustee's obligations and duties hereunder and other than expenses incurred by the Trustee in connection with its routine activities hereunder and expenses specifically required to be borne by the Trustee hereunder); and (b) resulting from the exercise of any power of attorney granted by the Trustee in accordance with this Agreement. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.


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            SECTION 9.06.     Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation or association having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a rating on its long-term unsecured debt obligations at least equal to "AA-" from the Rating Agency or such lower rating as will not cause the Rating Agency to reduce, withdraw or qualify its then-current ratings of the Rated Certificates, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, and that is an FHA-Approved Mortgagee. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

            SECTION 9.07.     Resignation and Removal of Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and
(b) acceptance by such successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the

Voting Rights evidenced by the Certificates. Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agency.


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            Any resignation or removal of the Trustee and appointment of a successor thereto pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of such appointment by the successor trustee as provided in Section 9.08 hereof.

            SECTION 9.08.     Successor Trustee.

            Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required (including, without limitation, by HUD) for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then-current rating of any Class of the Rated Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 9.09.     Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 9.10.     Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time,

for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and


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to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08, except that, to the extent necessary to keep in full force and effect the FHA Mortgage Insurance in respect of any Mortgage Loan, such co-trustee or separate trustee shall be an FHA-Approved Mortgagee.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to make a required Advance in the event the Master Servicer fails to make such Advance, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (b) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (c) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.


            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to,


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the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            The Trust Fund shall pay the reasonable compensation of the co-trustees or separate trustees appointed pursuant to this Section 9.10.

            SECTION 9.11.     Representations and Warranties of the Trustee.

            The Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, as of the date hereof, that:

                  (i) The Trustee is a nationally chartered bank duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of the Agreement.

                  (ii) The Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivering by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-trustee or separate trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

                  (iv) The Trustee is duly qualified as an FHA-Approved Mortgagee and, if the Trustee becomes the successor master servicer pursuant to Section 8.02, the Trustee will comply with the provisions of the Housing Act, as amended from time to time, and


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      all regulations issued thereunder in order that the Certificateholders'
      rights under the FHA Mortgage Insurance will be fully protected.

            SECTION 9.12.     Certain Reports by the Trustee.

            Based upon the various reports, documents and other information provided to the Trustee pursuant to this Agreement, the Trustee shall file with the Securities and Exchange Commission, in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) required to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

            SECTION 9.13.     Non-assignment of Putable Mortgage Loans.

            The Trustee, as the FHA-Approved Mortgagee of the Mortgage Loans, shall not at any time assign any Putable Mortgage Loans to the FHA.


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                                   ARTICLE X

                                  TERMINATION

            SECTION 10.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

            The obligations and responsibilities of the Master Servicer, the Depositor, Greystone Funding, Daiwa Finance and the Trustee with respect to the Trust Fund created hereby (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee with respect to the earliest of:


                  (a) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement (the applicable Distribution Date being herein referred to as the "Optional Termination Date"), which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool;

                  (b) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; and

                  (c) the mutual agreement of the parties hereto and the Certificateholders as to such termination;

provided that, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement.

            The purchase price for any such Optional Termination of the Trust Fund (the "Termination Price") shall be equal to (A) the aggregate of the Purchase Prices of all the Mortgage Assets remaining in the Trust Fund, minus
(B) the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any related unpaid Advance Interest and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with the Optional Termination). The Termination Price shall be calculated by the Master Servicer and the Trustee as of the last Business Day in the Collection Period for the Optional Termination Date and as if the purchase was to occur on such Business Day. The Trustee shall give notice to the Rating Agency of the


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Master Servicer's election to purchase the Mortgage Assets remaining in the
Trust Fund pursuant to this Section 10.01 and of the Optional Termination Date.

            SECTION 10.02.    Procedure Upon Optional Termination.

            (a) In case of any Optional Termination pursuant to Section 10.01, the Master Servicer shall, at least thirty days prior to the date notice is to be mailed to the affected Certificateholders notify the Trustee of the Optional Termination Date and of the applicable repurchase price of the Mortgage Loans to be repurchased.

            (b) Any repurchase of the Mortgage Loans by the Master Servicer shall be made on the Master Servicer Remittance Date in the same month as the Optional Termination Date by deposit of the Termination Price into the Custodial

Account. Upon receipt by the Trustee of an Officers' Certificate of the Master Servicer certifying as to the deposit of such Termination Price into the Custodial Account, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Master Servicer, execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Master Servicer, to vest title in the Master Servicer to the Mortgage Assets so repurchased and shall transfer or deliver to the Master Servicer the purchased Mortgage Assets. Any collections on the Mortgage Assets received by the Trustee subsequent to (or with respect to any period subsequent to) calculation of the Termination Price shall be promptly remitted by it to the Master Servicer.

            (c) Notice of the Distribution Date on which the Master Servicer anticipates that the final distribution shall be made (whether upon Optional Termination or otherwise), shall be given promptly by the Master Servicer to the Trustee and by the Trustee by first class mail to Holders of the affected Certificates. Such notice shall be mailed as soon as practicable. Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

            (d) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable in accordance with Sections 4.02(a) and 4.02(b) to payments on the Class of Certificates to which such Certificates being so presented and surrendered belong.

            (e) In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within


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

six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

            SECTION 10.03.    Additional Termination Requirements.


            (a) In the event the Master Servicer exercises its purchase option pursuant to Section 10.01, the REMICs created hereby shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of any of the REMICs to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on a "prohibited transaction" of any of the REMICs created hereby as described in Section 860F of the Code, or (ii) cause any of the REMICs created hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation
      Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as such requirements are set forth in an Opinion of Counsel delivered to the Trustee by and at the expense of the Master Servicer;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the assets of REMIC I to the Master Servicer for cash; and

              (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of each of REMIC I, REMIC II and REMIC III in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.


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                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

            SECTION 11.01.    Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in the Prospectus Supplement, (iii) to make other provisions with respect to matters or questions arising under this Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not, as evidenced by a written confirmation from the Rating Agency stating that such amendment will not cause the Rating Agency to qualify, reduce or withdraw any of the then current ratings of the Rated Certificates, adversely affect in any material respect the interests of any Certificateholder. In addition, this Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification the Trust Fund as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

            (b) This Agreement may be amended from time to time by the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Assets are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a).

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.


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

            (c) Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agency.

            SECTION 11.02.    Recordation of Agreement; Counterparts.

            (a) This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at its expense on direction of the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel (which shall be an expense of the Trust Fund payable out of the

Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust Fund.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.    Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 11.04.    Notices.

            In addition to other notices provided under this Agreement, the Trustee shall notify the Rating Agency in writing: (a) of any repurchase of a Mortgage Asset pursuant to Article II; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; and (d) of any Event of Default under this Agreement.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, at American Southwest Financial Securities Corporation, 2390 East Camelback Road, Suite 290, Phoenix, Arizona 85016, Attention: Jeffrey Newman;
(ii) in the case of the Trustee, at LaSalle National Bank, 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Department, ASW-FHA1; (iii) in the case of the Master Servicer, at Greystone Servicing Corporation, Inc., 98 Alexandria Pike, Warrenton, Virginia 22186 Attention: Ms. Julie J. DeLimba; (iv) in the case of Greystone Funding, at Greystone

Funding Corporation, 98 Alexandria Pike, Warrenton, Virginia 22186, Attention:
Ms. Julie J. DeLimba with a copy to Greystone & Co., Inc., 152 West 57th Street, 60th Floor, New York, New York 10019, Attention: Mr. Mark R. Jarrell; (v) in the case of Daiwa Finance, at Daiwa Finance Corp., 32 Old Slip, 12th Floor, New York, New York 10005, Attention: Steve Sherwyn, Esq., with a copy to Daiwa Finance Corp., 32 Old Slip, 12th Floor, New York, New York 10005, Attention:
Takkai Wang; and (vi) in the case of the Rating Agency, at Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention: Commercial Mortgage Surveillance; or, in each such case, at such other address as may hereafter be furnished to each of the parties hereto in writing. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.


            SECTION 11.05.    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.06.    Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a default hereunder and of the continuance thereof, as provided herein, and (except in the case of any such default on the part of the Trustee) unless the Holders of Certificates entitled to not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.06, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.07.    Certificates Nonassessable and Fully Paid.

            It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            SECTION 11.08.    HUD Regulations and Documents Control.

            Notwithstanding any other provision of this Agreement or of the Certificates, in the event of any conflict between the provisions of this Agreement or of the Certificates on the one hand and the provisions of the Housing Act, the applicable FHA Regulations, the Mortgages, Mortgage Notes or any other HUD-prescribed document relating to the Mortgage Loans on the other hand, the provisions of the latter shall control.

            SECTION 11.09.    Miscellaneous REMIC Provisions.

            (a) The Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of the Trust Fund, and shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The Sequential Pay Certificates and the Class S REMIC III Regular Interests are hereby designated as "regular interests" (within the meaning of Section


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

860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. No party hereto shall, to the extent within the control of any such Person, create or permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).


            (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) The Trustee shall pay any and all expenses relating to any tax audit of REMIC I, REMIC II or REMIC III (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax-related Opinion of Counsel in connection with such an audit and other taxes; provided, however, that if such audit resulted from the negligence of the Master Servicer or the Depositor, then the Master Servicer or the Depositor, as the case may be, shall pay such expenses. The Certificateholder with the largest Percentage Interest of the related Class of Residual Certificates shall be designated as the tax matters person with respect to each of REMIC I, REMIC II and REMIC III in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T. The tax matters person of each REMIC created hereunder hereby irrevocably appoints and authorizes the Trustee to act as its attorney-in-fact and agent to perform the duties of the tax matters person with respect to such REMIC. The Trustee, as attorney-in-fact and agent of the tax matters person of each REMIC created hereunder, shall (i) act on behalf of such REMIC in relation to any tax matter or controversy involving such REMIC and (ii) represent such REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Residual Certificate, hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of REMIC I, REMIC II or REMIC III, as the case may be. The legal expenses and costs of any such action described in this subsection and any liability resulting therefrom shall be borne by the Trust Fund or other appropriate Person in accordance with
Section 11.09(h).

            (e) The Trustee shall prepare, file and sign all of the Tax Returns in respect of each of REMIC I, REMIC II and REMIC III. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (f) The Trustee shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Included among such duties, the Trustee shall provide to: (i) any Transferror of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports


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

relating to interest, original issue discount and market discount or premium

(using the Prepayment Assumption as required); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (g) The Trustee shall take such action and shall cause each of REMIC I, REMIC II and REMIC III to take such action as shall be necessary to create the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). Each of the Trustee and the Master Servicer shall exercise reasonable care to the extent within its control and the scope of its express duties under this Agreement, to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC. Neither the Trustee nor the Master Servicer shall take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any of REMIC I, REMIC II or REMIC III, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or the assets of any of them, or causing REMIC I, REMIC II or REMIC III to take any action, which is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause REMIC I, REMIC II or REMIC III to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

            (h) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax, together with all incidental costs and expenses (including, without limitation, penalties or assessments and reasonable attorneys' fees) not required to be borne by the Trustee pursuant to Section 11.09(d), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article XI; (iii) the Depositor, if such tax arises out of or results from a breach by the Depositor of any of its obligations under this Article XI; or (iv) the Trust Fund in all other instances. Any such amounts payable by the Trust Fund in respect of taxes shall be paid by the Master Servicer at the direction of the Trustee out of amounts on deposit in the Custodial Account or by the Trustee out of amounts on deposit in the Collection Account. The Trustee is hereby authorized to and shall retain or cause to be retained from available funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust Fund. Such authorization (i) shall not prevent the Trustee from contesting any such tax in appropriate law pending the outcome of such proceedings and (ii) is subject to Section 11.09(n) and Section 11.09(o). The costs of contesting any such tax shall be an expense of the Trust Fund unless indemnification for such a tax is provided for hereunder.

            (i) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause an Adverse REMIC Event in respect of such REMIC.

            (k) Neither the Master Servicer nor the Trustee shall consent to or, to the extent of their respective control, permit: (i) the sale or disposition of any Mortgage Asset (except in connection with (A) a breach of any representation or warranty of the related Seller regarding a Mortgage Asset, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, an assignment to HUD or the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (C) the bankruptcy of REMIC I, REMIC II or REMIC III, or (D) the termination of the Trust Fund pursuant to Article X of this Agreement); (ii) the sale or disposition of any investments in the Custodial Account or the Collection Account for gain; or
(iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Custodial Account or the Collection Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Neither the Master Servicer nor the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the Trustee shall ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (m) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Master Servicer shall furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            (n) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach by the Trustee with respect to the covenants set forth in this Section 11.09. All such amounts paid by the Trustee to indemnify the Trust Fund shall be deposited by the Trustee into the Collection Account. The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Section 11.09 or in Article III with respect to compliance with the REMIC Provisions. All such amounts paid by the Master Servicer to indemnify the Trust Fund shall be delivered to the Trustee and deposited by the Trustee into the Collection Account.

            (o) The Depositor agrees to indemnify the Trust Fund, the Trustee and the Master Servicer for any taxes and costs (including, without limitation, any reasonable attorney's fees) imposed on or incurred by the Trust Fund, the Trustee or the Master Servicer as a result of a breach of the Depositor's covenants set forth in this Section 11.09 or Article III with respect to compliance with the REMIC Provisions. All such amounts paid by the Depositor to indemnify the Trust Fund shall be delivered to the Trustee and deposited by the Trustee into the Collection Account.

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, Greystone Funding, Daiwa Finance and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the first day of December, 1996.

                                    AMERICAN SOUTHWEST FINANCIAL
                                     SECURITIES CORPORATION,
                                     as Depositor


                                    By:_______________________________
                                    Name:
                                    Title:


                                    GREYSTONE SERVICING CORPORATION, INC.,
                                      as Master Servicer


                                    By:_______________________________
                                    Name:
                                    Title:


                                    GREYSTONE FUNDING CORPORATION,
                                      as Seller


                                    By:_______________________________
                                    Name:
                                    Title:


                                    DAIWA FINANCE CORP.,
                                      as Seller


                                    By:_______________________________
                                    Name:
                                    Title:

                                    LASALLE NATIONAL BANK,
                                      as Trustee


                                    By:_______________________________
                                    Name:
                                    Title:

STATE OF NEW YORK         )
                           : ss.:
COUNTY OF NEW YORK        )

           On the ______ of __________, 1996 before me, personally appeared _______________________ known to me to be _______________________ of American
Southwest Financial Securities Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                          Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK         )
                           : ss.:
COUNTY OF NEW YORK        )

           On this ______ day of __________, 1996, before me, personally appeared _______________________________, known to me to be a
____________________________ of Greystone Servicing Corporation, Inc. and one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                          Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK         )
                           : ss.:
COUNTY OF NEW YORK        )

           On the _____ of __________, 1996 before me, a Notary Public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of Greystone Funding Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                          Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK         )
                           : ss.:
COUNTY OF NEW YORK        )

           On the _____ of __________, 1996 before me, a Notary Public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of Daiwa Finance Corp., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                          Notary Public

[NOTARIAL SEAL]

STATE OF _________        )
                           : ss.:
COUNTY ___________        )

           On the _____ of __________, 1996 before me, a Notary Public in and for said State, personally appeared ____________________________ known to me to be a ______________________________ of LaSalle National Bank, one of the banks that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                          Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS A-1

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION

Certificate Interest                              Initial Class Principal
Rate:  ____% per annum                            Balance of the Class A-1
                                                  Certificates:  $_____________
Cut-off Date:
December 1, 1996                                  Initial Certificate Principal
                                                  Balance of this Certificate:
Closing Date:                                     $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. A-1-______


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT

THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO

CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT _____________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class A-1 Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class A-1 Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount that is allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the


                                    A-1-3

Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class A-1 Certificates will be issued in fully registered form in minimum denominations of $10,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and


                                    A-1-4
exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT


      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address __________________________________________________________
________________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to ____________________ ______________________________________________________________________________,
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,500,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-2

                         FORM OF CLASS A-2 CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS A-2

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                               Initial Class Principal
Rate:  ____% per annum                             Balance of the Class A-2
                                                   Certificates:  $_____________
Cut-off Date:
December 1, 1997                                   Initial Certificate Principal
                                                   Balance of this Certificate:
Closing Date:                                      $____________
December __, 1996

First Distribution Date:
January 27, 1996

Cusip No. ___________

Certificate No. A-2-______

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"),

TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT ______________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon

                                    A-2-2
which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off

Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class A-2 Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class A-2 Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount that is allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                    A-2-3

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the

Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class A-2 Certificates will be issued in fully registered form in minimum denominations of $10,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the



                                    A-2-4
purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-2-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address __________________________________________________________
________________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to ___________________ ______________________________________________________________________________,
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,500,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-3

                         FORM OF CLASS A-3 CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS A-3

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Initial Class Principal
Rate:  ____% per annum                            Balance of the Class A-3
                                                  Certificates:  $_____________
Cut-off Date:
December 1, 1996                                  Initial Certificate Principal
                                                  Balance of this Certificate:
Closing Date:                                     $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. A-3-______

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER

ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT __________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the


                                    A-3-2

Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained

Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class A-3 Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class A-3 Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount that is allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                    A-3-3

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the

Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class A-3 Certificates will be issued in fully registered form in minimum denominations of $10,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the



                                    A-3-4
purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address __________________________________________________________
________________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to ____________________ ______________________________________________________________________________,
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,500,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-4

                         FORM OF CLASS A-4 CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS A-4

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Initial Class Principal
Rate:  ____% per annum                            Balance of the Class A-4
                                                  Certificates:  $_____________
Cut-off Date:
December 1, 1996                                  Initial Certificate Principal
                                                  Balance of this Certificate:
Closing Date:                                     $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. A-4-______

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"),

TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT __________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon


                                    A-3-2
which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class A-4 Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class A-4 Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount that is allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                    A-3-3

            The Agreement permits, with certain exceptions as therein provided,

the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class A-4 Certificates will be issued in fully registered form in minimum denominations of $10,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the



                                    A-3-4
purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer



                         CERTIFICATE OF AUTHENTICATION



This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________

       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _________________________________________________________
________________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to _____________________
________________________________________________________________________________
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,500,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-5

                         FORM OF CLASS A-Z CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS A-Z

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                               Initial Class Principal
Rate:  ____% per annum                             Balance of the Class A-Z
                                                   Certificates:  $_____________
Cut-off Date:
December 1, 1996                                   Initial Certificate Principal
                                                   Balance of this Certificate:
Closing Date:                                      $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. A-Z-______


                                    A-3-8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF

TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 27, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JULY 25, 1995 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 1996 RELATING TO THIS CERTIFICATE) OF 40%, BEGINNING WITH THE FIRST MONTH IN WHICH A VOLUNTARY PREPAYMENT IN FULL MAY BE MADE UNDER THE TERMS OF THE MORTGAGE LOAN WITHOUT A PREPAYMENT PREMIUM AND NO APPLICABLE LOCK-OUT PERIOD EXISTS. (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT _________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement,


                                    A-3-9
dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class A-Z Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class A-Z Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this


                                    A-3-10

Certificate and that portion of the Available Distribution Amount that is allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each

Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor,


                                    A-3-11
duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class A-Z Certificates will be issued in fully registered form in minimum denominations of $10,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-3-12

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer



                         CERTIFICATE OF AUTHENTICATION


This is one of the Class A-Z Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _________________________________________________________
________________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to ____________________

______________________________________________________________________________,
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,500,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-6

                          FORM OF CLASS S CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                           SERIES 1996-FHA1, CLASS S

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                               Initial Class Notional
Rate:  Variable                                    Amount of the Class S
                                                   Certificates:  $_____________
Cut-off Date:
December 1, 1996                                   Initial Certificate Notional
                                                   Amount of this Certificate:
Closing Date:                                      $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. S-1-______

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"),

TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 27, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JULY 25, 1995 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 1996 RELATING TO THIS CERTIFICATE) OF 40%, BEGINNING WITH THE FIRST MONTH IN WHICH A VOLUNTARY PREPAYMENT IN FULL MAY BE MADE UNDER THE TERMS OF THE MORTGAGE LOAN WITHOUT A PREPAYMENT PREMIUM AND NO APPLICABLE LOCK-OUT PERIOD EXISTS. (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT ___________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity


                                    A-5-2
under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            This Class S Certificate represents a Percentage Interest in the related Class equal to the initial Certificate Notional Amount hereof divided by the Initial Class Notional Amount of the Class S Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and Prepayment Premiums in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount and Prepayment Premiums that are allocated to distributions on the related Class of Certificates on such Distribution Date.


                                    A-5-3

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Interest-Only Certificates with an initial Certificate Notional Amount of at least $10,000,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized


                                    A-5-4
denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            The Class S Certificates will be issued in fully registered form in minimum denominations of $100,000 initial Certificate Notional Amount and in integral multiples of $1,000 in excess of such amount, except for one Class S Certificate evidencing the sum of an authorized denomination thereof and the remainder of the initial notional amount of such Class of Certificates. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Certificate Notional Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-5-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer



                         CERTIFICATE OF AUTHENTICATION


This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Notional Amount and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _________________________________________________________
_______________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to ____________________ ______________________________________________________________________________,
or if the aggregate initial Certificate Notional Amount of Interest-Only

Certificates held by the Holder is at least $10,000,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-7

                          FORM OF CLASS B CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                           SERIES 1996-FHA1, CLASS B


Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Initial Class Principal
Rate:  _____% per annum                           Balance of the Class B
                                                  Certificates:  $_____________
Cut-off Date:
December 1, 1996                                  Initial Certificate Principal
                                                  Balance of this Certificate:
Closing Date:                                     $____________
December __, 1996

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. B-______

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE

DATE OF THIS CERTIFICATE IS DECEMBER __, 1996. ASSUMING THAT THE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR, BEGINNING WITH THE FIRST MONTH IN WHICH A VOLUNTARY PREPAYMENT IN FULL MAY BE MADE UNDER THE TERMS OF THE MORTGAGE LOAN WITHOUT A PREPAYMENT PREMIUM AND NO APPLICABLE LOCK-OUT PERIOD EXISTS. (AS DEFINED IN THE PROSPECTUS DATED JULY 25, 1995 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER __, 1996 RELATING TO THIS CERTIFICATE) OF 40%, BEGINNING WITH THE FIRST MONTH IN WHICH A VOLUNTARY PREPAYMENT IN FULL MAY BE MADE UNDER THE TERMS OF THE MORTGAGE LOAN WITHOUT A PREPAYMENT PREMIUM AND NO APPLICABLE LOCK-OUT PERIOD EXISTS (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CLASS B CERTIFICATE IS SUBORDINATED TO THE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                    A-6-2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT __________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement),

Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

            This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.


                                    A-6-3

            This Class B Certificate represents a Percentage Interest in the related class equal to the initial Certificate Principal Balance hereof divided by the Initial Class Principal Balance of the Class B Certificates, both as set forth above.

            The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), interest and principal (including any Prepayment Premiums) in an amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount and Prepayment Premiums that are allocated to distributions on the related Class of Certificates on such Distribution Date.

            Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register or, if such Holder holds one or more Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                    A-6-4

Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund, will be issued to the designated transferee or transferees.

            No transfer of this Certificate or any interest herein shall be made to any employee benefit plan that is subject to ERISA or the Code, or a trustee of such plan, unless the prospective Transferee provides the Trustee with a certification in the form attached to the Agreement as Exhibit E or an Opinion of Counsel which establishes to the reasonable satisfaction of the Depositor and the Trustee that the purchase and holding of this Certificate or any interest herein by or on behalf of such employee benefit plan would not result in the assets of the Trust Fund being deemed "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and would not subject the Depositor or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability. If no such certification in the form attached to the Agreement as Exhibit E and no such Opinion of Counsel are so delivered, the Trustee shall require that such prospective Transferee certify to the Trustee in writing the facts establishing that such Transferee is not such an employee benefit plan.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of this Certificate is to be made without registration under the Securities Act, the Trustee shall require, in order to assure compliance with such laws: (i) if such transfer is purportedly being made based on Rule 144A, that the Certificateholder desiring to effect the transfer and the prospective Transferee each certify to the Trustee in writing in the forms attached to the Agreement as Exhibit D-1 and Exhibit D-2, respectively, the facts surrounding the transfer; and (ii) in all other cases, that it and the Depositor receive an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made without such registration, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Trust Fund. Neither the Depositor nor the Trustee is obligated to register or qualify this Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate without registration or qualification. Any Holder hereof desiring to effect a transfer hereof shall indemnify the Trustee and the Depositor against any liability that


                                    A-6-5
may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

            The Class B Certificates will be issued in fully registered form in minimum denominations of $250,000 initial Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

            The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-6-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class B Certificates referred to in the within-mentioned Agreement.


Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address __________________________________________________________
________________________________________________________________________________

Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to _____________________ ______________________________________________________________________________,
or if the aggregate initial Certificate Principal Balance of all Certificates held by the Holder is at least $2,000,000 and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to _______________ for the account of ________________, account number ______________. This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-8

                         FORM OF CLASS R-I CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 1996-FHA1, CLASS R-I

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Percentage Interest in
Rate:  N/A                                        the Class R-I Certificates
                                                  evidenced by this Certificate
Cut-off Date:                                     ______%
December 1, 1996
                                                  Initial Certificate Principal
Closing Date:                                     Principal Balance of this
December __, 1996                                 Certificate:  $0

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. R-I-______

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.


THIS CLASS R-I CERTIFICATE IS SUBORDINATED TO THE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

      THIS CERTIFIES THAT DLJ Mortgage Capital, Inc. is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank,


                                    A-7-2
as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

      This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a

"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), a distribution in an amount equal to the product of the Percentage Interest evidenced by this Certificate (as set forth above) and that portion of the Available Distribution Amount, if any, that is allocated to distributions on the related Class of Certificates on such Distribution Date.

      Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice


                                    A-7-3
of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

      The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the

Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

      No transfer of this Certificate or any interest herein shall be made to any employee benefit plan that is subject to ERISA or the Code, or a trustee of such plan, unless the prospective Transferee provides the Trustee with a certification in the form attached to the Agreement as Exhibit E or an Opinion of Counsel which establishes to the reasonable satisfaction of the Depositor and the Trustee that the purchase and holding of this Certificate or any interest herein by or on behalf of such employee benefit plan would not result in the assets of the Trust Fund being deemed "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and would not subject the Depositor or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability. If no such certification in the form


                                    A-7-4
attached to the Agreement as Exhibit E and no such Opinion of Counsel are so delivered, the Trustee shall require that such prospective Transferee certify to the Trustee in writing the facts establishing that such Transferee is not such an employee benefit plan.

      No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of this Certificate is to be made without registration under the Securities Act, the Trustee shall require, in order to assure compliance with such laws: (i) if such transfer is purportedly being made based on Rule 144A, that the Certificateholder desiring to effect the transfer and the prospective Transferee each certify to the Trustee in writing in the forms attached to the Agreement as Exhibit D-1 and Exhibit D-2, respectively, the facts surrounding the transfer; and (ii) in all other cases, that it and the Depositor receive an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made without such registration, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Trust Fund. Neither the Depositor nor the Trustee is obligated to register or qualify this Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate without registration or qualification. Any Holder hereof desiring to effect a transfer hereof shall indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

      In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, this Certificate may not be owned, pledged or Transferred, directly or indirectly, by or to a Disqualified Organization.

      Prior to and as a condition of the registration of any Transfer, sale or other disposition of this Certificate, (i) the proposed Transferee, including the initial Holder of this Certificate, shall deliver to the Trustee a Transferee Affidavit and Agreement, in substantially the form attached to the Agreement as Exhibit F-1, representing and warranting, among other things, that such Transferee is not a non-U.S. Person, that such Transferee is other than a Disqualified Organization, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 6.02(g) of the Agreement and agrees to be bound by them, and (ii) the proposed Transferor shall deliver to the Trustee a certificate, in substantially the form attached to the Agreement as Exhibit F-2, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax. Notwithstanding the delivery of a Transferee Affidavit and Agreement, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. Each Person holding or acquiring any Ownership Interest in this Certificate agrees, by holding or acquiring such Ownership Interest, to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its


                                    A-7-5

Ownership Interest and to provide a certificate in the form attached to the

Agreement as Exhibit F-2 and to obtain the express written consent of the Depositor prior to any Transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion.

      The Class R-I Certificates will be issued in fully registered form only, without coupons, in minimum denominations representing percentage interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

      No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

      The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-7-6

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer



                         CERTIFICATE OF AUTHENTICATION


This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Percentage Interest and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _______________________________________________________________________
_______________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to _____________________
______________________________________________________________________________.
This information is provided by the assignee named above, or its agent.

                                  EXHIBIT A-9

                        FORM OF CLASS R-II CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                         SERIES 1996-FHA1, CLASS R-II

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Percentage Interest in
Rate:  N/A                                        the Class R-II Certificates
                                                  evidenced by this Certificate
Cut-off Date:                                     ______%
December 1, 1996
                                                  Initial Certificate Principal
Closing Date:                                     Principal Balance of this
December __, 1996                                 Certificate:  $0

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. R-II-______



                                    A-7-9

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL

INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.

THIS CLASS R-II CERTIFICATE IS SUBORDINATED TO THE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

      THIS CERTIFIES THAT DLJ Mortgage Capital Inc. is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank,


                                    A-7-10
as trustee (the "Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.


      This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), a distribution in an amount equal to the product of the Percentage Interest evidenced by this Certificate (as set forth above) and that portion of the Available Distribution Amount, if any, that is allocated to distributions on the related Class of Certificates on such Distribution Date.

      Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice


                                    A-7-11
of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

      The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the

Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

      No transfer of this Certificate or any interest herein shall be made to any employee benefit plan that is subject to ERISA or the Code, or a trustee of such plan, unless the prospective Transferee provides the Trustee with a certification in the form attached to the Agreement as Exhibit E or an Opinion of Counsel which establishes to the reasonable satisfaction of the Depositor and the Trustee that the purchase and holding of this Certificate or any interest herein by or on behalf of such employee benefit plan would not result in the assets of the Trust Fund being deemed "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and would not subject the Depositor or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability. If no such certification in the form


                                    A-7-12
attached to the Agreement as Exhibit E and no such Opinion of Counsel are so delivered, the Trustee shall require that such prospective Transferee certify to the Trustee in writing the facts establishing that such Transferee is not such an employee benefit plan.

      No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of this Certificate is to be made without registration under the Securities Act, the Trustee shall require, in order to assure compliance with such laws: (i) if such transfer is purportedly being made based on Rule 144A, that the Certificateholder desiring to effect the transfer and the prospective Transferee each certify to the Trustee in writing in the forms attached to the Agreement as Exhibit D-1 and Exhibit D-2, respectively, the facts surrounding the transfer; and (ii) in all other cases, that it and the Depositor receive an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made without such registration, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Trust Fund. Neither the Depositor nor the Trustee is obligated to register or qualify this Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate without registration or qualification. Any Holder hereof desiring to effect a transfer hereof shall indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

      In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, this Certificate may not be owned, pledged or Transferred, directly or indirectly, by or to a Disqualified Organization.

      Prior to and as a condition of the registration of any Transfer, sale or other disposition of this Certificate, (i) the proposed Transferee, including the initial Holder of this Certificate, shall deliver to the Trustee a Transferee Affidavit and Agreement, in substantially the form attached to the Agreement as Exhibit F-1, representing and warranting, among other things, that such Transferee is not a non-U.S. Person, that such Transferee is other than a Disqualified Organization, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 6.02(g) of the Agreement and agrees to be bound by them, and (ii) the proposed Transferor shall deliver to the Trustee a certificate, in substantially the form attached to the Agreement as Exhibit F-2, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax. Notwithstanding the delivery of a Transferee Affidavit and Agreement, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. Each Person holding or acquiring any Ownership Interest in this Certificate agrees, by holding or acquiring such Ownership Interest, to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its



                                    A-7-13

Ownership Interest and to provide a certificate in the form attached to the Agreement as Exhibit F-2 and to obtain the express written consent of the Depositor prior to any Transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion.

      The Class R-II Certificates will be issued in fully registered form only, without coupons, in minimum denominations representing percentage interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

      No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

      The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-7-14

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee



                                                  By:__________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION


This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Percentage Interest and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _______________________________________________________________________
_______________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the

Trustee:

            Distribution shall be made by check mailed to _____________________
______________________________________________________________________________.
This information is provided by the assignee named above, or its agent.

                                 EXHIBIT A-10

                        FORM OF CLASS R-III CERTIFICATE

              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                         SERIES 1996-FHA1, CLASS R-III

Evidencing an undivided interest in a trust fund (the "Trust Fund") whose assets consist primarily of a pool (the "Mortgage Pool") of (i) fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act") and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and collectively, with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The Trust Fund was formed and the Mortgage Loans and the GNMA Certificates were transferred thereto at the direction of


              AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION


Certificate Interest                              Percentage Interest in
Rate:  N/A                                        the Class R-III Certificates
                                                  evidenced by this Certificate
Cut-off Date:                                     ______%
December 1, 1996
                                                  Initial Certificate Principal
Closing Date:                                     Principal Balance of this
December __, 1996                                 Certificate:  $0

First Distribution Date:
January 27, 1997

Cusip No. ___________

Certificate No. R-III-______


                                    A-7-17

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF

1986 (THE "CODE"). CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.

THIS CLASS R-III CERTIFICATE IS SUBORDINATED TO THE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE, OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AMERICAN SOUTHWEST FINANCIAL SECURITIES CORPORATION, GREYSTONE SERVICING CORPORATION, INC., GREYSTONE FUNDING CORPORATION, DAIWA FINANCE CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

            THIS CERTIFIES THAT ___________________ is the registered owner of a beneficial interest in the Trust Fund, which was created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the
"Agreement"), among American Southwest Financial Securities Corporation, as depositor (the "Depositor," which term includes any successor entity under the Agreement), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance";
Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers," which terms include any successor entities under the Agreement), and LaSalle National Bank, as trustee (the


                                    A-7-18

"Trustee," which term includes any successor entity under the Agreement). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.


      This Certificate is one of a duly authorized issue of certificates of American Southwest Financial Securities Corporation, designated as its Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 (the "Certificates"), which is comprised of the following ten classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z, Class S, Class B, Class R-I, Class R-II and Class R-III Certificates. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Sellers, the Master Servicer, the Trustee and the Holders of each Class of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Assets and all payments under and proceeds of such Mortgage Assets (other than any Retained Yield) received after the Cut-off Date (exclusive of any payments of or relating to principal and interest due on the FHA Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files and Servicing Files for the Mortgage Loans; (ii) the FHA Mortgage Insurance in respect of the Mortgage Loans, together with all FHA Insurance Benefits (other than any Retained Yield) derived therefrom; (iii) such funds or assets (other than any Retained Yield) as from time to time are deposited in the Distribution Account and/or the Collection Account; (iv) any insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      The Trustee shall distribute from the Distribution Account, to the extent of available funds, on the 25th day of each calendar month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing in January, 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), a distribution in an amount equal to the product of the Percentage Interest evidenced by this Certificate (as set forth above) and that portion of the Available Distribution Amount, if any, that is allocated to distributions on the related Class of Certificates on such Distribution Date.

      Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Assets and payments made to Certificateholders.

      Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto as such address appears in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.


                                    A-7-19

      The Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of Certificates entitled to, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates affected by any such amendments, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or for the purpose of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Assets are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of aggregate Voting Rights allocated to Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of Certificates entitled to 100% of the Voting Rights allocated to each Class of Certificates affected thereby, (iii) modify the provisions of this Section 11.01 of the Agreement without the consent of all of the Certificateholders or (iv) alter the servicing standard set forth in Section 3.01(a) of the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. Under certain limited circumstances set forth therein, the Agreement may be amended by the parties thereto without the consent of any Holder.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

      No transfer of this Certificate or any interest herein shall be made to any employee benefit plan that is subject to ERISA or the Code, or a trustee of such plan, unless the prospective Transferee provides the Trustee with a certification in the form attached to the Agreement as Exhibit E or an Opinion of Counsel which establishes to the reasonable satisfaction of the Depositor and the Trustee that the purchase and holding of this Certificate or any interest herein by or on behalf of such employee benefit plan would not result in the assets of the Trust Fund being deemed "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and would not subject the Depositor or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability. If no such certification in the form attached to the Agreement as Exhibit E and no such Opinion of Counsel are so delivered, the Trustee shall require that such prospective Transferee certify to the Trustee in writing the facts establishing that such Transferee is not such an employee benefit plan.


                                    A-7-20

      No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of this Certificate is to be made without registration under the Securities Act, the Trustee shall require, in order to assure compliance with such laws: (i) if such transfer is purportedly being made based on Rule 144A, that the Certificateholder desiring to effect the transfer and the prospective Transferee each certify to the Trustee in writing in the forms attached to the Agreement as Exhibit D-1 and Exhibit D-2, respectively, the facts surrounding the transfer; and (ii) in all other cases, that it and the Depositor receive an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made without such registration, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Trust Fund. Neither the Depositor nor the Trustee is obligated to register or qualify this Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate without registration or qualification. Any Holder hereof desiring to effect a transfer hereof shall indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

      In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, this Certificate may not be owned, pledged or Transferred, directly or indirectly, by or to a Disqualified Organization.

      Prior to and as a condition of the registration of any Transfer, sale or other disposition of this Certificate, (i) the proposed Transferee, including the initial Holder of this Certificate, shall deliver to the Trustee a Transferee Affidavit and Agreement, in substantially the form attached to the Agreement as Exhibit F-1, representing and warranting, among other things, that such Transferee is not a non-U.S. Person, that such Transferee is other than a Disqualified Organization, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 6.02(g) of the Agreement and agrees to be bound by them, and (ii) the proposed Transferor shall deliver to the Trustee a certificate, in substantially the form attached to the Agreement as Exhibit F-2, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax. Notwithstanding the delivery of a Transferee Affidavit and Agreement, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. Each Person holding or acquiring any Ownership Interest in this Certificate agrees, by holding or acquiring such Ownership Interest, to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest and to provide a certificate in the form attached to the Agreement as Exhibit F-2 and to obtain the express written consent of the Depositor prior to any Transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion.



                                    A-7-21

      The Class R-III Certificates will be issued in fully registered form only, without coupons, in minimum denominations representing percentage interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class in authorized denominations and evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

      No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

      The obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created by the Agreement will terminate upon the earliest of (i) the purchase by the Master Servicer, at its election, of all the Mortgage Assets remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them, which repurchase right the Master Servicer may exercise at its sole and exclusive election if the aggregate Stated Principal Balance of the Mortgage Pool at the time of the repurchase is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool; (ii) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund and the corresponding distribution to Certificateholders of all amounts required to be distributed to them; or (iii) the mutual agreement of the parties to the Agreement and the Certificateholders as to such termination.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.


                                    A-7-22

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                  LASALLE NATIONAL BANK,
                                                  as Trustee


                                                  By:__________________________
                                                          Authorized Officer



                         CERTIFICATE OF AUTHENTICATION


This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Date:


LASALLE NATIONAL BANK,
as Trustee



By:______________________________
       Authorized Officer

                                  ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
__________________________________________________ (Please print or typewrite name and address, including postal zip code, of assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

      I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Percentage Interest and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address _______________________________________________________________________
_______________________________________________________________________________


Dated: __________, ____

Social Security or                        ______________________________
other Tax Identification                  Signature by or on behalf of
No. of Assignee:                          assignor (signature must be signed as
                                          registered)

____________________________              ______________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the
Trustee:

            Distribution shall be made by check mailed to _____________________
______________________________________________________________________________.

This information is provided by the assignee named above, or its agent.

                                   EXHIBIT B

                         SCHEDULES OF MORTGAGE ASSETS

                               Daiwa Finance Corp.

                             MORTGAGE ASSET SCHEDULE


    Loan Number       Mortgage        Mortgage     Section of                      Original
  (corresponding        Asset         Property       Housing       GNMA Pool       Principal             Cut-Off Date      Lien
  to Prospectus)        Type            Type           Act          Number          Balance                 Balance      Position
  --------------      --------        --------     ----------      ---------       ---------             ------------    --------
         1*             GNMA        Multifamily       223f         402308PL     $12,583,228.00          $12,441,203.24     First
         3              GNMA          Nursing         223a7        436933PL     $11,040,700.00          $11,030,669.86     First

         7               FHA          Nursing         223a7           N/A        $7,942,900.00           $7,938,262.27     First
         9               FHA        Multifamily       223f            N/A        $7,800,100.00           $7,790,441.85     First
        11               FHA          Nursing         223f            N/A        $7,402,500.00           $7,396,846.53     First
        15              GNMA        Multifamily       223f         429325PL      $5,450,000.00           $5,442,661.96     First
        18               FHA        Multifamily       221d4           N/A        $4,943,000.00           $4,937,835.39     First
        20               FHA          Nursing          232            N/A        $4,549,445.00           $4,483,182.91     First

        21               FHA        Multifamily       223f            N/A        $4,505,000.00           $4,458,246.24     First
        22               FHA          Nursing         223f            N/A        $3,995,000.00           $3,990,142.49     First
        25               FHA        Multifamily       221d4           N/A        $3,813,200.00           $3,808,907.19     First
        26              GNMA        Multifamily       223f         372752PL      $3,758,600.00           $3,755,508.03     First
        29               FHA          Nursing         223f            N/A        $3,478,200.00           $3,475,510.39     First
        33              GNMA        Multifamily       223f         420201PN      $2,919,000.00           $2,916,367.21     First
        34               FHA        Multifamily       223f            N/A        $2,899,500.00           $2,899,500.00     First
        39               FHA          Nursing         223f            N/A        $2,701,300.00           $2,698,015.51     First
        42              GNMA        Multifamily       241f         378387PN      $2,392,800.00           $2,377,104.74    Second
        43               FHA          Nursing          232            N/A        $2,212,800.00           $2,208,574.32     First
        44               FHA        Multifamily       221d4           N/A        $2,205,000.00           $2,195,585.18     First
        45               FHA          Nursing          232            N/A        $2,187,200.00           $2,181,057.78     First
        46               FHA          Nursing          232            N/A        $2,160,000.00           $2,149,274.05     First
        47               FHA          Nursing         223f            N/A        $2,125,000.00           $2,122,416.20     First
        50              GNMA        Multifamily       223f         414001PL      $1,755,200.00           $1,754,051.85     First
        51               FHA        Multifamily       221d4           N/A        $1,738,900.00           $1,724,783.37     First
        53               FHA          Nursing          232            N/A        $1,709,100.00           $1,706,846.35     First
        55              GNMA        Multifamily       241f         378389PN      $1,707,700.00           $1,685,622.50    Second
        56               FHA          Nursing         223d            N/A        $1,655,000.00           $1,654,033.67    Second
        57              GNMA        Multifamily       223a7        420200PN      $1,624,500.00           $1,621,888.79     First
        58               FHA        Multifamily       223f            N/A        $1,568,500.00           $1,548,123.01     First
        60               FHA          Nursing         223f            N/A        $1,421,600.00           $1,419,871.50     First
        61              GNMA        Multifamily       223f         432832PL      $1,348,600.00           $1,347,420.26     First

        63               FHA        Multifamily        241            N/A        $1,302,400.00           $1,296,916.66    Second
                         FHA        Multifamily       223f            N/A        $1,139,700.00           $1,129,714.75     First
        64
        65              GNMA        Multifamily       221d4        373433PN      $1,053,900.00           $1,044,232.69     First




    Loan Number
  (corresponding     Mortgage      Net Asset       Servicing        First Due         Stated
  to Prospectus)       Rate          Ratio         Fee Rate           Date         Maturity Date
  --------------       ----          -----         --------           ----         -------------
         1*           8.375%        8.105%           0.270%         11/01/94         10/15/29
         3            8.450%        8.180%           0.270%         11/01/96         02/15/30

         7            8.500%        8.305%           0.195%         11/01/96         12/01/34
         9            8.250%        8.045%           0.205%         10/01/96         09/01/31
        11            8.550%        8.355%           0.195%         11/01/96         10/01/31
        15            8.000%        7.730%           0.270%         11/01/96         10/15/26
        18            9.125%        8.910%           0.215%         08/01/96         07/01/36
        20            9.000%        8.820%           0.180%         09/01/94         03/01/26

        21            8.900%        8.680%           0.220%         10/01/94         09/01/29
        22            8.500%        8.305%           0.195%         11/01/96         10/01/26
        25            9.500%        9.305%           0.195%         07/01/96         06/01/36
        26            8.250%        7.980%           0.270%         11/01/96         10/15/31
        29            8.500%        8.305%           0.195%         11/01/96         10/01/31
        33            7.875%        7.605%           0.270%         10/01/96         10/15/31
        34            8.125%        7.785%           0.340%         12/01/96         12/01/31
        39            8.500%        8.305%           0.195%         11/01/96         10/01/26
        42            8.750%        8.355%           0.395%         11/01/94         10/15/34
        43            9.125%        8.930%           0.195%         04/01/96         03/01/36
        44            9.250%        9.055%           0.195%         05/01/95         04/01/35
        45           10.000%        9.180%           0.820%         05/01/96         10/01/28
        46            9.750%        9.555%           0.195%         03/01/96         11/01/25
        47            8.500%        8.305%           0.195%         11/01/96         10/01/26
        50            8.125%        7.855%           0.270%         11/01/96         11/15/26
        51            9.500%        8.910%           0.590%         11/01/93         10/01/33
        53            9.500%        9.230%           0.270%         06/01/96         05/01/36
        55            9.000%        8.605%           0.395%         05/01/95         04/15/24
        56            8.500%        8.305%           0.195%         11/01/96         12/01/34
        57            7.750%        7.480%           0.270%         10/01/96         01/15/30
        58            9.250%        9.055%           0.195%         02/01/95         01/01/25
        60            8.500%        8.305%           0.195%         11/01/96         10/01/26
        61            8.000%        7.730%           0.270%         10/01/96         10/15/31
        63           10.000%        9.805%           0.195%         01/01/96         08/01/28
                      9.250%        8.930%           0.320%         12/01/94         11/01/29
        64
        65            8.950%        8.680%           0.270%         09/01/94         07/15/30

                               Daiwa Finance Corp.

                             MORTGAGE ASSET SCHEDULE


    Loan Number       Mortgage        Mortgage     Section of                      Original
  (corresponding        Asset         Property       Housing       GNMA Pool       Principal             Cut-Off Date      Lien
  to Prospectus)        Type            Type           Act          Number          Balance                 Balance      Position
  --------------      --------        --------     ----------      ---------       ---------             ------------    --------
        66               FHA        Multifamily       223f            N/A        $1,020,000.00           $1,012,990.69     First
        67               FHA        Multifamily       223f            N/A          $907,600.00             $901,698.13     First
        68               FHA          Nursing          232            N/A          $859,700.00             $857,717.45     First
        70               FHA          Nursing          232            N/A          $798,300.00             $796,134.95     First
        72               FHA          Nursing         223f            N/A          $765,000.00             $760,678.31     First
        73               FHA          Nursing          241            N/A          $700,000.00             $699,826.43    Second
        75              GNMA        Multifamily       241f         394108PL        $627,000.00             $623,332.08    Second
        76               FHA          Nursing         223d            N/A          $584,400.00             $581,345.23    Second
        77               FHA        Multifamily       241f            N/A          $557,500.00             $550,974.33    Second
        78               FHA        Multifamily       241f            N/A          $484,000.00             $482,682.61    Second
        79               FHA        Multifamily       223f            N/A          $480,800.00             $476,358.02     First
        80               FHA        Multifamily       241f            N/A          $310,000.00             $307,793.06    Second
        81               FHA        Multifamily       241f            N/A          $175,600.00             $174,827.00    Second
                                                                               ----------------------------------------
                                                                               $129,359,473.00         $128,857,177.03
                                                                               ========================================

    Loan Number
  (corresponding     Mortgage      Net Asset       Servicing        First Due         Stated
  to Prospectus)       Rate          Ratio         Fee Rate           Date         Maturity Date
  --------------       ----          -----         --------           ----         -------------
        66            9.250%        9.055%           0.195%         05/01/95         04/01/30
        67            9.250%        8.930%           0.320%         06/01/95         05/01/30
        68            9.500%        9.180%           0.320%         01/01/96         12/01/35
        70            9.500%        9.180%           0.320%         11/01/95         10/01/35
        72            8.500%        8.180%           0.320%         11/01/95         10/01/30
        73            8.750%        8.545%           0.205%         12/01/96         01/01/36
        75            9.000%        8.480%           0.520%         12/01/94         11/15/34
        76            8.500%        7.920%           0.580%         12/01/95         11/01/30
        77            9.250%        9.055%           0.195%         12/01/94         11/01/26
        78            8.625%        8.430%           0.195%         02/01/96         01/01/36
        79            8.500%        8.160%           0.340%         11/01/96         10/01/07
        80            8.750%        8.555%           0.195%         09/01/94         08/01/34
        81            9.500%        9.305%           0.195%         03/01/95         02/01/35



Total Number of Loans = 47

Definitions
-----------
FHA - FHA Project Loan
GNMA = GNMA Pool
Nursing = Nursing Facility
N/A = Not Applicable
N/AV = Not Available
U/W = Underwriting Report

Lockout Date = In accordance with Mortgage Note and HUD regulations, loan is locked out prior to this date.

Lockout Penalties of 5, 4, 3, 2, 1 = 5% declining 1% per year until zero.

Date of NOI = Last day of fiscal year for which NOI was being calculated. If financial statements were not available, HUD underwriting reports were utilized.

* The original and current principal balance for Loan No. 1 represents approximately 46% of GNMA pool with an original balance or $27,538,200.00. All numbers relating to debt service and NOI were calculated based on entire loan.

                               Daiwa Finance Corp.

                             MORTGAGE ASSET SCHEDULE


   Loan Number                                                                     Prepayment Provisions
  (corresponding       Remaining Term to                                        -----------------------------
        to              Stated Maturity          Debenture        Retained       Lockout         Penalties
   Prospectus)            (in Months)              Rate          Yield Rate       Date          (thereafter)          City
   -----------            -----------              ----          ----------       ----          ------------          ----

        1*                    394                   N/A             0.00%       10/01/99         5,4,3,2,1       Virginia Beach
        3                     398                   N/A             0.00%         None        7% till 11-1-01    Voorhees
                                                                                               then 5,4,3,2,1
        7                     456                  7.250%           0.00%       11/01/01            None         Brighton
        9                     417                  7.250%           0.00%       08/31/06            None         Erwin
        11                    418                  7.250%           0.00%       09/26/06            None         Mt. Vernon
        15                    358                   N/A             0.00%       10/01/96         5,4,3,2,1       Lafayette
        18                    475                  8.375%           0.00%       11/01/01         5,4,3,2,1       Killeen
        20                    351                 11.500%           2.50%       07/01/94       10% declining     Westfield
                                                                                                1/2% per year
        21                    393                  7.750%           0.00%       09/01/99            None         Sierra Vista
        22                    358                  7.250%           0.00%       10/01/01         5,4,3,2,1       Greenville
        25                    474                  7.750%           0.00%       02/08/01         5,4,3,2,1       La Porte
        26                    418                   N/A             0.00%       11/01/06            None         Texas City
        29                    418                  7.250%           0.00%       10/01/01         5,4,3,2,1       Big Rapids
        33                    418                   N/A             0.00%       11/01/01         5,4,3,2,1       East Haven
        34                    419                  7.250%           0.00%       01/01/02         5,4,3,2,1       San Bernardino
        39                    358                  7.250%           0.00%       10/01/01         5,4,3,2,1       E. Lansing
        42                    454                   N/A             0.00%       09/30/04            None         Naugatuck
        43                    471                  8.375%           0.00%       01/01/01         5,4,3,2,1       Montrose
        44                    460                  8.375%           0.00%       03/08/00         5,4,3,2,1       Chicago
        45                    382                  7.750%           0.00%       07/28/00         5,4,3,2,1       Keysville
        46                    347                  8.375%           0.00%       12/01/00         5,4,3,2,1       Muskegon
        47                    358                  7.250%           0.00%       10/01/01         5,4,3,2,1       Litchfield
        50                    359                   N/A             0.00%       10/01/01         5,4,3,2,1       Spring Valley
        51                    442                  8.000%           0.00%       11/01/03            None         Duluth
        53                    473                  8.375%           0.00%       06/01/01         5,4,3,2,1       Lancaster
        55                    328                   N/A             0.00%       05/01/00         5,4,3,2,1       Cumberland
        56                    456                  7.250%           0.00%       11/01/01            None         Brighton
        57                    397                   N/A             0.00%       10/01/01         5,4,3,2,1       Miami Twnshp.
        58                    337                  7.750%           0.00%       01/01/00         5,4,3,2,1       Waterbury
        60                    358                  7.250%           0.00%       10/01/01         5,4,3,2,1       Zeeland
        61                    418                   N/A             0.00%       10/01/06            None         Burnsville
        63                    380                  8.375%           0.00%       11/01/00         5,4,3,2,1       Lexington
        64                    395                  7.750%           0.00%       11/01/99         5,4,3,2,1       Reynoldsburg
        65                    403                   N/A             0.00%       11/01/04            None         New Hope
        66                    400                  8.375%           0.00%       04/01/00         5,4,3,2,1       Biddeford


   Loan Number                                           Cut-Off Debt
  (corresponding                                            Service
        to                             Annual Debt         Coverage
   Prospectus)        State             Service             Ratio           NOI        Date of NOI
   -----------        -----             -------             -----           ---        -----------

        1*              VA            $2,437,655.00         1.17       $2,854,403.00     12/31/95
        3               NJ              $992,909.00         1.34       $1,330,613.00     12/31/95
        7               MA            $1,011,163.00         1.19       $1,011,163.00     U/W 1996
        9               NY              $681,876.00         1.53       $1,045,944.00     U/W 1996
        11              IL              $666,714.00         1.23        $822,500.00      U/W 1996
        15              IN              $479,882.00         1.30        $625,472.00      U/W 1996
        18              TX              $463,257.00         1.17        $542,367.00      U/W 1995
        20              NY              $435,077.00         1.90        $826,616.00      U/W 1994
        21              AZ              $419,790.00         1.33        $556,900.00      U/W 1994
        22              MI              $368,617.00         1.36        $500,520.00      U/W 1996
        25              TX              $370,671.00         1.17        $433,060.00      U/W 1994
        26              TX              $328,573.00         1.40        $459,304.00      U/W 1996
        29              MI              $311,728.00         1.55        $483,120.00      U/W 1996
        33              CT              $245,507.00         1.62        $397,369.00      U/W 1996
        34              CA              $250,294.00         1.32        $330,891.00      U/W 1996
        39              MI              $249,248.00         1.78        $444,866.00      U/W 1996
        42              CT              $215,975.00         N/AV               N/AV        N/AV
        43              MI              $207,383.00         1.27        $264,120.00      U/W 1995
        44              IL              $209,209.00         1.17        $244,714.00      U/W 1995
        45              GA              $227,667.00         1.20        $273,087.00      U/W 1994
        46              MI              $223,007.00         1.40        $312,225.00      U/W 1994
        47              MI              $196,073.00         1.28        $250,047.00      U/W 1996
        50              CA              $156,185.00         1.25        $195,120.00      U/W 1996
        51              MN              $169,034.00         1.17        $197,486.00      U/W 1992
        53              OH              $166,137.00         1.29        $213,635.00      U/W 1995
        55              MD              $164,197.00         N/AV               N/AV        N/AV
        56              MA              $146,452.00         N/AV       $1,011,163.00     U/W 1996
        57              OH              $136,276.00         1.44        $196,129.00      U/W 1996
        58              CT              $154,844.00         1.24        $191,401.00      U/W 1994
        60              MI              $131,170.00         1.32        $172,480.00      U/W 1996
        61              MN              $114,893.00         1.32        $151,891.00      U/W 1996
        63              KY              $135,477.00         N/AV               N/AV        N/AV
        64              OH              $109,787.00         1.24        $135,876.00      U/W 1994
        65              AL               $98,352.00         1.33        $130,878.00      U/W 1994
        66              ME               $98,256.00         1.37        $134,338.00      U/W 1995

                               Daiwa Finance Corp.

                             MORTGAGE ASSET SCHEDULE

   Loan Number                                                                     Prepayment Provisions
  (corresponding       Remaining Term to                                        -----------------------------
        to              Stated Maturity          Debenture        Retained       Lockout         Penalties
   Prospectus)            (in Months)              Rate          Yield Rate       Date          (thereafter)          City
   -----------            -----------              ----          ----------       ----          ------------          ----
        67                    401                  8.375%           0.00%       05/01/00         5,4,3,2,1       Cuyahoga Falls
        68                    468                  7.750%           0.00%       01/01/01         5,4,3,2,1       Wash. Crthse.
        70                    466                  7.750%           0.00%       11/01/00         5,4,3,2,1       Marysville
        72                    406                  7.250%           0.00%       11/01/00         5,4,3,2,1       Marysville
        73                    469                  7.250%           0.00%       11/01/06            None         Stamford
        75                    455                   N/A             0.00%       11/01/04            None         Excelsior
        76                    407                  7.250%           0.00%       11/01/05            None         Topsham
        77                    359                  7.750%           0.00%       11/30/99         5,4,3,2,1       Grand Island
        78                    469                  7.250%           0.00%       12/12/00         5,4,3,2,1       Los Angeles
        79                    130                  7.250%           0.00%       11/01/01            None         Irving
        80                    452                  7.750%           0.00%       07/23/99         5,4,3,2,1       Ashland
        81                    458                  8.375%           0.00%       01/27/05            None         Ashland

   Loan Number                                          Cut-Off Debt
  (corresponding                                           Service
        to                            Annual Debt         Coverage
   Prospectus)       State             Service             Ratio           NOI        Date of NOI
   -----------       -----             -------             -----           ---        -----------
        67             OH               $87,428.00         1.24        $108,204.00      U/W 1995
        68             OH               $83,569.00         1.27        $106,132.00      U/W 1994
        70             OH               $77,601.00         1.19         $92,559.00      U/W 1994
        72             OH               $68,562.00         1.31         $89,709.00      U/W 1995
        73             NY               $63,333.00         N/AV               N/AV        N/AV
        75             MO               $56,593.00         N/AV               N/AV        N/AV
        76             ME               $52,376.00         N/AV               N/AV        N/AV
        77             NE               $54,421.00         N/AV               N/AV        N/AV
        78             CA               $43,131.00         N/AV               N/AV        N/AV
        79             TX               $67,426.00         1.08         $72,541.00      U/W 1996
        80             OR               $27,981.00         N/AV               N/AV        N/AV
        81             OR               $17,070.00         N/AV               N/AV        N/AV






Total Number of Loans = 47

Definitions
-----------
FHA = FHA Project Loan
GNMA = GNMA Pool
Nursing = Nursing Facility
N/A = Not Applicable
N/AV = Not Available
U/W = Underwriting Report

Lockout Date = In accordance with Mortgage Note and HUD regulations, loan is locked out prior to this date.

Lockout Penalties of 5,4,3,2,1 = 5% declining 1% per year until zero.

Date of NOI = Last day of fiscal year for which NOI was being calculated. If financial statements were not available, HUD underwriting reports were utilized.

*The original and current principal balance for Loan No. 1 represents approximately 46% of a GNMA pool with an original balance of $27,538,200.00. All numbers relating to debt service and NOI were calculated based on entire loan.

Greystone Loan Schedule

                (I)          (II)            (III)           (IV)             (V)            (VI)           (VII)       (VIII)
                ---          ----            -----           ----             ---            ----           -----       ------


                           Property       Section of         GNMA          Original         Cut-Off         Lien       Mortgage
     #         Type          Type         Housing Act     Pool Number       Balance         Balance       Position       Rate
-----------------------------------------------------------------------------------------------------------------------------------
     2          FHA    Multifamily       207               101-11023      11,503,900.00   11,238,870.62     First          8.600%
     4          FHA    Multifamily       221(d)4           012-35203       9,879,400.00    9,021,896.41     First          9.500%
     5          FHA    Multifamily       223(e)            012-57014       9,236,700.00    8,187,273.54     First          8.500%
     6          FHA    Multifamily       220               017-32023       8,116,378.00    8,075,289.33     First          7.500%
     8          FHA    Multifamily       220               012-32188       8,734,900.00    7,879,950.96     First          9.000%
     10        GNMA    Multifamily       223(f)             413874         7,609,700.00    7,577,130.35     First          7.750%
     12        GNMA    Nursing Facility  232                157013         6,559,300.00    6,557,351.99     First          7.875%
     13         FHA    Nursing Facility  223(f)            024-43059       5,943,500.00    5,924,426.63     First          7.875%
     14        GNMA    Multifamily       223(f)             382270         5,649,100.00    5,511,712.40     First          8.375%
     16        GNMA    Multifamily       223(f)             419430         5,047,300.00    5,047,300.00     First          7.875%
     17         FHA    Multifamily       223(f)            133-11012       5,015,000.00    5,002,528.51     First          8.275%
     19         FHA    Nursing Facility  223(f)            024-43060       4,734,200.00    4,758,879.05     First          7.875%
     23         FHA    Nursing Facility  223(f)            042-43122       4,004,700.00    3,980,953.75     First          8.300%
     24         FHA    Multifamily       2223(f)           067-11058       3,867,500.00    3,838,016.35     First          8.825%
     27         FHA    Multifamily       221(d)4           114-35324       3,850,000.00    3,687,868.23     First          9.750%
     28         FHA    Multifamily       221(d)4           012-35281       4,459,300.00    3,485,858.44     First          9.500%
     30         FHA    Nursing Facility  232               042-43084       3,434,200.00    3,398,410.30     First         10.500%
     31         FHA    Multifamily       223(f)            000-94033       3,337,680.79    3,313,791.33     First          8.250%
     32         FHA    Multifamily       223(a)7           012-35639       2,990,100.00    2,930,412.99     First          8.500%
     35        GNMA    Multifamily       223(a)7            181119         2,892,800.00    2,856,635.08     First          8.450%
     36         FHA    Nursing Facility  223(f)            091-22001       2,837,900.00    2,836,736.71     First          8.250%
     37         FHA    Nursing Facility  223(f)            091-22003       2,779,800.00    2,778,660.53     First          8.250%
     38         FHA    Nursing Facility  223(f)            091-22002       2,750,400.00    2,749,272.58     First          8.250%
     40         FHA    Multifamily       223(f)            133-11010       2,465,000.00    2,458,869.91     First          8.275%
     41         FHA    Nursing Facility  232               047-43062       2,562,400.00    2,441,713.46     First          9.750%
     48        GNMA    Nursing Facility  223(f)             436930         1,829,800.00    1,826,768.71     First          8.250%
     49         FHA    Nursing Facility  232               042-43086       1,806,200.00    1,792,587.20     First         10.500%
     52         FHA    Multifamily       223(f)            044-94005       1,725,000.00    1,709,275.94     First          8.875%
     54         FHA    Nursing Facility  232               042-43087       1,715,600.00    1,702,543.25     First         10.500%
     59        GNMA    Multifamily       223(a)7            427643         1,506,400.00    1,500,220.30     First          8.250%
     62         FHA    Multifamily       221(d)4           053-35553       1,354,300.00    1,304,408.10     First          8.000%
     69         FHA    Multifamily       223(f)            133-11011         844,000.00      841,901.08     First          8.275%
     71        GNMA    Multifamily       223(f)             285711           819,796.00      792,721.81     First          7.900%
     74         FHA    Multifamily       241               051-10004         660,100.00      643,050.76    Second         10.250%

              (IX)         (X)           (XI)          (XII)        (XIII)        (XIV)        (XV)
              ----         ---           ----          -----        ------        -----        ----
                                                                  Remaining
                        Servicing       First         Stated       Term to         FHA       Retained
            Net Asset      Fee        Scheduled      Maturity       Stated      Debenture      Yield
     #        Rate         Rate        Due Date        Date        Maturity       Rate         Rate
--------------------------------------------------------------------------------------------------------
     2           8.405%     0.175%      1/1/97            9/1/27     369             8.500%
     4           9.305%     0.175%      1/1/97            3/1/21     291             7.750%
     5           8.360%     0.120%      1/1/97            2/1/21     290             7.125%
     6           7.380%     0.100%      1/1/97           11/1/29     395            11.625%      4.125%
     8           8.805%     0.175%      1/1/97            6/1/20     282             7.250%
     10          7.355%     0.000%      1/1/97            3/1/31     411               N/A
     12          7.605%     0.000%      1/1/97           11/1/36     479               N/A
     13          7.680%     0.175%      1/1/97            5/1/31     413             6.500%
     14          7.980%     0.000%      1/1/97            4/1/23     316               N/A
     16          7.605%     0.000%      1/1/97           12/1/31     420               N/A
     17          8.055%     0.200%      1/1/97            6/1/31     414             6.500%
     19          7.680%     0.175%      1/1/97            5/1/31     413             6.500%
     23          7.930%     0.350%      1/1/97            8/1/30     404             8.375%      0.075%
     24          8.630%     0.175%      1/1/97            4/1/30     400             8.375%
     27          9.610%     0.120%      1/1/97            6/1/25     342            10.125%      0.375%
     28          9.305%     0.175%      1/1/97           12/1/20     288             7.750%
     30         10.330%     0.150%      1/1/97           12/1/31     420             9.000%
     31          8.130%     0.100%      1/1/97            6/1/21     294            10.250%      2.000%
     32          8.180%     0.300%      1/1/97           10/1/23     322             7.250%
     35          8.180%     0.000%      1/1/97           7/15/29     391               N/A
     36          7.930%     0.300%      1/1/97           11/1/31     419             7.250%
     37          7.930%     0.300%      1/1/97           11/1/31     419             7.250%
     38          7.930%     0.300%      1/1/97           11/1/31     419             7.250%
     40          8.055%     0.200%      1/1/97            6/1/31     414             6.500%
     41          9.055%     0.675%      1/1/97           11/1/17     251             8.000%
     48          7.980%     0.000%      1/1/97           8/15/31     416               N/A
     49         10.305%     0.175%      1/1/97            6/1/32     426             9.000%
     52          8.555%     0.300%      1/1/97            5/1/22     305             8.000%
     54         10.305%     0.175%      1/1/97            5/1/32     425             9.000%
     59          7.980%     0.000%      1/1/97           11/1/25     347               N/A
     62          7.805%     0.175%      1/1/97            9/1/27     369            10.250%      2.250%
     69          8.055%     0.200%      1/1/97            6/1/31     414             6.500%
     71          7.630%     0.000%      1/1/97           12/1/21     300               N/A
     74          9.930%     0.300%      1/1/97           12/1/27     372            10.250%

Greystone Loan Schedule

                         (XVI)                        (XVII)                  (XVIII)       (XIX)         (XX)            (XXI)
                                                                              Annual       Cut-Off                         NOI
#                Prepayment Provision                  City    State       Debt Service      DSCR          NOI            Date
-----------------------------------------------------------------------------------------------------------------------------------

2   L(0.67)                                  Aurora             CO             1,041,212       1.79       1,865,539       FY'96
4   0.750%(.75)...0.125%(1)                  New York           NY               960,351       1.07       1,029,957       FY'94
5   0.750%(0.5)...0.125%(1)                  New York           NY               812,564       1.33       1,076,996       FY'95
6   L(9.25)                                  Hartford           CT               662,158       0.99         657,598       FY'95
8   0.75%(0.17)...0.125%(1)                  New York           NY               808,532       1.60       1,290,361       FY'95
10  L(4.25),5%(1),4%(1),3%(1),2%(1),1%(1)    Atlanta            GA               673,601       1.60       1,076,744       FY'95
12  L(9.92)                                  Atlanta            PA               539,921       1.41         760,000        U/W
13  L(4.33),5%(1),4%(1),3%(1),2%(1),1%(1)    Dover              NH               500,110       1.67         835,232        U/W
14  L(2.33),5%(1),4%(1),3%(1),2%(1),1%(1)    Austintown         OH                  N/A         N/A           N/A          N/A
16  L(5),5%(1),4%(1),3%(1),2%(1),1%(1)       Blacksburg         VA                  N/A         N/A           N/A          N/A
17  L(4.42),5%(1),4%(1),3%(1),2%(1),1%(1)    Lubbock            TX                  N/A         N/A           N/A          N/A
19  L(4.33),5%(1),4%(1),3%(1),2%(1),1%(1)    Exeter             NH               401,720       1.67         670,912        U/W
23  L(3.67),5%(1),4%(1),3%(1),2%(1),1%(1)    Tallonadge         OH               351,847       1.59         559,357       FY'95
24  L(3.25),5%(1),4%(1),3%(1),2%(1),1%(1)    Merritt Island     FL               357,793       1.32         473,165        U/W
27  1.375%(1.0)...0.125%(1)                  Port Arthur        TX                  N/A         N/A           N/A          N/A
28  0.750%(1)...0.125%(1)                    New York           NY               449,721       1.75         788,156       FY'95
30  L(5)                                     Navarre            OH               366,183       1.61         590,711       FY'95
31  L(9.42)                                  Suitland           MD               315,475       0.44         137,247       FY'96
32  L(4.00)                                  Brooklyn           NY               311,556       1.50         468,370       FY'95
35  L(2.58),5%(1),4%(1),3%(1),2%(1),1%(1)    Laurel             MD                  N/A         N/A           N/A          N/A
36  L(4.83),5%(1),4%(1),3%(1),2%(1),1%(1)    Rapid City         SD               248,086       2.68         663,956        U/W
37  L(4.83),5%(1),4%(1),3%(1),2%(1),1%(1)    Pierre             SD               243,007       2.43         590,151        U/W
38  L(4.83),5%(1),4%(1),3%(1),2%(1),1%(1)    Rapid City         SD               240,437       2.19         526,511        U/W
40  L(4.42),5%(1),4%(1),3%(1),2%(1),1%(1)    Lubbock            TX                  N/A         N/A           N/A          N/A
41  L(0.58),5%(1),4%(1),3%(1),2%(1),1%(1)    Manistee           MI               274,014       1.39         381,959       FY'94
48  L(4.58),5%(1),4%(1),3%(1),2%(1),1%(1)    Lonacering         MD               159,959       2.00         320,223        U/W
49  L(5.5)                                   Wadsworth          OH               192,981       1.37         264,706       FY'95
52  L(0.08),3%(1),2%(1),1%(1)                Detroit            MI               169,622       0.97         164,239       FY'94
54  L(5.42)                                  Plain Township     OH               183,329       1.16         212,135       FY'95
59  L(4.42),5%(1),4%(1),3%(1),2%(1),1%(1)    Amherst            MA               136,427       1.42         194,328       FY'95
62  L(7)                                     Clayton            NC               114,199       1.25         142,222       FY'95
69  L(4.42),5%(1),4%(1),3%(1),2%(1),1%(1)    Lubbock            TX                73,967       1.37         101,609        U/W
71  2%(1),1%(1)                              Philadelphia       PA                72,791       1.27          92,115       FY'95
74  1.0%(0.83)                               Roanoke            VA               240,145       1.84         442,210       FY'95

                                   EXHIBIT C

                       FORM OF CERTIFICATION OF TRUSTEE

                                                         ___________ ___, 19__

American Southwest Financial
 Securities Corporation
2390 East Camelback Road, Suite 225
Phoenix, Arizona 85016

Daiwa Securities America Inc.
32 Old Slip-12th Floor
New York, New York 10005

Greystone Funding Corporation
98 Alexandria Pike
Warrenton, Virginia  22186

Greystone Servicing Corporation, Inc.
98 Alexandria Pike
Warrenton, Virginia  22186

            Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1
                  ---------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the related Mortgage Asset Schedule, it has reviewed the Mortgage File and has determined that (i) those items specified in clauses (i), (ii) and (iv) of the definition of Mortgage File (subject to those exceptions listed in the Schedule of Exceptions) are in its possession,
(ii) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered and such documents relate to such Mortgage Loan, (iii) further acknowledges receipt of the GNMA Certificates listed on the Mortgage Asset Schedule. The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used herein without definition have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      LASALLE NATIONAL BANK, as Trustee


                                      By:________________________________
                                      Name:
                                      Title:

                                  EXHIBIT D-1

                   FORM OF TRANSFEROR REPRESENTATION LETTER


                                            __________ ___, 19__


American Southwest Financial
 Securities Corporation
__________________________
__________________________
__________________________


LaSalle National Bank
135 South LaSalle Street
Suite 200
Chicago, Illinois 60603-4107

            Re: American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 Class [B] [R-I] [R-II] [R-III] [, having an initial Certificate Principal Balance as of December __, 1996 (the "Closing Date") of $___________] [evidencing a ____% Percentage Interest in the related Class]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            Reference is made to the sale by __________ (the "Transferor") to _____________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996 among American Southwest Financial Securities Corporation, as depositor (the "Depositor"), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers"), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

            1. The Transferor is the lawful owner of the Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or would require registration or qualification pursuant thereto.

                                            Very truly yours,

                                            ______________________________
                                            (Transferor)


                                            By:
                                            Name:
                                            Title:



                                    D-1-2

                                  EXHIBIT D-2

                   FORM OF TRANSFEREE REPRESENTATION LETTER

                                            __________ ____, 19____


American Southwest Financial
 Securities Corporation
__________________________
__________________________
__________________________


LaSalle National Bank
135 South LaSalle Street
Suite 200
Chicago, Illinois  60603-4107

                    Re: American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificate, Series 1996-FHA1, Class [B] [R-I] [R-II] [R-III], [having an initial principal amount as of December __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]
                          ------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among American Southwest Financial Securities Corporation, as depositor (the "Depositor"), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer"), Greystone Funding Corporation and Daiwa Finance Corp., as sellers (the "Sellers"), and LaSalle National Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to, and covenants with, the Depositor, the Trustee and the Transferor, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that it may not sell or otherwise transfer the Certificate or any interest therein, except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            3. The Transferee has been furnished with all information regarding
      (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement and (d) any credit enhancement mechanism associated with the Certificate, that it has requested.


                                       Very truly yours,


                                       ______________________________
                                       (Transferee)
                                       By:
                                       Name:
                                       Title:


                                    D-2-2

                                                        ANNEX 1 TO EXHIBIT D-2

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), [name of Trustee], as Trustee, and American Southwest Financial Securities Corporation, as Depositor, with respect to the commercial mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because
(i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

--------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        ___   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

        ___   Broker-dealer.  The Transferee is a dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___ Investment Adviser. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
              (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___   ___         Will the Transferee be purchasing the Certificate
        Yes   No          only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                            Print Name of Transferee

                                            By:
                                            Name:
                                            Title:
                                            Date:

                                                        ANNEX 2 TO EXHIBIT D-2

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), [name of Trustee], as Trustee, and American Southwest Financial Securities Corporation, as Depositor, with respect to the commercial mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____        Will the Transferee be purchasing the Certificate
            Yes   No          only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            Print Name of Transferee or Adviser

                                            By:
                                            Name:
                                            Title:

                                            IF AN ADVISER:

                                            Print Name of Transferee

                                            Date

                                   EXHIBIT E

                         FORM OF ERISA REPRESENTATION

          Certain American Southwest Financial Securities Corporation
   Series 1996-FHA1, Class __, Commercial Mortgage Pass-Through Certificates

            The undersigned (the "Transferee"), intends to acquire the securities described above (the "Certificates") from ______________ (the "Transferor") on _____________________ (the "Acquisition Date").

            Reference is made to the Pooling and Servicing Agreement, dated as of December 1, 1996, by and among American Southwest Financial Securities Corporation, as depositor (the "Depositor"), Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer"), Greystone Funding Corporation, as seller ("Greystone Funding"), Daiwa Finance Corp., as seller ("Daiwa Finance"; Daiwa Finance and Greystone Funding, each a "Seller" and, together the "Sellers"), and LaSalle National Bank, as trustee (the "Trustee").

            The Transferee warrants and represents to, and covenants with, the Trustee, the Depositor, the Master Servicer and the Transferor that either:

            (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

            (2) The purchase of the Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source ("Source") of funds being used by the Transferee to acquire the Certificates, the Transferee is an insurance company and (i) the Source is assets of its "general account," (ii) the conditions set forth in Sections I and III of PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of the Certificates by or on behalf of the Transferee are exempt under PTCE 95-60 and (iii) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates.

            IN WITNESS WHEREOF, the Buyer has executed this document as of the Acquisition Date set forth below.

                                          [NAME OF INVESTOR]


                                          By:
                                          Name:
                                          Title:

                                  EXHIBIT F-1

               FORM OF INVESTOR TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF          )
                  : ss.:
COUNTY OF         )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Transferee], a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______________] [the United States] (the "Transferee"), which entity is acquiring record or beneficial ownership of the American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1, Class R-[I], [Class R-II and Class R-III] (the "Residual Certificates") on behalf of which he makes this affidavit and agreement.

            2. That the Transferee (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain a Permitted Transferee for so long as it retains its ownership interest in the Residual Certificate, and (iii) is acquiring the Residual Certificates for its own account or for the account of another person from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. A "Permitted Transferee" is any person other than a "disqualified organization". (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. That the Transferee is aware (i) of the tax that would be imposed on transfers of Residual Certificates to disqualified organizations under the Code; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

            4. That the Transferee is aware of the tax imposed on a "pass-through entity" holding Residual Certificates if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. That the Transferee is aware that the Trustee will not register the Transfer of any Residual Certificates unless the transferee, or the transferee's agent, delivers to it, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Transferee has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Residual Certificates were issued. The Transferee acknowledges that the transfer of the Residual Certificates is subject to the approval of the Depositor, which approval shall be at its sole discretion. The Transferee expressly agrees to be bound by and to comply with such restrictions and provisions.

            7. That the Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

            8. That the Transferee's Taxpayer Identification Number is
______________.

            9. That the Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            10. That no purpose of the Transferee relating to the purchase of the Residual Certificates by the Transferee is or will be to impede the assessment or collection of tax.

            11. That the Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Residual Certificates remain outstanding.

            12. That the Transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding.

            13. That no purpose of the Transferee relating to any sale of the Residual Certificate by the Transferee will be to impede the assessment or collection of tax.

            14. The Transferee hereby agrees to cooperate with the Trustee and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

            15. The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any portion of the Trust Fund or result in the imposition of tax on the Trust Fund unless counsel acceptable to the Trustee has provided to the Trustee, at the Transferee's expense, an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of __________, ____.


                                    [NAME OF TRANSFEREE]


                                    By:
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]


ATTEST:



[Assistant] Secretary


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of __________, ____.




                                    NOTARY PUBLIC


                                    COUNTY OF
                                    STATE OF
                                    My Commission expires the ____ day of
                                    __________, 19____.

                                  EXHIBIT F-2

                         FORM OF TRANSFER CERTIFICATE

                                          __________ ____, 19____


American Southwest Financial
 Securities Corporation
__________________________
__________________________
__________________________

LaSalle National Bank
135 South LaSalle Street
Suite 200
Chicago, Illinois  60603-4107

            Re: American Southwest Financial Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1 Class [R-I] [R-II] [R-III], evidencing a ___% Percentage Interest in the related Class
                  -------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________ (the "Seller") to __________________________________ (the
"Purchaser") of the captioned mortgage pass-through certificates (the "Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among American Southwest Financial Securities Corporation, as depositor (the "Depositor"), Greystone Servicing Corporation, Inc., as master servicer, Greystone Funding Corporation, as seller, Daiwa Finance Corp., as seller, and LaSalle National Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

            1. No purpose of the Seller relating to sale of the Certificates by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of any tax.

            2. The Seller understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as

Exhibit F-1. The Seller does not know or believe that any representation contained therein is false.

            3. The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

            4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

            5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

            6. The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

                                            Very truly yours,


                                            ____________________________________
                                            (Seller)


                                            By:
                                            Name:
                                            Title:


                                    F-2-2

                                   EXHIBIT G

                           LETTER OF REPRESENTATIONS

                                  EXHIBIT H-1

                   FORM OF LOST NOTE AFFIDAVIT AND INDEMNITY


STATE OF           )
                   :     ss.:
COUNTY OF          )

            Greystone Funding Corporation, a Georgia corporation ("Greystone Funding"), and Greystone Servicing Corporation, Inc. (the "Master Servicer"), by their undersigned authorized representatives, hereby certify:

            1. Pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among American Southwest Financial Securities Corporation, as depositor, the Master Servicer, as master servicer, Greystone Funding, as seller, Daiwa Finance Corp., as seller, and LaSalle National Bank, as trustee, Greystone Funding and the Master Servicer are granting all of their right, title and interest in and to the Mortgage Loan identified below to the Trustee. Terms used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                    FHA Project No:
                    Project Name:
                    Location:
                    Original Principal Amount:
                    Original Mortgage Note Date:
                    Maturity Date:

            2. Greystone Funding is the beneficial owner of and the Master Servicer holds legal title to the indebtedness evidenced by the original Mortgage Note.

            3. After diligent search, Greystone Funding and the Master Servicer have been unable to locate the original Mortgage Note and believe it to be lost or misplaced.

            4. A true, complete and correct photocopy of the original Mortgage
Note is attached hereto.

            5. If at any time Greystone Funding or the Master Servicer locates the original Mortgage Note, such party shall endorse such original Mortgage Note in blank for transfer to the Trustee and shall promptly deliver the original Mortgage Note, so endorsed, to the Trustee or its designee.


            6. Greystone Funding hereby indemnifies and holds harmless the Trustee, the Certificateholders and the Depositor and their respective successors and assigns against any losses, costs, or charges whatsoever, including attorney's fees, which may be sustained by the Trustee, the Certificateholders or the Depositor as a result of the loss of the original Mortgage Note.

            7. This Lost Note Affidavit and Indemnity shall inure to the benefit of the Trustee, the Certificateholders, the Depositor and their respective successors and permitted assigns.

                                            GREYSTONE FUNDING
                                            CORPORATION



                                            By: ______________________________
                                            Name:
                                            Title:


                                            GREYSTONE SERVICING
                                            CORPORATION, INC.



                                            By: ______________________________
                                            Name:
                                            Title:


Subscribed and Sworn to before me
this ____ day of December, 1996


_________________________________
          Notary Public

                                  EXHIBIT H-2

                   FORM OF LOST NOTE AFFIDAVIT AND INDEMNITY


STATE OF           )
                   :     ss.:
COUNTY OF          )

            Daiwa Finance Corp., a New York corporation ("Daiwa Finance"), and the Daiwa Titleholders (the "Daiwa Titleholders"), by their undersigned authorized representatives, hereby certify:

            1. Pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among American Southwest Financial Securities Corporation, as depositor, Greystone Servicing Corporation, Inc., as master servicer, Greystone Funding, as seller, Daiwa Finance, as seller, and LaSalle National Bank, as trustee, Daiwa Finance and the Daiwa Titleholders are granting all of their right, title and interest in and to the Mortgage Loan identified below to the Trustee. Terms used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                    FHA Project No:
                    Project Name:
                    Location:
                    Original Principal Amount:
                    Original Mortgage Note Date:
                    Maturity Date:

            2. Daiwa Finance is the beneficial owner of and the Daiwa Titleholders hold legal title to the indebtedness evidenced by the original Mortgage Note.

            3. After diligent search, Daiwa Finance and the Daiwa Titleholders have been unable to locate the original Mortgage Note and believe it to be lost or misplaced.

            4. A true, complete and correct photocopy of the original Mortgage
Note is attached hereto.

            5. If at any time Daiwa Finance or the Daiwa Titleholders locates the original Mortgage Note, such party shall endorse such original Mortgage Note in blank for transfer to the Trustee and shall promptly deliver the original Mortgage Note, so endorsed, to the Trustee or its designee.

            6. Daiwa Finance hereby indemnifies and holds harmless the Trustee, the Certificateholders and the Depositor and their respective successors and assigns against any losses, costs, or charges whatsoever, including attorney's fees, which may be sustained by the Trustee, the Certificateholders or the Depositor as a result of the loss of the original Mortgage Note.

            7. This Lost Note Affidavit and Indemnity shall inure to the benefit of the Trustee, the Certificateholders, the Depositor and their respective successors and permitted assigns.

                                            DAIWA FINANCE CORP.



                                            By: _____________________________
                                            Name:
                                            Title:


                                            DAIWA TITLEHOLDERS:



                                            By: _____________________________
                                            Name:
                                            Title:


Subscribed and Sworn to before me
this ____ day of December, 1996


__________________________________
          Notary Public


                                     I-2